FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226486-08

Free Writing Prospectus

Structural and Collateral Term Sheet

$900,240,222

(Approximate Initial Pool Balance)

Wells Fargo Commercial Mortgage Trust 2019-C52

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Argentic Real Estate Finance LLC

Rialto Mortgage Finance, LLC

Barclays Capital Real Estate Inc.

Ladder Capital Finance LLC

BSPRT CMBS Finance, LLC

Wells Fargo Bank, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2019-C52

July 25, 2019

WELLS FARGO SECURITIES Co-Lead Manager and Joint Bookrunner	BARCLAYS Co-Lead Manager and Joint Bookrunner

Academy Securities Co-Manager	Drexel Hamilton Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-226486) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Barclays Capital Inc., Academy Securities, Inc., Drexel Hamilton, LLC, or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C52	Transaction Highlights

A.       Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Argentic Real Estate Finance LLC	10	24	$196,152,533	21.8%
Rialto Mortgage Finance, LLC	12	13	156,301,747	17.4
Barclays Capital Real Estate Inc.	7	38	149,435,533	16.6
Ladder Capital Finance LLC	16	20	140,673,066	15.6
BSPRT CMBS Finance, LLC	9	14	131,071,354	14.6
Wells Fargo Bank, National Association	13	17	126,605,989	14.1
Total	67	126	$900,240,222	100.0%

Loan Pool:

Initial Pool Balance:	$900,240,222
Number of Mortgage Loans:	67
Average Cut-off Date Balance per Mortgage Loan:	$13,436,421
Number of Mortgaged Properties:	126
Average Cut-off Date Balance per Mortgaged Property(1):	$7,144,764
Weighted Average Mortgage Interest Rate:	4.399%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	39.2%
Weighted Average Original Term to Maturity or ARD (months):	116
Weighted Average Remaining Term to Maturity or ARD (months):	115
Weighted Average Original Amortization Term (months)(2):	357
Weighted Average Remaining Amortization Term (months)(2):	357
Weighted Average Seasoning (months):	1

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	2.14x
Weighted Average U/W Net Operating Income Debt Yield(1):	11.5%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	61.6%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	55.8%
% of Mortgage Loans with Additional Subordinate Debt(2):	9.4%
% of Mortgage Loans with Single Tenants(3):	15.9%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loans (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.
(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus.
(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C52	Characteristics of the Mortgage Pool

B.	Summary of the Whole Loans

Property Name	Mortgage Loan Seller in WFCM 2019-C52	Note(s)(1)	Original Balance	Holder of Note(1)	Lead Servicer for Whole Loan	Master Servicer Under Lead Securitization Servicing Agreement	Special Servicer Under Lead Securitization Servicing Agreement
Moffett Towers - Buildings 3 & 4	Barclays	A-1-A, A-2-A, A-3-A	$5,000,000	MFTII 2019-B3B4	No	KeyBank National Association	Situs Holdings, LLC
		A-1-B(2)	$65,000,000	Barclays Capital Real Estate Inc.	(2)
		A-1-C	$50,000,000	BANK 2019-BNK19	No
		A-1-D	$49,750,000	WFCM 2019-C52	No
		A-1-E	$25,000,000	Barclays Capital Real Estate Inc.	No
		A-2-B. A-2-C	$77,625,000	Deutsche Bank AG, New York Branch	No
		A-3-B. A-3-C	$77,625,000	Goldman Sachs Bank USA	No
		B-1, B-2, B-3(2)	$155,000,000	MFTII 2019-B3B4	Yes
SoCal Retail Portfolio-WF	AREF	A-1	$40,000,000	MSC 2019-H7	Yes	Midland Loan Services	LNR Partners, LLC
		A-2, A-7, A-8	$64,785,000	MSC 2019-H6	No
		A-3	$40,000,000	WFCM 2019-C52	No
		A-4, A-6	$50,000,000	Argentic Real Estate Finance LLC	No
		A-5	$20,000,000	MSC 2019-H7	No
Embassy Suites at Centennial Olympic Park-WF	AREF	A-1	$30,000,000	MSC 2019-H7	Yes	Midland Loan Services	LNR Partners, LLC
		A-2, A-4, A-5, A-6	$38,500,000	WFCM 2019-C52	No
		A-3	$15,000,000	MSC 2019-H7	No
Inland Life Storage Portfolio	Barclays	A-1-A	$39,505,000	KeyBank National Association	Yes	Wells Fargo Bank, National Association(3)	LNR Partners, LLC(3)
		A-1-B	$27,000,000	KeyBank National Association	No
		A-1-C	$10,000,000	KeyBank National Association	No
		A-2-A	$31,297,500	Barclays Capital Real Estate Inc.	No
		A-2-B	$31,297,500	WFCM 2019-C52	No
Renaissance Center VI	BSPRT	A-1	$22,500,000	WFCM 2019-C52	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2	$12,500,000	BBCMS 2019-C4	No
188 Spear Street	Barclays	A-1	$60,000,000	Barclays Capital Real Estate Inc	Yes	Wells Fargo Bank, National Association	C-III Asset Management LLC
		A-2	$47,000,000	WFCM 2019-C51	No
		A-3	$18,000,00	WFCM 2019-C52	No
El Con Center	RMF	A-1	$45,000,000	WFCM 2019-C51	Yes	Wells Fargo Bank, National Association	C-III Asset Management LLC
		A-2	$18,000,000	WFCM 2019-C52	No
Mount Kemble	BSPRT	A-1	$17,000,000	WFCM 2019-C52	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2	$14,000,000	BBCMS 2019-C4	No
Shetland Park	RMF	A-1	$45,000,000	WFCM 2019-C51	Yes	Wells Fargo Bank, National Association	C-III Asset Management LLC
		A-2	$13,000,000	WFCM 2019-C52	No

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C52	Characteristics of the Mortgage Pool

Property Name	Mortgage Loan Seller in WFCM 2019-C52	Note(s)(1)	Original Balance	Holder of Note(1)	Lead Servicer for Whole Loan	Master Servicer Under Lead Securitization Servicing Agreement	Special Servicer Under Lead Securitization Servicing Agreement
Smoke Tree Village and Smoke Tree Commons	RMF	A-1	$25,000,000	Rialto Mortgage Finance, LLC	Yes	Wells Fargo Bank, National Association(3)	LNR Partners, LLC(3)
		A-2	$10,000,000	WFCM 2019-C52	No
Del Mar Terrace Apartments	BSPRT	A-1	$9,500,000	WFCM 2019-C52	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2	$6,700,000	BSPRT CMBS Finance, LLC	No

(1)	Unless otherwise indicated, each note not currently held by a securitization trust is expected to be contributed to a future securitization. No assurance can be provided that any such note will not be split further.

(2)	The controlling note holder with respect to Moffett Towers – Buildings 3 & 4 Whole Loan will be (i) prior to a control appraisal period, the controlling class certificateholder under the MFTII 2019-B3B4 securitization, or (ii) during a control appraisal period, the holder of Note A-1-B or the directing certificateholder of the securitization trust that holds Note A-1-B. See “Description of the Mortgage Pool — The Whole Loans — The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

(3)	The related whole loan is expected to initially be serviced under the WFCM 2019-C52 pooling and servicing agreement until the securitization of the related “lead” pari passu note (namely, the related pari passu note marked “Yes” in the column entitled “Lead Servicer for Whole Loan”), after which the related whole loan will be serviced under the pooling and servicing agreement governing such securitization of the related “lead” pari passu note. The master servicer and special servicer for such securitization will be identified in a notice, report or statement to holders of the WFCM 2019-C52 certificates after the closing of such securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C52	Characteristics of the Mortgage Pool

C.       Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Office	18	$314,972,731	35.0%	61.1%	56.6%	2.31	x	11.7%	11.1%	4.284%
Suburban	16	266,972,731	29.7	61.6	56.2	2.30		11.9	11.2	4.258
Medical	1	30,000,000	3.3	59.2	59.2	2.07		10.7	10.4	4.950
CBD	1	18,000,000	2.0	57.6	57.6	2.82		10.5	10.2	3.570
Retail	28	185,685,711	20.6	63.2	58.7	2.01		10.5	9.9	4.444
Anchored	22	170,097,243	18.9	63.2	58.4	2.03		10.6	9.9	4.430
Single Tenant	3	8,431,000	0.9	67.3	67.3	1.78		8.5	8.5	4.707
Unanchored	1	4,875,000	0.5	59.8	54.9	1.77		11.8	11.0	4.650
Shadow Anchored	2	2,282,469	0.3	52.0	52.0	2.28		9.9	9.4	4.059
Industrial	20	124,934,433	13.9	60.6	53.8	1.86		11.1	10.4	4.272
Flex	4	46,540,000	5.2	62.0	55.7	1.79		9.4	8.9	4.176
Warehouse Distribution	8	35,531,519	3.9	63.0	55.2	1.83		11.6	11.0	4.416
Manufacturing	5	27,100,000	3.0	50.0	45.4	2.13		13.0	12.2	3.990
Warehouse	3	15,762,913	1.8	69.4	59.4	1.70		11.6	10.6	4.716
Hospitality	10	100,886,177	11.2	63.3	51.0	1.93		13.8	12.3	4.759
Limited Service	8	56,437,520	6.3	61.3	48.9	2.06		15.0	13.4	4.848
Full Service	1	38,455,033	4.3	68.4	55.5	1.72		11.7	10.6	4.590
Select Service	1	5,993,624	0.7	49.5	40.8	1.99		15.5	12.8	5.000
Multifamily	6	74,250,000	8.2	58.1	56.3	2.96		12.5	12.1	4.537
Garden	4	39,500,000	4.4	48.5	48.5	4.24		15.7	15.1	4.159
Mid Rise	1	18,750,000	2.1	67.4	67.4	1.49		7.9	7.8	5.150
Student Housing	1	16,000,000	1.8	71.1	62.6	1.52		9.7	9.5	4.750
Self Storage	37	52,286,813	5.8	60.0	53.2	1.88		10.2	10.1	4.087
Self Storage	37	52,286,813	5.8	60.0	53.2	1.88		10.2	10.1	4.087
Mixed Use	6	44,954,814	5.0	65.3	58.9	1.70		10.3	9.5	4.683
Retail/Office	3	20,975,000	2.3	62.6	53.9	1.51		9.3	8.9	4.644
Industrial/Office/Self Storage	1	12,957,960	1.4	72.8	67.5	1.52		11.5	10.0	5.150
Office/Retail	2	11,021,854	1.2	61.8	58.4	2.28		10.7	10.3	4.207
Other	1	2,269,542	0.3	41.0	33.5	1.49		9.7	9.3	4.730
Leased Fee	1	2,269,542	0.3	41.0	33.5	1.49		9.7	9.3	4.730
Total/Weighted Average:	126	$900,240,222	100.0%	61.6%	55.8%	2.14	x	11.5%	10.8%	4.399%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loans (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C52	Certain Terms and Conditions

D.       Large Loan Summaries

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – Moffett Towers II – Buildings 3 & 4

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Barclays Capital Real Estate Inc.		Single Asset/Portfolio:	Single Asset
	Credit Assessment (KBRA/Fitch/Moody’s):	BBB/BBB-sf/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance(1):	$49,750,000		Location:	Sunnyvale, CA
	Cut-off Date Balance(1):	$49,750,000		Size:	701,266 SF
	% of Initial Pool Balance:	5.5%		Cut-off Date Balance Per SF(1):	$499.10
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$499.10
	Borrower Sponsor:	Jay Paul Company		Year Built/Renovated:	2019/NAP
	Guarantor:	Paul Guarantor LLC		Title Vesting:	Fee
	Mortgage Rate:	3.76386%		Property Manager:	Self-managed
	Note Date:	June 19, 2019		Current Occupancy (As of):	100.0% (8/1/2019)
	Seasoning:	1 month		YE 2018 Occupancy(6):	NAP
	Anticipated Repayment Date(2):	July 6, 2029		YE 2017 Occupancy(6):	NAP
	IO Period:	120 months		YE 2016 Occupancy(6):	NAP
	Loan Term (Original):	120 months		YE 2015 Occupancy(6):	NAP
	Amortization Term (Original):	NAP		Appraised Value(7):	$790,000,000
	Loan Amortization Type:	Interest-only, ARD		Appraised Value Per SF(7):	$1,126.53
	Call Protection(3):	L(24),GRTR 1% or YM(1), GRTR 1% or YM or D(88),O(7)		Appraisal Valuation Date(7):	Various

	Lockbox Type:	Hard/Upfront Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI(6):	NAP
	Additional Debt Type (Balance)(1):	Pari Passu ($300,250,000); Subordinate B-Notes ($155,000,000); Mezzanine Debt ($85,000,000)		YE 2018 NOI(6):	NAP
				YE 2017 NOI(6):	NAP
				YE 2016 NOI(6):	NAP
				U/W Revenues:	$57,629,637
				U/W Expenses:	$11,259,997
Escrows and Reserves(4)				U/W NOI:	$46,369,641
	Initial	Monthly	Cap	U/W NCF:	$46,224,616
Taxes	$525,523	$87,587	NAP	U/W DSCR based on NOI/NCF(1):	3.46x / 3.45x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	13.2% / 13.2%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	13.2% / 13.2%
Free Rent Reserve	$16,127,329	$0	NAP	Cut-off Date LTV Ratio(1):	44.3%
Outstanding TI/LC Reserve	$23,165,933	$0	NAP	LTV Ratio at Maturity or ARD(1):	44.3%
Lease Sweep Reserve	$0	Springing	(5)

Sources and Uses
Sources			Uses
Original whole loan amount(1)	$505,000,000	85.6%	Loan payoff(8)	$408,943,870	69.3%
Mezzanine loan	85,000,000	14.4	Upfront reserves	39,818,785	6.7
			Closing costs(9)	26,972,612	4.6
			Return of equity	114,264,733	19.4
Total Sources	$590,000,000	100.0%	Total Uses	$590,000,000	100.0%

(1)	The Moffett Towers II – Buildings 3 & 4 Mortgage Loan (as defined below) is part of the Moffett Towers II – Buildings 3 & 4 Whole Loan (as defined below), which is evidenced by (i) eleven pari passu notes with an aggregate original balance of $350,000,000 (the “Moffett Towers II – Buildings 3 & 4 Senior Loan”) and (ii) three subordinate B-notes with an aggregate original principal balance of $155,000,000 (the “Moffett Towers II – Buildings 3 & 4 B Notes”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W NOI Debt Yield, U/W NCF Debt Yield, U/W NOI DSCR, U/W NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Moffett Towers II – Buildings 3 & 4 Senior Loan, without regard to the Moffett Towers II – Buildings 3 & 4 B Notes. The Cut-off Date Balance Per SF, Maturity or ARD Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD numbers presented above based on the combined balance of the entire Moffett Towers – Buildings 3 & 4 Whole Loan are $720, $720, 9.2%, 9.2%, 2.40x, 2.39x, 63.9% and 63.9%, respectively.

(2)

The Moffett Towers II – Buildings 3 & 4 Whole Loan is structured with an anticipated repayment date of July 6, 2029 (the “ARD”). If the Moffett Towers II – Buildings 3 & 4 Whole Loan is not paid off before the ARD, then the Moffett Towers II – Buildings 3 & 4 Whole Loan will accrue interest at the Adjusted Interest Rate (as defined below); however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred. In addition, from and after the ARD, all excess cash flow from the Moffett Towers II – Buildings 3 & 4 Property after the payment of the reserves for tax and insurance, and mortgage and mezzanine interest calculated at the initial interest rate will be applied (i) first, to repay the outstanding principal balance of the Moffett Towers II – Buildings 3 & 4 Senior Loan, in the amount required to fully amortize (based on a 30-year amortization schedule) the outstanding principal balance of the entire Moffett Towers II – Buildings 3 & 4 Whole Loan, (ii) second, if the Moffett Towers II – Buildings 3 & 4 Senior Loan has been repaid in full, to repay the outstanding principal balance of the Moffett Towers II – Buildings 3 & 4 B Notes, in the amount required to fully amortize (based on a 30-year amortization schedule) the outstanding principal balance of the Moffett Towers II – Buildings 3 & 4 B Notes, (iii) third, if lender elects, to make reserve payments for capital expenditures, (iv) fourth, to pay operating costs, (v) fifth, to repay the outstanding principal balance of the Moffett Towers II – Buildings 3 & 4 Senior Loan until the entire outstanding principal balance is paid, (vi) sixth, to repay the outstanding principal balance of the Moffett Towers II – Buildings 3 & 4 B Notes until the entire outstanding principal balance is paid, (vii) seventh, to the payment of accrued interest under the Moffett Towers II – Buildings 3 & 4 Senior Loan and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #1	Cut-off Date Balance:	$49,750,000
1190 Discovery Way & 900 5th Avenue	Moffett Towers II – Buildings 3 & 4	Cut-off Date LTV:	44.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	3.45x
		U/W NOI Debt Yield:	13.2%

(viii) eighth, to the payment of accrued interest under the Moffett Towers II – Buildings 3 & 4 B Notes. The final maturity date of the Moffett Towers II – Buildings 3 & 4 Whole Loan is June 6, 2034.

(3)	Defeasance of the Moffett Towers II – Buildings 3 & 4 Whole Loan is permitted at any time after the earlier of (i) two years after the closing date that includes the last note to be securitized or (ii) June 19, 2022. The assumed defeasance lockout period of 25 payments is based on the WFCM 2019-C52 securitization trust closing date of August 2019.

(4)	See “Escrows” section.

(5)	See “Lockbox and Cash Management” section.

(6)	Historical occupancy and historical NOI are unavailable for the Moffett Towers II – Buildings 3 & 4 Property since it was built in 2019.

(7)	See “Appraisal” section. The appraised value is a prospective market value that assumes that any remaining construction costs have been paid and Facebook, the sole tenant, has taken occupancy, completed construction and commenced rental payments (expected January 1, 2020 for Building 3 and December 1, 2019 for Building 4, pursuant to its leases). The borrower reserved $23,165,933 for remaining construction costs and $16,127,329 representing 100% of the free rent. Facebook has taken possession of its space and is currently constructing its interior improvements. The as-is appraised value is $726.0 million as of May 3, 2019 and is inclusive of deductions for rent concessions and outstanding tenant improvements and leasing commissions, equating to a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 48.2%.

(8)	In May 2018, Goldman Sachs Bank USA (“GS Bank”) funded a $795.0 million loan to an affiliate of the borrower to construct the Moffett Towers II – Buildings 3 & 4 Property. GS Bank subsequently syndicated $690.0 million of such loan to third parties, including one syndication partner who placed its $100.0 million allocation on a warehouse line with GS Bank. GS Bank retained $105.0 million of such loan on its balance sheet. The Moffett Towers II – Buildings 3 & 4 Whole Loan was used in part to pay off the existing GS Bank loan.

(9)	Approximately $18.4 million of closing costs are expenses associated with Level 10 Construction LP, an affiliate of the borrower.

The Mortgage Loan. The mortgage loan (the “Moffett Towers II – Buildings 3 & 4 Mortgage Loan”) is part of a whole loan (the “Moffett Towers II – Buildings 3 & 4 Whole Loan”) evidenced by (i) eleven pari passu promissory notes with an aggregate original principal balance of $350,000,000 (the “Moffett Towers II – Buildings 3 & 4 Senior Loan”) and (ii) three B-notes with an aggregate original principal balance of $155,000,000 (the “Moffett Towers II – Buildings 3 & 4 B Notes”). The Moffett Towers II – Buildings 3 & 4 Whole Loan is secured by a first lien mortgage encumbering the borrower’s fee interest in 701,266 square feet of office buildings located in Sunnyvale, California (the “Moffett Towers II – Buildings 3 & 4 Property”). See “Description of the Mortgage Pool – The Whole Loans – The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement – Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The Moffett Towers II– Buildings 3 & 4 Whole Loan requires interest-only payments through the ARD and accrues at a rate of 3.76386% per annum (the “Initial Interest Rate”) through the ARD. Following the ARD, to the extent that the loan is outstanding, the Moffett Towers II – Buildings 3 & 4 Whole Loan will accrue interest at a rate of the greater of (a) 5.26386% per annum, (b) the 10-year swap rate on the ARD plus 150 basis points or (c) the default rate as defined in the loan documents (the “Adjusted Interest Rate”). In addition, to the extent that there is excess cash flow after the payment of reserves, the excess cash flow will be applied as described in footnote 2 above.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1-A	$2,750,000	$2,750,000	MFTII 2019-B3B4	No
A-2-A	$1,125,000	$1,125,000	MFTII 2019-B3B4	No
A-3-A	$1,125,000	$1,125,000	MFTII 2019-B3B4	No
A-1-B	$65,000,000	$65,000,000	BBCMS 2019-C4	(1)
A-1-C	$50,000,000	$50,000,000	BANK 2019-BNK19	No
A-1-D	$49,750,000	$49,750,000	WFCM 2019-C52	No
A-1-E	$25,000,000	$25,000,000	Barclays Capital Real Estate Inc. or an affiliate	No
A-2-B	$50,000,000	$50,000,000	Deutsche Bank AG, New York Branch	No
A-2-C	$27,625,000	$27,625,000	Deutsche Bank AG, New York Branch	No
A-3-B	$50,000,000	$50,000,000	Goldman Sachs Bank USA	No
A-3-C	$27,625,000	$27,625,000	Goldman Sachs Bank USA	No
B-1	$85,250,000	$85,250,000	MFTII 2019-B3B4	Yes(1)
B-2	$34,875,000	$34,875,000	MFTII 2019-B3B4	Yes(1)
B-3	$34,875,000	$34,875,000	MFTII 2019-B3B4	Yes(1)
Total	$505,000,000	$505,000,000

(1)	When a control appraisal period is no longer in effect, Note A-1-B will be the controlling note, and the directing certificateholder of the BBCMS 2019-C4 securitization trust will be entitled to exercise the related control rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan” in the Preliminary Prospectus.

The Borrower and Borrower Sponsor. The borrower is MT2 B3-4 LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the originationS of the Moffett Towers II – Buildings 3 & 4 Whole Loan. The non-recourse carve-out guarantor of the Moffett Towers II – Buildings 3 & 4 Whole Loan is Paul Guarantor LLC, and the borrower sponsor is The Jay Paul Company.

Founded in 1975, Jay Paul Company is a privately-held real estate firm based in San Francisco, California that concentrates on the acquisition, development, and management of commercial properties throughout California with a special focus on creating the best-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #1	Cut-off Date Balance:	$49,750,000
1190 Discovery Way & 900 5th Avenue	Moffett Towers II – Buildings 3 & 4	Cut-off Date LTV:	44.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	3.45x
		U/W NOI Debt Yield:	13.2%

in-class projects for leading technology firms. According to the borrower sponsor, since 2000, Jay Paul Company has closed on more than $12.0 billion in debt and equity financings through a variety of large financial institutions. Jay Paul Company has developed over 13.0 million square feet of institutional quality space including projects for Apple, Google, Amazon, Facebook, Motorola, Microsoft, Boeing, Philips Electronics, Ariba, HP, Rambus, Synopsys, Nokia, DreamWorks and Tencent. Jay Paul Company is committed to green, sustainable development with over 11.0 million square feet of LEED certified office space and over 9.0 million square feet of LEED Platinum certified office space. Jay Paul Company has 25 office/R&D buildings in Moffett Park, totaling nearly 7.2 million square feet, including Moffett Place, Moffett Gateway, Technology Corners, Moffett Towers and Moffett Towers II.

The Property. The Moffett Towers II – Buildings 3 & 4 Property consists of two identical, newly-constructed eight-story buildings totaling 701,266 square feet of Class A office space that is 100.0% leased to Facebook through May 31, 2034 and is located in Sunnyvale, California. The Moffett Towers II - Buildings 3 & 4 Property is the third and final phase of the approximately 1.8 million square foot, five-building Moffett Towers II Campus and is situated on 13.4 acres of the 47.4 acre campus. In addition to approximately $80.5 million in allocated land acquisition costs, according to the borrower sponsor, the construction and development of the collateral buildings, exclusive of tenant-funded build outs, will result in approximately $506.2 million of capital improvements to the buildings, comprised of approximately $483.0 million in construction costs and approximately $23.2 million in tenant improvement allowances which were reserved at origination. The Moffett Towers II – Buildings 3 & 4 Property also features access to a 59,648 square foot non-collateral fitness/amenities building and separate parking structures with an overall parking ratio of 3.3 spaces per 1,000 square feet. With respect to the fitness/amenities space and parking structure, the borrower is subject to a declaration of covenants, conditions, restrictions and easement and charges agreement made by Moffett Towers II Association LLC, an affiliate of the borrower sponsor, and the owner of the common area non-collateral buildings at the Moffett Towers II Campus (see “Amenities and Common Areas” section). As of August 1, 2019, the Moffett Towers II – Buildings 3 & 4 Property was 100.0% leased to Facebook.

Sole Tenant.

Facebook, Inc. (701,266 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent; 5/31/2034 lease expiration) –Facebook, Inc. (“Facebook”) is leasing both buildings on two separate 350,633 square-foot triple-net leases, each with two seven-year extension options and no termination options. Facebook is a global technology and media company focused on building products that enable people to connect and share with friends and family through mobile devices, personal computers and other digital platforms. Facebook’s products include Facebook, Instagram, Messenger, WhatsApp and Oculus. As of year end 2018, daily and monthly active users were 1.52 billion and 2.32 billion, respectively, representing a 9% increase year-over-year. Facebook’s 2018 revenue was $55.84 billion, up 37.4% from year end 2017. Facebook executed its leases at the Moffett Towers II – Buildings 3 & 4 Property in March 2018 and took possession of the spaces in May and June 2019. According to the borrower sponsor, Facebook is currently utilizing Level10 (Jay Paul Company’s related contracting company) to complete its build out of Building 5 (non-collateral) and is expected to move employees into that building by August 2019. Facebook is expected to begin its first phase of build out in August 2019 of Building 3 and move employees in by the end of 2019 or early 2020. The last building which Facebook will phase in will be Building 4.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #1	Cut-off Date Balance:	$49,750,000
1190 Discovery Way & 900 5th Avenue	Moffett Towers II – Buildings 3 & 4	Cut-off Date LTV:	44.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	3.45x
		U/W NOI Debt Yield:	13.2%

The following table presents certain information relating to the tenancy at the Moffett Towers II – Buildings 3 & 4 Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF(1)	% of NRSF	Annual U/W Rent PSF(2)(3)	Annual U/W Rent(2)(3)	% of Total Annual U/W Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenant
Facebook	NR/NR/NR	701,266	100.0%	$65.98(3)	$46,272,943(2)	100.0%	5/31/2034	2, 7-year(4)	N

Vacant Space		0	0.0%

Collateral Total		701,266	100.0%

(1)	Tenant NRSF excludes the 23,860 square feet of shared building amenities space.

(2)	Annual U/W Rent PSF and Annual U/W Rent include straight-line rent for Facebook from February 2020 through Facebook’s lease term totaling $8,564,468. Facebook has executed a lease for and has taken possession of each of its spaces but has not yet commenced paying rent. Facebook is required to commence paying rent as of the related rent commencement date of each respective Facebook lease. On the origination date, the borrower reserved approximately $16.1 million for the free rent period preceding the December 2019 and January 2020 rent commencement dates for each of the two Facebook leases.

(3)	U/W Rent PSF and U/W Rent includes average rent for each of the two Facebook leases from February 2020 through the maturity of the Moffett Towers II – Buildings 3 & 4 Whole Loan and excludes the related amenities rent.

(4)	Facebook has two, seven-year renewal option at 95% of the fair market rent at the time of the renewal.

The following table presents certain information relating to the lease rollover schedule at the Moffett Towers II – Buildings 3 & 4 Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF(2)	% of Total NRSF	Cumulative Expiring NRSF(2)	Cumulative % of Total NRSF	Annual U/W Rent(3)	% of Total Annual U/W Rent	Annual U/W Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	2	701,266	100.0%	701,266	100.0%	$46,272,943	100.0%	$65.98
Vacant	0	0	0.0%	701,266	100.0%	$0	0.0%	$0.00
Total/Weighted Average	2	701,266	100.0%			$46,272,943	100.0%	$65.98

(1)	Information obtained from the underwritten rent roll.

(2)	Expiring NRSF and Cumulative Expiring NRSF excludes 23,860 square feet of shared amenities space.

(3)	Annual U/W Rent PSF and Annual U/W Rent include straight-line rent for Facebook from February 2020 through Facebook’s lease term totaling $8,564,468. Facebook has executed a lease for and has taken possession of each of its spaces but has not yet commenced paying rent. Facebook is required to commence paying rent as of the related rent commencement date of each respective Facebook lease. On the origination date, the borrower reserved approximately $16.1 million for the free rent period preceding the December 2019 and January 2020 rent commencement dates for each of the two Facebook leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #1	Cut-off Date Balance:	$49,750,000
1190 Discovery Way & 900 5th Avenue	Moffett Towers II – Buildings 3 & 4	Cut-off Date LTV:	44.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	3.45x
		U/W NOI Debt Yield:	13.2%

The following table presents historical occupancy percentages at the Moffett Towers II – Buildings 3 & 4 Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	8/1/2019(2)
NAP	NAP	NAP	NAP	100.0%

(1)	Historical occupancy is not available as the Moffett Towers II – Buildings 3 & 4 Property was constructed in 2019.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Moffett Towers II – Buildings 3 & 4 Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF(3)
Base Rent(4)	$37,708,475	63.8%	$52.00
Amenities Rent(4)	1,282,857	2.2	1.77
Straight-line Office Rent(4)	8,564,468	14.5	11.81
Straight-line Amenities Rent(4)	291,524	0.5	0.40
Grossed Up Vacant Space	0	0.0	0.00
Gross Potential Rent	$47,847,323	80.9%	$65.98
Other Income	0	0.0	0.00
Total Recoveries	11,259,997	19.1	15.53
Net Rental Income	$59,107,320	100.0%	$81.51
(Vacancy & Credit Loss)	(1,477,683)(5)	(3.1)	(2.04)
Effective Gross Income	$57,629,637	97.5%	$79.48

Real Estate Taxes	6,490,000	11.3	8.95
Insurance	430,152	0.7	0.59
Management Fee	1,152,593	2.0	1.59
Other Operating Expenses	3,187,252	5.5	4.40
Total Operating Expenses	$11,259,997	19.5%	$15.53

Net Operating Income	$46,369,641	80.5%	$63.95
Replacement Reserves	145,025	0.3	0.20
TI/LC	0	0.0	0.00
Net Cash Flow	$46,224,616	80.2%	$63.75

NOI DSCR(6)	3.46x
NCF DSCR(6)	3.45x
NOI Debt Yield(6)	13.2%
NCF Debt Yield(6)	13.2%

(1)	Historical financial information is not available as the Moffett Towers II – Buildings 3 & 4 Property was constructed in 2019.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Based on 725,126 square feet which is inclusive of 23,860 square feet of the non-collateral fitness/amenities building. The amenities building is a two-story structure located at the center of the Moffett Towers II Campus that contains 59,648 square feet of net rentable area. Each building is assessed a 20% portion for common use of this facility.

(4)	Straight-line Office Rent includes straight-line rent for Facebook from February 2020 through its lease term totaling $8,564,468. Facebook has executed a lease for and has taken possession of each of its spaces but has not yet commenced paying rent. Facebook is required to commence paying rent as of the related rent commencement date of each respective Facebook lease. Base Rent PSF and Base Rent reflect annualized amounts due in February 2020, after the dates in which Facebook is required to commence paying rent. On the origination date, the borrower reserved approximately $16.1 million for the free rent period preceding the December 2019 and January 2020 rent commencement dates for each of the two Facebook leases. Rents in place also includes approximately $1.3 million in amenities rent and $291,524 in straight-lined amenities rent.

(5)	The underwritten economic vacancy is 2.5%. The Moffett Towers II – Buildings 3 & 4 Property was 100.0% physically occupied as of August 1, 2019.

(6)	Based on the Moffett Towers II – Buildings 3 & 4 Senior Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #1	Cut-off Date Balance:	$49,750,000
1190 Discovery Way & 900 5th Avenue	Moffett Towers II – Buildings 3 & 4	Cut-off Date LTV:	44.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	3.45x
		U/W NOI Debt Yield:	13.2%

Appraisal. The appraiser concluded to an appraised value for the Moffett Towers II – Buildings 3 & 4 Property of $790,000,000. The valuation date for Building 3 is January 1, 2020, and the valuation date for Building 4 is December 1, 2019. The appraised value assumes that any rent concessions and/or outstanding tenant improvements and leasing commissions are deposited into a reserve account. At loan origination, the borrower deposited $16,127,329 for free rent for Facebook and $23,165,933 for outstanding tenant improvements and leasing commissions for Facebook. As of the valuation date of May 3, 2019, the Moffett Towers II – Buildings 3 & 4 Property had an “as-is” appraised value of $726,000,000. The appraiser also concluded a “hypothetical go-dark” appraised value of $610,000,000 equating to a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 57.4%.

Environmental Matters. According to the Phase I environmental site assessment dated May 13, 2019, there was no evidence of any recognized environmental conditions at the Moffett Towers II – Buildings 3 & 4 Property.

Market Overview and Competition. The Moffett Towers II – Buildings 3 & 4 Property is located in Moffett Park, in Sunnyvale, California within Silicon Valley. Moffett Park is an approximately 519-acre area comprised of recently redeveloped office spaces and research and development buildings. Notable technology firms currently in Moffett Park include Google, Hewlett Packard, Juniper Networks, Amazon, Lockheed Martin, Microsoft, Motorola, NetApp and Rambus. The Moffett Towers II – Buildings 3 & 4 Property is north of State Highway 237, which forms the southern border of the Moffett Park area and provides access from Interstate 680 and Interstate 280 to the northeast and U.S. Highway 101 in Sunnyvale to the southwest. U.S. Highway 101 runs northward through San Francisco and southward through San Jose, terminating in Los Angeles. The Santa Clara County Transit System station is located across the street from the Moffett Towers II Campus and services the surrounding residential communities. Moffett Towers II is comprised of five buildings owned by members of Moffett Towers II Association, LLC, whose current members include the Moffett Towers II – Buildings 3 & 4 Borrower and three other members, all of which are currently indirectly owned by the parent of the borrower sponsor. See “Description of the Mortgage Pool – Tenant Issues – Competition from Certain Nearby Properties.”

Submarket Information - According to the appraisal, the Moffett Towers II – Buildings 3 & 4 Property is located in the Moffett Park office submarket of Silicon Valley. As of the first quarter of 2019, the submarket contained approximately 10.3 million square feet of office inventory with a vacancy rate of approximately 0.8%. The overall NNN asking rental rate for office space in Sunnyvale, which includes the Moffett Park submarket, is $6.55 per square foot per month.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Moffett Towers II – Buildings 3 & 4 Property:

Market Rent Summary(1)

Market Rent (PSF)	$60.00
Lease Term (Years)	10
Concessions	6 mos.
Lease Type (Reimbursements)	NNN
Rent Increase Projection	3.0% per annum
Tenant Improvements (New Tenants) (PSF)	$40.00
Tenant Improvements (Renewals) (PSF)	$20.00

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Moffett Towers II – Buildings 3 & 4 Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
221 North Mathilda Avenue	Sunnyvale, CA	154,987	Mar-19	$182,999,350	$1,180.74
601 South California Avenue	Palo Alto, CA	111,653	Apr-18	$145,099,773	$1,299.56
1001 North Shoreline Boulevard	Mountain View, CA	132,960	Mar-18	$153,999,590	$1,158.24
10900 North Tantau Avenue	Cupertino, CA	100,481	Feb-17	$78,000,386	$776.27
410-430 North Mary Avenue	Sunnyvale, CA	349,758	Feb-17	290,701,362	$831.15

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #1	Cut-off Date Balance:	$49,750,000
1190 Discovery Way & 900 5th Avenue	Moffett Towers II – Buildings 3 & 4	Cut-off Date LTV:	44.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	3.45x
		U/W NOI Debt Yield:	13.2%

The following table presents certain information relating to comparable properties to Moffett Towers II – Buildings 3 & 4 Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size (SF)	Adjusted Annual Base Rent PSF	TI Allowance PSF	Lease Type
Moffett Towers II 1111 Lockheed Martin Way Sunnyvale, CA	2017/NAP	350,663	1.0 miles	100.0%	10.5 Yrs	350,663	$51.60	$65.00	NNN
520 Almanor Avenue 520 Almanor Avenue Sunnyvale, CA	2019/NAP	231,000	1.6 miles	100.0%	12.5 Yrs	231,000	$58.08	$80.00	NNN
599 North Mathilda Avenue 599 North Mathilda Avenue Sunnyvale, CA	2000/NAP	76,031	1.6 miles	100.0%	5.3 Yrs	76,031	$50.16	$10.00	NNN
Grove 221 221 North Mathilda Avenue Sunnyvale, CA	2018/NAP	154,987	2.2 miles	100.0%	12.0 Yrs	154,987	$69.60	$83.71	NNN
Pathline Park Phase A Building 10 North Mary Avenue Sunnyvale, CA	2019/NAP	360,100	3.3 miles	100.0%	12.0 Yrs	360,100	$60.36	$70.00	NNN
1001 North Shoreline Boulevard 1001 North Shoreline Boulevard Mountain View, CA	2017/NAP	132,960	3.9 miles	100.0%	12.0 Yrs	132,960	$67.20	$50.00	NNN

(1)	Information obtained from appraisal.

Escrows.

Real Estate Taxes – At origination, the borrower was required to escrow $525,523 for real estate taxes. The borrower is required to make monthly payments of one-twelfth of the taxes payable during the next twelve months, currently equal to $87,587, adjusted to reflect a credit for any prepaid taxes.

Insurance – The borrower will not be required to make monthly payments of one-twelfth of the insurance premiums the lender estimates will be payable during the next twelve months as long as the borrower maintains a blanket policy acceptable to the lender.

Replacement Reserve – The borrower is required to make monthly payments of $12,085 into the replacement reserve account upon the occurrence and continuance of a Trigger Period.

Free Rent Reserve – The borrower is required to deposit $16,127,329 into a free rent reserve fund at closing to fund free rent for Facebook from August 2019 to December 2019.

Outstanding TI/LC Reserve – The borrower is required to deposit $23,165,933 into a reserve to fund outstanding tenant improvements and leasing commissions for Facebook.

Lease Sweep Reserve – Upon the occurrence of a Lease Sweep Period (as defined below), the borrower is required to escrow $1,031,600 on each monthly payment date during the continuance of such Lease Sweep Period up to the Lease Sweep and Debt Service Reserve Cap (as defined below).

Lockbox and Cash Management. The Moffett Towers II – Buildings 3 & 4 Whole Loan documents require a hard lockbox with upfront cash management. At origination, the borrower was required to deliver written instructions to tenants directing them to deposit all rents payable under such leases directly into a lender-controlled lockbox account. The Moffett Towers II – Buildings 3 & 4 Whole Loan documents require that all rents and other funds from operations received by the borrower or the property manager be deposited into the lockbox within one business day after receipt. Funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date to the payment of debt service, the funding of required reserves, budgeted monthly operating expenses, common charges under various reciprocal easement agreements, including the CCR (as defined below), approved extraordinary operating expenses, debt service on the Moffett Towers II – Buildings 3 & 4 Mezzanine Loan (as defined below) and, during a Lease Sweep Period, to the payment of an amount equal to $1,031,600 on each monthly payment date to fund a lease sweep reserve account (the “Lease Sweep Reserve Account”) until the aggregate funds swept in the Lease Sweep Reserve Account during such lease sweep equals the Lease Sweep and Debt Service Reserve Cap. Provided no Trigger Period is continuing, excess cash in the deposit account will be disbursed to the borrower in accordance with the Moffett Towers II – Buildings 3 & 4 Whole Loan documents. If a Trigger Period is continuing (other than a Trigger Period due to a Lease Sweep Period), excess cash in the deposit account will be transferred to an account (the “Cash Collateral Account”) held by the lender as additional collateral for the Moffett Towers II – Buildings 3 & 4 Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #1	Cut-off Date Balance:	$49,750,000
1190 Discovery Way & 900 5th Avenue	Moffett Towers II – Buildings 3 & 4	Cut-off Date LTV:	44.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	3.45x
		U/W NOI Debt Yield:	13.2%

A “Trigger Period” will commence following the occurrence of (i) July 6, 2029; (ii) an event of default under the Moffett Towers II – Buildings 3 & 4 Whole Loan or Moffett Towers II – Buildings 3 & 4 Mezzanine Loan; (ii) a Low DSCR Period (as defined below); (iv) a Lease Sweep Period; or (v) an event of default under the mezzanine loan and end at such time, if ever, as the foregoing clauses (i) to (v) giving rise to the Trigger Period have been cured in the manner set forth in the Moffett Towers II – Buildings 3 & 4 Whole Loan documents.

A “Low DSCR Period” will commence if as on any calculation date (i) the Moffett Towers II – Buildings 3 & 4 Property is not fully leased to either (a) Facebook or (b) one or more investment grade entities pursuant to a lease(s) that is substantially on the same or better terms as the Facebook lease and (ii) the debt service coverage ratio is less than 1.90x or the combined debt service coverage ratio being less than 1.50x.

A “Lease Sweep Period” means, prior to the ARD, any period (i) commencing upon the date that Facebook (or any replacement tenant) cancels, terminates or delivers notice of cancellation or termination of its lease with respect to all or a material portion of its space (at least 40,000 or more square feet of space (or, if a full floor of space is less than 40,000 square feet of space, a full floor of space)) and ending when (a) both (1) a replacement tenant acceptable to the lender has accepted delivery of the premises in question and the occupancy conditions are satisfied and (2) the debt service coverage ratio (as calculated under the Moffett Towers II – Buildings 3 & 4 Whole Loan documents) is at least equal to the debt service coverage ratio immediately prior to such period or (b) $35.00 per rentable square foot for the terminated space has been reserved, (ii) commencing upon the date that Facebook (or any replacement tenant) goes dark at 20% or more of its leased space (unless such tenant or replacement tenant is an investment grade entity) and ending when (a) a replacement tenant acceptable to the lender has accepted delivery of the premises in question and is paying rent under a qualified replacement lease or an investment grade subtenant has assumed the lease or (b) $50.00 per rentable square foot for the terminated space has been reserved, (iii) during the continuance of a default of the lease of Facebook (or any replacement tenant) beyond any applicable notice and cure period and ending when (a) such default is cured and no other default occurs for three consecutive months following such cure or (b) $35.00 per rentable square foot for the terminated space has been reserved, (iv) commencing upon the occurrence of an insolvency proceeding involving Facebook (or any replacement tenant) (an “Insolvency Trigger”) and ending when such insolvency proceedings have been terminated and the lease has been affirmed, assumed or assigned in a manner satisfactory to the lender, or (v) commencing upon the date on which Facebook becomes rated by at least two Fitch Ratings, Inc., Moody’s Investors Service, Inc., and S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC) and is subsequently downgraded below investment grade and ending when (a) a replacement tenant or an investment grade subtenant has assumed the lease, (b) Facebook (or its parent entity) is restored as an investment grade entity or (c) $50.00 per rentable square foot for terminated space has been reserved.

A Lease Sweep Period (other than a Lease Sweep Period triggered by an Insolvency Trigger) will not be triggered (or, if already triggered, may be terminated) if the borrower delivers to the lender an acceptable letter of credit in an amount equal to the Lease Sweep and Debt Service Reserve Cap.

The “Lease Sweep and Debt Service Reserve Cap” means (i) with respect to a Lease Sweep Period continuing solely pursuant to clause (iii) above, $24,544,310 ($35.00 per square foot), (ii) with respect to a Lease Sweep Period continuing solely pursuant to clause (i) above, $35.00 per square foot of terminated space, (iii) with respect to a Lease Sweep Period continuing pursuant to clause (ii) above, whether or not a Lease Sweep Period pursuant to clause (i) and/or (iii) above is concurrently continuing, $50.00 per square foot of dark space or (iv) with respect to clause (v) above, whether or not a Lease Sweep Period pursuant to clause (i), (ii) and/or (iii) above, $35,063,300 ($50.00 per square foot).

The “Lease Sweep Reserve Threshold” means (i) with respect to a Lease Sweep Period continuing under clauses (iii) and/or (v) of the definition thereof, $21,037,980 or (ii) with respect to a Lease Sweep Period continuing under clauses (i) and/or (ii) of the definition thereof, $30.00 per rentable square foot of dark space and/or terminated space, as applicable.

Property Management. The Moffett Towers II – Buildings 3 & 4 Property is managed by an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Moffett Towers II – Buildings 3 & 4 B Notes, which have an aggregate principal balance of $155,000,000, are subordinate to the Moffett Towers II – Buildings 3 & 4 Senior Loan and accrue at an interest rate of 3.76386% per annum. The Moffett Towers II – Buildings 3 & 4 B Notes are coterminous with the Moffett Towers II – Buildings 3 & 4 Senior Loan. The holders of the Moffett Towers II – Buildings 3 & 4 B Notes and the Moffett Towers II – Buildings 3 & 4 Senior Loan have entered into a co-lender agreement that sets forth the allocation of collections on the Moffett Towers II – Buildings 3 & 4 Whole Loan. Based on the Moffett Towers II – Buildings 3 & 4 Whole Loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 63.9%, 2.39x and 9.2%, respectively.

Additionally, a $85,000,000 mezzanine loan was funded concurrently with the origination of the Moffett Towers II – Buildings 3 & 4 Whole Loan (the “Moffett Towers II – Buildings 3 & 4 Mezzanine Loan”), which is secured by the direct equity ownership in the borrower. Following loan origination, the Moffett Towers II – Buildings 3 & 4 Mezzanine Loan was sold to a third-party investor. The Moffett Towers II – Buildings 3 & 4 Mezzanine Loan accrues interest at a rate of (i) prior to the ARD, 5.75000% per annum and (ii) from and after the ARD, the greater of (a) 7.25000% and (b) the 10-year swap rate on the ARD plus 150 basis points. The Moffett Towers II – Buildings 3 & 4 Mezzanine Loan is coterminous with the Moffett Towers II – Buildings 3 & 4 Whole Loan. Based on the Moffett Towers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #1	Cut-off Date Balance:	$49,750,000
1190 Discovery Way & 900 5th Avenue	Moffett Towers II – Buildings 3 & 4	Cut-off Date LTV:	44.3%
Sunnyvale, CA 94089		U/W NCF DSCR:	3.45x
		U/W NOI Debt Yield:	13.2%

II – Buildings 3 & 4 Whole Loan and Moffett Towers II – Buildings 3 & 4 Mezzanine Loan, the total Cut-off Date LTV, total UW NCF DSCR and total UW NOI Debt Yield are 74.7%, 1.90x and 7.9%, respectively. The lenders of the Moffett Towers II – Buildings 3 & 4 Whole Loan have entered into an intercreditor agreement with the Moffett Towers II – Buildings 3 & 4 Mezzanine Loan lenders, which agreement governs their relationship.

Ground Lease. None.

Amenities and Common Areas. The Moffett Towers II – Buildings 3 & 4 Property features access to the fitness/amenities building and the enclosed parking structure (the “Common Area Spaces”). To govern access to the Common Area Spaces, the borrower is subject to a declaration of covenants, conditions, restrictions and easement and charges agreement (the “CCR”) made by MT II LLC, an affiliate of the borrower sponsor and the owner of the common area non-collateral buildings at the Moffett Towers II II Campus. The CCR grants the borrower non-exclusive easement rights over the Common Area Spaces. Ownership of the Common Area Spaces governed by the CCR is held by Moffett Towers II Association LLC (the “Association”), whose membership is comprised of the borrower and the owners of buildings 1, 2 and 5. The Association is obligated to maintain insurance coverage for the Common Area Spaces and is also responsible for the maintenance of the Common Area Spaces, subject to the terms of the Facebook leases. The CCR delineates shares of the voting interest in the Association based on the number of buildings at the Moffett Towers II Campus, with each completed building entitled to a proportionate share of the voting interest. Each building is entitled to a one-fifth share (20.0%) share of the voting interest in the Association.

The borrower may consent to a subdivision of the Common Areas to a reduced common area parcel and a separate parcel owned by and on which an affiliate of the borrower may construct an office building, additional parking and other common area improvements.

Such subdivision would be subject to certain conditions, including but not limited to, lender’s consent not to be unreasonably withheld and provided that the release may not adversely affect use or access to or from the common area and the Moffett Towers II – Buildings 3 & 4 Property.

Right of First Refusal. Pursuant to its leases, Facebook has the right of first refusal to purchase Building 3 and/or Building 4 upon a proposed sale to a direct competitor (which currently includes Alphabet Inc., Amazon, Inc., Apple Inc. and Microsoft Corporation, subject to change each year and capped at four entities).

Terrorism Insurance. The Moffett Towers II – Buildings 3 & 4 Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Moffett Towers II – Buildings 3 & 4 Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Earthquake Insurance: The Moffett Towers II – Buildings 3 & 4 Property is located within seismic zone 4 and has a probable maximum loss of 3%. The borrower obtained earthquake insurance under a blanket policy with a limit of $170.0 million per occurrence.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – University Town Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Rialto Mortgage Finance, LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance:	$41,580,000		Location:	Norman, OK
	Cut-off Date Balance:	$41,580,000		Size:	348,877 SF
	% of Initial Pool Balance:	4.6%		Cut-off Date Balance Per SF:	$119.18
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$119.18
	Borrower Sponsors:	J. Kenneth Dunn		Year Built/Renovated:	2007/NAP
	Guarantors:	J. Kenneth Dunn		Title Vesting:	Fee
	Mortgage Rate:	4.0000%		Property Manager:	Self-managed
	Note Date:	June 24, 2019		Current Occupancy (As of):	94.4% (5/9/2019)
	Seasoning:	1 month		YE 2018 Occupancy:	88.5%
	Maturity Date:	July 6, 2029		YE 2017 Occupancy:	88.0%
	IO Period:	120 months		YE 2016 Occupancy:	86.9%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$66,000,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$189.18
	Call Protection:	L(25), D(91),O(4)		As-Is Appraisal Valuation Date:	May 3, 2019

	Lockbox Type:	Springing		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (4/30/2019):	$5,108,043
	Additional Debt Type (Balance):	NAP		YE 2018 NOI:	$5,047,012
				YE 2017 NOI:	$4,791,393
				YE 2016 NOI:	$4,534,865
				U/W Revenues:	$6,783,922
				U/W Expenses:	$1,625,824
Escrows and Reserves(1)				U/W NOI:	$5,158,098
	Initial	Monthly	Cap	U/W NCF:	$4,844,107
Taxes	$397,688	$47,344	NAP	U/W DSCR based on NOI/NCF:	3.05x / 2.86x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	12.4% / 11.7%
Replacement Reserve	$0	$4,361	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	12.4% / 11.7%
TI/LC Reserve	$1,500,000	Springing	$1,500,000	Cut-off Date LTV Ratio:	63.0%
Deferred Maintenance	$20,250	$0	NAP	LTV Ratio at Maturity:	63.0%

Sources and Uses
Sources			Uses
Original loan amount	$41,580,000	59.9%	Purchase Price	$63,000,000	90.8%
Sponsors contribution	27,799,091	40.1	Closing Costs	4,461,153	6.4
			Upfront Reserves	1,917,938	2.8
Total Sources	$69,379,091	100.0%	Total Uses	$69,379,091	100.0%

(1)	See “Escrows” section for a full description of Escrows and Reserves.

The Mortgage Loan. The mortgage loan (the “University Town Center Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 348,877 square feet power center located in Norman, Oklahoma (the “University Town Center Property”).

The Borrower and Borrower Sponsor. The borrower is Rainier UTC Acquisitions, LLC (the “University Town Center Borrower”) a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the University Town Center Borrower delivered a non-consolidation opinion in connection with the origination of the University Town Center Mortgage Loan. The nonrecourse carve-out guarantor and borrower sponsor of the University Town Center Mortgage Loan is J. Kenneth Dunn.

J. Kenneth Dunn is cofounder of The Rainier Companies (“Rainier”), which are based in Dallas, Texas. Founded in 2003, Rainier has over $2.0 billion of investment assets under management for individual, corporate and institutional investment partners. Rainier’s portfolio includes multifamily, office, retail, medical office, hotel/lifestyle, and government building assets. Co-founders Tim Nichols and J. Kenneth Dunn have been investing together since 1996, and the principals at Rainier have more than one hundred years of collective experience in real estate acquisitions, financing and operations. Rainier specializes in value-add equity investing, preferred equity and mezzanine debt investments, and third-party asset management.

The Property. The University Town Center Property is a power center containing 348,878 square feet of net rentable area located in Norman, Oklahoma. Built in phases between 2007 and 2013, the University Town Center Property consists of eight, one-story retail

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #2	Cut-off Date Balance:	$41,580,000
1400 24th Avenue Northwest	University Town Center	Cut-off Date LTV:	63.0%
Norman, OK 73069		U/W NCF DSCR:	2.86x
		U/W NOI Debt Yield:	12.4%

buildings located on a 52.9 acre parcel. The University Town Center Property is anchored by Academy Sports, Kohl’s and TJ Maxx, and junior-anchored by HomeGoods, Michaels, Office Depot, DSW Shoe Warehouse, Ulta, Petco, Dollar Tree and Guitar Center. Kohl’s tenant space is not accounted for in the University Town Center Property’s overall square footage as the tenant ground leases its premises from the University Town Center Borrower. Additionally, the University Town Center Property is shadow anchored by Target (not part of the collateral). The University Town Center Property contains 1,174 surface parking spaces, resulting in a parking ratio of 3.37 spaces per 1,000 square feet of net rentable area. As of May 9, 2019, the University Town Center Property was 94.4% occupied by 46 national, regional and local tenants. Color Me Mine recently signed a 5-year lease for 1,335 square feet at $26.00 per square foot and is expected to take occupancy in September 2019. Dress Barn, currently a tenant, was underwritten as vacant due to its liquidation filing.

Major Tenants.

Largest Tenant: Academy Sports (A/A by Fitch/S&P; 69,330 square feet; 10.8% of underwritten base rent; 1/31/2025 lease expiration) – Academy Sports + Outdoors is a premier sports, outdoor, and recreation lifestyle retailer that carries an assortment of quality hunting, fishing and camping equipment and gear along with sports and leisure products, footwear, apparel, patio sets, and barbecue grills, among other products. The company operates over 250 stores in 16 states with more than 23,000 team members throughout the South, Southeast and Midwest of the United States. Academy Sports was acquired by the global investment firm KKR in 2011, which is rated A/A by Fitch/S&P. Academy Sports has been a tenant at the University Town Center Property since 2009 and has three, 5-year renewal options remaining.

2nd Largest Tenant: Kohl’s (BBB/Baa2/BBB by Fitch/Moody’s/S&P; 3.6% of underwritten base rent; 1/31/2028 lease expiration) – Kohl’s was founded in 1988 and operates department stores that sell moderately-priced private label, exclusive and national brand apparel, footwear, accessories, beauty and home products. Kohl’s merchandise mix includes both, national brands and private and exclusive brands. As of February 2, 2019, Kohl’s reported net income of $927 million and retail sales of $19.2 billion. Kohl’s has been a tenant at the University Town Center Property since 2007 and has eight, 5-year renewal options remaining.

3rd Largest Tenant: TJ Maxx (A2/A+ by Moody’s/S&P; 26,000 square feet; 4.7% of underwritten base rent; 10/31/2022 lease expiration) – TJ Maxx is owned by the TJX Companies, Inc., a leading off-price apparel and home fashions retailer in the United States and worldwide. The company offers a changing assortment of brand name and designer merchandise generally at discounted prices. TJ Maxx and Marshall’s chains are collectively the largest off-price retailer in the United States with a total of 2,343 stores, which include 1,252 TJ Maxx stores at the end of fiscal year 2019. TJX Companies, Inc. reported sales of approximately $39 billion and net income of approximately $3.1 billion as of February 2, 2019. TJ Maxx has been a tenant at the University Town Center Property since 2007 and has three, 5-year renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #2	Cut-off Date Balance:	$41,580,000
1400 24th Avenue Northwest	University Town Center	Cut-off Date LTV:	63.0%
Norman, OK 73069		U/W NCF DSCR:	2.86x
		U/W NOI Debt Yield:	12.4%

The following table presents certain information relating to the tenancy at the University Town Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Anchor Tenants
Academy Sports	A/NR/A	69,330	19.9%	$8.50	$589,305	10.8%	1/31/2025	3, 5-year	N
Kohl’s (Ground Lease)	BBB/Baa2/BBB	0(3)	0.0%(3)	N/A	$195,000	3.6%	1/31/2028	8, 5-year	N
TJ Maxx	NR/A2/A+	26,000	7.5%	$10.00	$260,000	4.7%	10/31/2022	3, 5-year	N
Total Anchor Tenants		95,330	27.3%	$10.95	$1,044,305	19.1%

Major Tenants
HomeGoods	NR/A2/A+	25,000	7.2%	$10.49	$262,250	4.8%	9/30/2023	4, 5-year	N
Michaels	NR/NR/BB-	21,216	6.1%	$10.50	$222,768	4.1%	9/30/2023	4, 5-year	N
Office Depot	NR/Ba3/B	20,813	6.0%	$15.00	$312,195	5.7%	2/28/2023	2, 5-year	N
DSW Shoe Warehouse	NRNR/NR	18,000	5.2%	$15.00	$270,000	4.9%	1/31/2024	2, 5-year	N
Ulta	NR/NR/NR	15,284	4.4%	$12.75	$194,871	3.6%	1/31/2023	3, 5-year	N
Petco	NR/B3/CCC+	15,000	4.3%	$19.00	$285,000	5.2%	11/30/2027	2, 5-year	N
Dollar Tree	NR/Baa3/BBB-	9,000	2.6%	$10.50	$94,500	1.7%	1/31/2021	3, 5-year	N
Guitar Center	BBB+/NR/BBB+	8,000	2.3%	$15.00	$120,000	2.2%	8/31/2026	4, 5-year	N
Total Major Tenants		132,313	37.9%	$13.31	$1,761,584	32.2%

Non-Major Tenant		101,852	29.2%	$26.20	$2,668,292	48.7%

Vacant Space		19,382	5.6%

Collateral Total		348,877	100.0%	$16.61	$5,474,181	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2020 totaling $53,874.

(3)	Kohl’s operates under a 20-year ground lease and its overall square footage was not accounted for in the University Town Center Property’s overall square footage.

The following table presents certain information relating to tenant sales at the University Town Center Property:

Tenant Sales (PSF)

Major Tenant Name	% of Total Annual U/W Base Rent	2016	2017	2018	Major Tenant Occupancy Cost(1)
TJ Maxx	4.7%	$346	$368	$403	3.6%
HomeGood’s	4.8%	$293	$315	$339	4.0%
DSW Show Warehouse	4.9%	$161	$179	$191	9.4%

In-Line Sales PSF		$249(2)	$255(3)	$265(4)
In-Line Occupancy Cost		10.2%	10.4%	10.2%

(1)	Major Occupancy Cost is based on the underwritten base rent and underwritten reimbursements.

(2)	2016 In-Line Sales PSF consist of Lane Bryant, Maurices, Vintage Stock, Gigi’s Cupcakes, and Pearle Vision.

(2)	2017 In-Line Sales PSF consist of Cato, Lane Bryant, Bath and Body Works, Vintage Stock, Gigi’s Cupcake, Pearle Vision and European Wax Center.

(3)	2018 In-Sales PSF consist of Cato, Lane Bryant, Bath and Body Works, Maurices, Vintage Stock, Motherhood Maternity, Gigi’s Cupcakes, Allure Nail Spa, Peale Vision, Mathnasium and European Wax Center.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #2	Cut-off Date Balance:	$41,580,000
1400 24th Avenue Northwest	University Town Center	Cut-off Date LTV:	63.0%
Norman, OK 73069		U/W NCF DSCR:	2.86x
		U/W NOI Debt Yield:	12.4%

The following table presents certain information relating to the lease rollover schedule at the University Town Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	3	8,902	2.6%	8,902	2.6%	$225,563	4.1%	$25.34
2021	14	41,175	11.8%	50,077	14.4%	$946,205	17.3%	$22.98
2022	7	43,274	12.4%	93,351	26.8%	$769,981	14.1%	$17.79
2023	13	108,879	31.2%	202,230	58.0%	$1,712,818	31.3%	$15.73
2024	3	26,335	7.5%	228,565	65.5%	$430,710	7.9%	$16.36
2025	1	69,330	19.9%	297,895	85.4%	$589,305	10.8%	$8.50
2026	3	15,000	4.3%	312,895	89.7%	$268,000	4.9%	$17.87
2027	1	15,000	4.3%	327,895	94.0%	$285,000	5.2%	$19.00
2028(3)	2	1,600	0.5%	329,495	94.4%	$246,600	4.5%	$154.13
2029	0	0	0.0%	329,495	94.4%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	329,495	94.4%	$0	0.0%	$0.00
Vacant	0	19,382	5.6%	348,877	100.0%	$0	0.0%	$0.00
Total/Weighted Average	47	348,877	100.0%			$5,474,181	100.0%	$16.61

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	The 2028 Annual U/W Base Rent PSF results from the 2028 expirations on the Kohl’s ground lease, whose rent is included in the underwriting analysis, but the square footage was not.

The following table presents historical occupancy percentages at the University Town Center Property:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	5/9/2019(2)
86.9%	88.0%	88.5%	94.4%
(1)	Information obtained from the University Town Center Borrower.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #2	Cut-off Date Balance:	$41,580,000
1400 24th Avenue Northwest	University Town Center	Cut-off Date LTV:	63.0%
Norman, OK 73069		U/W NCF DSCR:	2.86x
		U/W NOI Debt Yield:	12.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the University Town Center Property:

Cash Flow Analysis

	2016	2017	2018	TTM 04/30/2019	U/W	%(1)	U/W $ per SF
Rents in Place	$5,034,861	$5,166,461	$5,426,978	$5,512,160	$5,420,307	74.8%	$15.54
Contractual Rent Steps(2)	0	0	0	0	53,874	0.7	0.15
Grossed Up Vacant Space	0	0	0	0	464,696	6.4	1.33
Gross Potential Rent	$5,034,861	$5,166,461	$5,426,978	$5,512,160	$5,938,877	81.9%	$17.02
Other Income	1,717	36,291	794	(80)	6,000	0.1	0.02
Total Recoveries	1,056,109	1,063,889	1,158,509	1,221,552	1,303,741	18.0	3.74
Net Rental Income	$6,092,687	$6,266,641	$6,586,282	$6,733,632	$7,248,618	100.0%	$20.78
(Vacancy & Credit Loss)	0	0	0	0	(464,696)(3)	(7.8)	(1.33)
Effective Gross Income	$6,092,687	$6,266,641	$6,586,282	$6,733,632	$6,783,922	93.6%	$19.44

Real Estate Taxes	577,504	578,177	572,125	568,153	568,125	8.4	1.63
Insurance	50,122	54,573	63,477	65,048	154,621	2.3	0.44
Management Fee	262,363	285,486	289,252	292,827	203,518	3.0	0.58
Other Operating Expenses	667,834	557,013	614,415	699,561	699,561	10.3	2.01
Total Operating Expenses	$1,557,822	$1,475,248	$1,539,270	$1,625,589	$1,625,824	24.0%	$4.66

Net Operating Income	$4,534,865	$4,791,393	$5,047,012	$5,108,043	$5,158,098	76.0%	$14.78
Replacement Reserves	0	0	0	0	52,332	0.8	0.15
TI/LC	0	0	0	0	261,659	3.9	0.75
Net Cash Flow	$4,534,865	$4,791,393	$5,047,012	$5,108,043	$4,844,107	71.4%	$13.88

NOI DSCR	2.68x	2.83x	2.98x	3.02x	3.05x
NCF DSCR	2.68x	2.83x	2.98x	3.02x	2.86x
NOI Debt Yield	10.9%	11.5%	12.1%	12.3%	12.4%
NCF Debt Yield	10.9%	11.5%	12.1%	12.3%	11.7%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Represents contractual rent steps through May 2020.

(3)	The underwritten economic vacancy is 6.4%. The University Town Center Property was 94.4% leased as of May 9, 2019.

Appraisal. As of the appraisal valuation date of May 3, 2019, the University Town Center Property had an “as-is” appraised value of $66,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated May 6, 2019, there was no evidence of any recognized environmental conditions at the University Town Center Property.

Market Overview and Competition. The University Town Center Property is located in Norman, Cleveland County, Oklahoma, within the Oklahoma City metropolitan statistical area (the “Oklahoma City MSA”). The Oklahoma City MSA is one of the top 50 largest MSA’s in the United States with a population of over 1.39 million, and is expected to reach a population of 1.40 million by 2021. As of February 2019, the Oklahoma City MSA had a 3.3% unemployment rate, which was below the national average of 3.8%. Oklahoma City has diversified its economy to include sectors such as information technology services, health services, defense, aerospace, and public administration. Oklahoma City is home to Chesapeake Energy Corporation and Devon Energy Corporation, each a Fortune 500 company. Other major employers within the Oklahoma MSA include Tinker Air Force Base, University of Oklahoma – Norman, FAA Mike Monroney Aeronautical Center, Integris Health, Hobby Lobby and University of Oklahoma Health Sciences Center.

Access to the University Town Center Property’s neighborhood is provided by I-35 connecting the University Town Center Property with the Oklahoma City central business district to the north and the Dallas-Fort Worth MSA to the south. Secondary access is provided by Highway 9 connecting the University Town Center Property’s neighborhood with Bridge Creek to the west and Tecumseh to the east. The University Town Center Property’s neighborhood is considered suburban with a major retail corridor and single-family developments dispersed throughout. The immediate area is served by the public transit system due to its proximity to the University of Oklahoma. The University of Oklahoma (“OU”) is located 3.0 miles south of the University Town Center Property. As the largest university in the state, with a total enrollment of 31,702 students OU is the primary economic driver for the city of Norman, employing 12,941 people.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #2	Cut-off Date Balance:	$41,580,000
1400 24th Avenue Northwest	University Town Center	Cut-off Date LTV:	63.0%
Norman, OK 73069		U/W NCF DSCR:	2.86x
		U/W NOI Debt Yield:	12.4%

Additionally, the college’s football program contributes to Norman’s economy, drawing over 80,000 spectators to each football game and bringing in out-of-town traffic from all over the country during game day weekends. The University Town Center Property is located adjacent to the Embassy Suites Hotel & Convention Center, a 65,000 square foot conference center and a 10-story, 240-room hotel, the Max Westheimer Airport, and a new Hampton Inn, which is under construction. Additionally, there is a mixed-use development being planned adjacent to the University Town Center Property called The University North Park Entertainment District. This planned project will consist of 150,000 square feet of retail and restaurant space, a 10,000 seat arena, a conference center, a new hotel and more than 1,600 senior family, multi-family and single family housing units at a projected completed cost of $460 million. According to a third party market research report, the 2019 estimated population within a one, three, and five-mile radius is 6,345, 53,526 and 109,775. The average household income within the same radii is $97,432, $83,344, and $76,555.

Submarket Information – According to the appraisal, the University Town Center Property is situated within the Norman retail submarket. As of the first quarter of 2019, the submarket reported a total inventory of 9.9 million square feet with 3.6% vacancy rate and an average quoted rental rate of $16.40 per square feet. As of the first quarter of 2019, the Norman retail submarket reported positive net absorption of 19,696 square feet and completions of 89,793 square feet.

Appraiser’s Comp Set – The appraiser identified four primary competitive properties for the University Town Center Property totaling approximately 215,317 square feet, which reported an average occupancy rate of approximately 93.8%. The appraiser concluded to net market rents for the University Town Center Property of $28.00 per square foot, for in-line tenants, $18.00 per square foot for Jr. anchor tenants, and $35.00 per square foot for restaurant/high visibility tenants.

The following table presents certain information relating to the appraiser’s market rent conclusion for the University Town Center Property:

Market Rent Summary(1)

	In-Line	Jr. Anchor	Restaurant/High Visibility
Market Rent (PSF)	$28.00	$18.00	$35.00
Lease Term (Years)	5	10	5
Lease Type (Reimbursements)	NNN	NNN	NNN
Rent Increase Projection	2.0%	2.0%	2.0%

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales for the University Town Center Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Tulsa Hills Shopping Center	Tulsa, OK	473,254	Sep-18	$70,000,000	$147.91
Bryant Square	Edmond, OK	265,606	Feb-18	$38,000,000	$143.07
Quail Springs Marketplace	Oklahoma City, OK	293,788	Jan-18	$43,500,000	$148.07
Kyle Crossing	Kyle, TX	121,485	Dec-18	$28,000,000	$230.48
Moore Plaza	Corpus Christi, TX	380,600	Jan-18	$71,000,000	$186.55

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #2	Cut-off Date Balance:	$41,580,000
1400 24th Avenue Northwest	University Town Center	Cut-off Date LTV:	63.0%
Norman, OK 73069		U/W NCF DSCR:	2.86x
		U/W NOI Debt Yield:	12.4%

The following table presents certain information relating to four comparable leases of inline tenants to those at the University Town Center Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size	Annual Base Rent PSF	Reimbursement Amount PSF	Lease Type
OKC Retail 13230 Pawnee Drive Oklahoma City, OK	2016/NAP	76,360	28.8 miles	100.0%	5.0 Yrs	3,813 SF	$32.00	$15.00	NNN
Spring Creek Plaza 1440-1472 S. Bryant Avenue Edmond, OK	1999/NAP	35,974	32.2 miles	91.0%	5.0 Yrs	2,200 SF	$28.00	$15.00	NNN
Shoppes at McAuley Plaza 4210 W. Memorial Road Oklahoma City, OK	2016/NAP	13,500	32.7 miles	92.0%	5.0 Yrs	1,400 SF	$28.00	$15.00	NNN
Rockwell Plaza 8503-8549 N. Rockwell Avenue Oklahoma City, OK	1981/NAP	89,483	29.8 miles	92.0%	5.0 Yrs	1,870 SF	$24.00	$15.00	NNN

(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – The University Town Center Mortgage Loan documents require an upfront real estate tax reserve of $397,688 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be necessary to pay taxes over the then succeeding twelve months (initially $47,344). Academy Sports and Kohl’s pay their real estate taxes directly to the taxing authority.

Insurance – The University Town Center Mortgage Loan documents do not require ongoing monthly escrows for insurance premiums so long as (i) no event of default has occurred and is continuing, (ii) the University Town Center Borrower provides the lender with evidence that the University Town Center Property insurance coverage is included in an acceptable blanket policy, (iii) the University Town Center Borrower provides the lender with satisfactory evidence of renewal of the insurance policy, and (iv) the University Town Center Borrower provides the lender with evidence of timely payments of the insurance premiums no later than ten business days prior to the expiration of the polices.

Replacement Reserves – The University Town Center Mortgage Loan documents require ongoing monthly replacement reserves of $4,361.

TI/LC Reserve – The University Town Center Mortgage Loan documents require an upfront tenant improvements and leasing commissions (“TI/LC”) reserve of $1,500,000. Ongoing monthly TI/LC reserve deposits will not be required so long as the TI/LC subaccount equals (i) $1,500,000 so long as no Critical Tenant Trigger Event (see “Lockbox and Cash Management” section) exists, and (ii) $2,000,000 if a Critical Tenant Trigger Event exists (such amount, the “TI/LC Cap”). Ongoing monthly TI/LC reserves of (i) $21,805 (subject to the TI/LC Cap) will be required if no Critical Tenant Trigger Event exists, and (ii) $58,146 (subject to the TI/LC Cap) if Critical Tenant Trigger Event exists.

Deferred Maintenance Reserve – The University Town Center Mortgage Loan documents require an upfront reserve of $20,250 for immediate repairs.

Lockbox and Cash Management. The University Town Center Mortgage Loan requires a springing lockbox and a springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below) the borrower is required to establish a lender-controlled lockbox account and instruct tenants to deposit rents into such lockbox account. All revenues received by the University Town Center Borrower or the property manager are required to be deposited into the lockbox account within one business day of receipt. Pursuant to the University Town Center loan documents, all excess funds on deposit are required to be applied as follows (a) if a Cash Sweep Event (as defined below) is not in effect, to the University Town Center Borrower; and (b) if a Cash Sweep Event is in effect, to an excess cash flow account to be held as additional security for the University Town Center Loan. The University Town Center Borrower may avoid a Cash Sweep DSCR Trigger Event upon satisfaction of the Avoidance Conditions (as defined below), and in this case, the related funds will also be deposited to the excess cash flow account.

A “Cash Management Trigger Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	a bankruptcy action of the University Town Center Borrower, guarantor or property manager; provided that if the bankruptcy action of the manager involves a property manager who is not affiliated with the University Town Center Borrower, then the University Town Center Borrower will have a period of 30 days to terminate and replace the property manager before a Cash Management Trigger Event occurs; or

(iii)	a Cash Management DSCR Trigger Event (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #2	Cut-off Date Balance:	$41,580,000
1400 24th Avenue Northwest	University Town Center	Cut-off Date LTV:	63.0%
Norman, OK 73069		U/W NCF DSCR:	2.86x
		U/W NOI Debt Yield:	12.4%

A Cash Management Trigger Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default having been accepted or waived by lender;

●	with regard to clause (ii) above, when such bankruptcy action petition having been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the University Town Center Borrower or guarantor and within 120 days for the property manager or, with respect to the manager, the University Town Center Borrower replacing the property manager with a qualified manager acceptable to the lender; and

●	with regard to clause (iii) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.20x for two consecutive quarters.

A “Cash Management DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x.

A “Cash Sweep Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	a bankruptcy action of the University Town Center Borrower, guarantor or property manager; provided that if the bankruptcy action of the property manager involves a property manager who is not affiliated with the University Town Center Borrower, then the University Town Center Borrower will have a period of 30 days to terminate and replace the property manager before a Cash Sweep Event occurs; or

(iii)	a Cash Sweep DSCR Trigger Event (as defined below).

A Cash Sweep Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default having been accepted or waived by lender;

●	with regard to clause (ii) above, such bankruptcy action petition having been discharged, stayed, or dismissed within 60 days of such filing among other conditions for the University Town Center Borrower or guarantor and within 120 days for the property manager or, with respect to the property manager, the University Town Center Borrower replacing the property manager with a qualified manager acceptable to the lender; and

●	with regard to clause (iii) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.20x for two consecutive quarters.

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x; provided that the University Town Center Borrower may avoid the Cash Sweep DSCR Trigger Event by satisfying the Avoidance Conditions.

The “Avoidance Conditions” require that the University Town Center Borrower, within five days of the Cash Sweep Trigger Event (and provided no other Cash Sweep Event exists), deposit in the excess cash flow account an amount equal to the Avoidance Deposit (as defined below) for each year the University Town Center Borrower desires to avoid the existence of a Cash Sweep Event period.

The “Avoidance Deposit” means, (i) $1,340,000 if the TI/LC account equals or exceeds the required TI/LC Cap and (ii) $1,075,000 if the balance of funds in the TI/LC account is less than or equal to the required TI/LC Cap.

A “Critical Tenant Trigger Event” will occur upon:

(i)	Academy Sports or any other tenant occupying the space currently occupied by Academy Sports (a “Critical Tenant” and each related lease, a “Critical Tenant Lease”) giving notice of its intention to not extend or renew its lease;

(ii)	the date that is six months prior to the related lease expiration date if the Critical Tenant has failed to give notice of its election to renew its lease;

(iii)	the date on which the Critical Tenant is required under its lease to notify the University Town Center Borrower of its election to renew its lease, if the Critical Tenant fails to give such notice;

(iv)	an event of default under the Critical Tenant Lease occurring or continuing;

(v)	a bankruptcy action with respect to the Critical Tenant or guarantor of any Critical Tenant occurring; or

(vi)	the Critical Tenant discontinuing its normal business operations.

A “Critical Tenant Trigger Event Cure” will occur upon:

●	with regard to clause (i), (ii) or (iii) above, (x) the date that (1) the Critical Tenant Lease extension is executed and delivered to the lender by the University Town Center Borrower and the related tenant improvement costs, leasing commissions and other material costs and expenses have been deposited into the Critical Tenant TI/LC account; or (2) a Critical Tenant Space Re-Tenanting Event (as defined below) has occurred;

●	with regard to clause (iv) above, a cure of the applicable default;

●	with regard to clause (v) above, an affirmation of the Critical Tenant lease in the applicable bankruptcy proceeding and confirmation that the Critical Tenant is actually paying all rents and other amounts under the lease; or

●	with regard to clause (vi) above, the Critical Tenant re-commencing its normal business operations or a Critical Tenant Space Re-Tenanting Event (as defined below) occurring.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #2	Cut-off Date Balance:	$41,580,000
1400 24th Avenue Northwest	University Town Center	Cut-off Date LTV:	63.0%
Norman, OK 73069		U/W NCF DSCR:	2.86x
		U/W NOI Debt Yield:	12.4%

A “Critical Tenant Space Re-Tenanting Event” will occur on the date each of the following conditions has been satisfied: (i) the Critical Tenant space (or not less than 41,598 square feet of the related Critical Tenant space, as long as the aggregate annual rent and reimbursements from the re-tenanted portion of the Critical Tenant space is not less than $445,000) is leased to one or more replacement tenants for a term of at least five years and on terms that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space have been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

Property Management. The University Town Center Property is managed by Rainier Realty Management, LLC, an affiliate of the University Town Center Borrower sponsor.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The University Town Center Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the University Town Center Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the University Town Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 –SoCal Retail Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Argentic Real Estate Finance LLC		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype(5):	Various – Retail/Office
	Original Principal Balance(1):	$40,000,000		Location:	Various, CA
	Cut-off Date Balance(1):	$40,000,000		Size(5):	1,481,231 SF
	% of Initial Pool Balance:	4.4%		Cut-off Date Balance Per SF(1):	$145.00
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$145.00
	Borrower Sponsor:	Mark Gabay		Year Built/Renovated:	Various/Various
	Guarantor:	Mark Gabay		Title Vesting:	Fee
	Mortgage Rate:	4.0509%		Property Manager:	Excel Property Management (borrower-related)
	Note Date:	April 25, 2019		Current Occupancy (As of):	99.0% (3/1/2019)
	Seasoning:	3 months		YE 2018 Occupancy:	94.6%
	Maturity Date:	May 6, 2029		YE 2017 Occupancy:	95.4%
	IO Period:	120 months		YE 2016 Occupancy:	96.4%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	89.8%
	Amortization Term (Original):	0 months		Appraised Value:	$413,250,000
	Loan Amortization Type:	Interest-only,Balloon		Appraised Value Per SF:	$279
	Call Protection(2):	L(27),GRTR 1% or YM(88),O(5)		Appraisal Valuation Date:	Various
	Lockbox Type:	Hard / Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1)(3):	Yes
	Additional Debt Type (Balance)(1) (3):	Pari Passu ($174,785,000)		YE 2018 NOI:	$20,078,785
				YE 2017 NOI:	$19,757,624
				YE 2016 NOI:	$17,772,993
				U/W Revenues:	$27,692,309
				U/W Expenses:	$6,462,745
				U/W NOI:	$21,229,564
				U/W NCF:	$20,192,702
Escrows and Reserves(4)				U/W DSCR based on NOI/NCF(1):	2.40x / 2.28x
	Initial	Monthly	Cap	U/W Debt Yield based on NOI/NCF(1):	9.9% / 9.4%
Taxes	$680,770	$226,923	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.9% / 9.4%
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	52.0%
Replacement Reserve	$0	$24,687	$592,492	LTV Ratio at Maturity(1):	52.0%
TI/LC Reserve	$3,000,000	Springing	$3,000,000
Other	$729,724	$0	NAP

Sources and Uses
Sources			Uses
Original whole loan amount	$214,785,000	100.0%	Loan Payoff	$193,896,558	90.3%
			Upfront Reserves	4,410,494	2.1
			Closing costs	1,326,506	0.6
			Return of Equity	15,151,442	7.1
Total Sources	$214,785,000	100.0%	Total Uses	$214,785,000	100.0%

(1)	The SoCal Retail Portfolio Mortgage Loan (as defined below) is part of the SoCal Retail Portfolio Whole Loan (as defined below), which comprises eight pari passu notes with an aggregate original balance of $214,785,000. All statistical information related to the Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the SoCal Retail Portfolio Whole Loan.

(2)	After the earlier of (i) April 25, 2022 or (ii) two years from the closing date of the securitization that includes the last pari passu note of the SoCal Retail Portfolio Whole Loan to be securitized, and prior to January 6, 2029, the SoCal Retail Portfolio Whole Loan may be prepaid in whole, but not in part, subject to payment of the greater of (a) 1% of any applicable prepayment, or (b) a yield maintenance premium.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of the additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The SoCal Retail Portfolio Properties (as defined below) consist of 13 retail properties comprising 1,448,731 square feet and one office property comprising 32,500 square feet, of which 5,000 square feet is retail.

The Mortgage Loan. The mortgage loan (the “SoCal Retail Portfolio Mortgage Loan”) is part of a whole loan (the “SoCal Retail Portfolio Whole Loan”) evidenced by eight pari passu notes with an original principal balance of $214,785,000 and an outstanding principal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #3	Cut-off Date Balance:	$40,000,000
Various - Various	SoCal Retail Portfolio	Cut-off Date LTV:	52.0%
Property Addresses - Various		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

balance as of the Cut-off Date of $214,785,000 secured by a first mortgage encumbering the fee interest in one office and 13 retail properties located in various cities throughout Southern California (the “SoCal Retail Portfolio Properties” or the “SoCal Retail Portfolio”). The SoCal Retail Portfolio Mortgage Loan represents non-controlling Note A-3, which has an original principal balance of $40,000,000, and will be included in the WFCM 2019-C52 securitization trust. The controlling Note A-1 and non-controlling Note A-5, in the aggregate original principal amount of $60,000,000 were contributed to the MSC 2019-H7 securitization transaction. The non-controlling Notes A-2, A-7, and A-8, in the aggregate original principal balance of $64,785,000 were contributed to the MSC 2019-H6 securitization transaction. The non-controlling Notes A-4, and A-6, in the aggregate original principal balance of $50,000,000 (together with Notes A-1, A-2, A-5, A-7, and A-8, the “SoCal Retail Portfolio Non-Serviced Pari Passu Companion Loans”), are expected to be contributed to one or more future securitization transactions. See “Description of the Mortgage Pool – The Whole Loans – The Non Serviced Pari Passu Whole Loans”, “The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement – Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
SoCal Retail Portfolio Mortgage Loan
A-3	$40,000,000	$40,000,000	WFCM 2019-C52	No
SoCal Retail Portfolio Non-Serviced Pari Passu Companion Loans
A-1, A-5	$60,000,000	$60,000,000	MSC 2019-H7	Yes
A-2, A-7, A-8	$64,785,000	$64,785,000	MSC 2019-H6	No
A-4	$35,000,000	$35,000,000	AREF or an affiliate	No
A-6	$15,000,000	$15,000,000	AREF or an affiliate	No
Total	$214,785,000	$214,785,000

The Borrowers and Borrower Sponsor. The borrowers are Iris19 LP, Azalea19 LP, Camellia19 LP, Magnolia19 LP, Carnation19 LP, Lilac19 LP, Lily19 LP, Dahlia19 LP, Marigold19 LP, Lavender19 LP, Primrose19 LP, Gardenia19 LP, Orchid19 LP, Daphne19 LP and Tulip19 LP (the “SoCal Retail Portfolio Borrowers”), each a Delaware limited partnership structured to be a bankruptcy-remote entity. The general partner of the SoCal Retail Portfolio Borrowers is Flowerfield19 LLC, a Delaware limited liability company with two independent directors. The borrower sponsor and nonrecourse carve-out guarantor of the SoCal Retail Portfolio Whole Loan is Mark Gabay.

Mark Gabay owns approximately 50.5% of the ownership interest in the SoCal Retail Portfolio Borrowers and is a co-managing partner at the Charles Company. Headquartered in West Hollywood, the Charles Company is a family-owned real estate development group established in 1979. The Charles Company controls and administers all aspects of acquisition, design planning, property management, and leasing through its in-house staff. It has developed projects throughout California, accumulating over 4.0 million square feet of commercial real estate, with a focus on eight Southern California counties (Imperial, Los Angeles, Orange, Riverside, Sacramento, San Bernardino, San Diego and Ventura) and one Nevada county (Washoe).

The borrower sponsor was the sponsor of a mortgage loan that went into monetary default and was transferred to special servicing in March 2009. Following a loan modification, the special servicer initiated foreclosure proceedings in April 2010 and the related mortgaged property was sold in December 2013. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Arman Gabay, the holder of a non-controlling 49.5% limited interest in the SoCal Retail Portfolio Borrowers and the brother of the borrower sponsor, is a defendant to a criminal complaint alleging, among other things, three felony counts of wire fraud and two felony counts of federal program bribery relating to Arman’s allegedly having conspired with and bribing a senior Los Angeles County Official who had responsibility for Los Angeles County’s process for leasing office space for various of its agencies for the purpose of securing leases in properties in which he owned an interest. None of the leases or properties associated with the criminal proceeding are SoCal Retail Portfolio Properties. The borrower sponsor is not a named defendant in such criminal complaint and the SoCal Retail Portfolio Whole Loan documents prohibit the transfer of a controlling interest in the SoCal Retail Portfolio Borrowers, the general partner of the SoCal Retail Portfolio Borrowers, or any SoCal Retail Portfolio Property to Arman Gabay.

The Properties. The SoCal Retail Portfolio is a 14-property, 1,448,731 square-foot portfolio of 13 retail properties and one office property located throughout Southern California. The properties were constructed from 1958 to 2014 and range in size from 10,324 square feet to 397,718 square feet, with no property comprising of more than 27.0% of the total net rentable area. As of March 1, 2019, the SoCal Retail Portfolio Properties were occupied by 138 tenants and have a portfolio occupancy of 99.0% with six vacant spaces totaling 14,190 square feet. The tenant roster is granular, with no tenant comprising more than 10.1% of the portfolio’s total net rentable area or 5.7% of underwritten base income. In addition, the lease expiration schedule is dispersed with no more than 14.9% of net rentable area and 14.8% of underwritten base income expiring during any one year of the SoCal Retail Portfolio Whole Loan term. Ten of the 14 properties are 100.0% occupied. Current tenants have a weighted average remaining lease term of approximately 6.5 years, excluding month-to-month tenants. Approximately 43 tenants (or 50.6% of NRA) have been at the respective

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #3	Cut-off Date Balance:	$40,000,000
Various - Various	SoCal Retail Portfolio	Cut-off Date LTV:	52.0%
Property Addresses - Various		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

properties for over 10 years. Furthermore, investment grade tenants lease 43.9% of the net rentable square footage and contribute to approximately 35.7% of the underwritten base rent.

The following table presents certain information regarding the SoCal Retail Portfolio Properties:

Portfolio Summary(1)
Property Name – Location	Allocated Whole Loan Cut-off Date Balance	% of Portfolio Whole Loan Cut-off Date Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	U/W NCF	% of U/W NCF
The Springs	$45,650,000	21.3%	98.4%	2008/2015	397,718	$87,000,000	$3,830,786	19.0%
Summerwood	$31,687,000	14.8%	100.0%	1968/2011	178,770	$58,000,000	$2,931,334	14.5%
Food 4 Less - Target Center	$21,690,000	10.1%	100.0%	1993, 2007/NAP	196,436	$45,000,000	$1,985,727	9.8%
El Super Center	$21,219,000	9.9%	100.0%	2012, 2014/NAP	117,230	$40,000,000	$2,058,807	10.2%
Island Plaza	$16,220,000	7.6%	100.0%	1967,1968, 1980, 1995/NAP	77,772	$30,500,000	$1,572,064	7.8%
Baldwin Park Promenade	$11,505,000	5.4%	100.0%	2006, 2007/NAP	49,906	$23,700,000	$1,203,691	6.0%
Lynwood Plaza	$11,411,000	5.3%	96.0%	2003/NAP	75,245	$23,500,000	$1,150,049	5.7%
El Cajon (CVS)	$9,902,000	4.6%	100.0%	2005/NAP	29,986	$15,500,000	$974,290	4.8%
Loma Vista	$8,771,000	4.1%	99.2%	1990/NAP	97,547	$17,000,000	$921,060	4.6%
MLK Medical	$8,441,000	3.9%	100.0%	1958/2005	32,500	$15,200,000	$823,913	4.1%
Hawthorne Plaza	$8,111,000	3.8%	100.0%	1978/NAP	70,750	$17,500,000	$728,567	3.6%
Five Points Plaza	$7,922,000	3.7%	95.6%	1985-1986/NAP	89,537	$17,100,000	$865,842	4.3%
Towne Center Square	$7,261,000	3.4%	100.0%	1995/NAP	57,510	$14,600,000	$682,915	3.4%
Camarillo	$4,995,000	2.3%	100.0%	2014/NAP	10,324	$8,650,000	$463,657	2.3%
Total/Weighted Average	$214,785,000	100.0%	99.0%		1,481,231	$413,250,000	$20,192,702	100.0%

(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #3	Cut-off Date Balance:	$40,000,000
Various - Various	SoCal Retail Portfolio	Cut-off Date LTV:	52.0%
Property Addresses - Various		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

The following table presents certain information relating to the SoCal Retail Portfolio Properties:

Property Summary(1)
Property Name	City	State	Property SF	Year Built/Renovated	Physical Occupancy	# of Tenants	Major Tenants
The Springs	Palm Springs	CA	397,718	2008/2015	98.4%	25	The Home Depot(2), Ross Dress for Less, Marshalls, Bed Bath and Beyond, Burlington Coat Factory and Aldi
Summerwood	Lakewood	CA	178,770	1968/2011	100.0%	13	Smart & Final, Marshalls, Henry’s Market/Sprouts, Alin Party Supply, HomeGoods
Food 4 Less – Target Center	Long Beach	CA	196,436	1993, 2007/NAP	100.0%	7	Target(2), Food 4 Less
El Super Center	La Puente	CA	117,230	2012, 2014/NAP	100.0%	14	El Super
Island Plaza	West Covina	CA	77,772	1967, 1968, 1980, 1995/NAP	100.0%	11	Island Pacific Market
Baldwin Park Promenade	Baldwin Park	CA	49,906	2006, 2007/NAP	100.0%	11	Smart & Final, CVS(2)
Lynwood Plaza	Lynwood	CA	75,245	2003/NAP	96.0%	9	Smart & Final, 99cents Only Store, Goodwill
El Cajon (CVS)	El Cajon	CA	29,986	2005/NAP	100.0%	7	CVS
Loma Vista	Fontana	CA	97,547	1990/NAP	99.2%	13	Superior Super Warehouse
MLK Medical	Lynwood	CA	32,500	1958/2005	100.0%	3	ALTAMED Health Services, Kaiser Foundation Health Plan
Hawthorne Plaza	Hawthorne	CA	70,750	1978/NAP	100.0%	2	Marshalls, Walmart
Five Points Plaza	Rialto	CA	89,537	1985-1986/NAP	95.6%	15	El Super, Planet Fitness
Towne Center Square	Rancho Cucamonga	CA	57,510	1995/NAP	100.0%	3	Seafood City Supermarket
Camarillo	Camarillo	CA	10,324	2014/NAP	100.0%	5	NAP(3)
Total/Wtd. Avg.			1,481,231		99.0%	138

(1)	Information obtained from the underwritten rent roll.

(2)	The tenants lease their spaces pursuant to a ground lease.

(3)	Camarillo consists of in-line tenants but is a part of a power/outlet shopping center (the remainder of which is not collateral for the SoCal Retail Portfolio Whole Loan) anchored by Saks Off 5th, Neiman Marcus Last Call, Forever 21, and Gap.

The following table presents historical occupancy percentages at the SoCal Retail Portfolio:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	3/1/2019(2)
89.8%	96.4%	95.4%	94.6%	99.0%

(1)	Information provided by the SoCal Retail Portfolio Borrower.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #3	Cut-off Date Balance:	$40,000,000
Various - Various	SoCal Retail Portfolio	Cut-off Date LTV:	52.0%
Property Addresses - Various		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

The following table presents historical occupancy percentages at each of the properties in the SoCal Retail Portfolio:

Historical Occupancy(1)
Property Name	2015	2016	2017	2018	3/1/2019
The Springs	80.3%	91.8%	91.1%	95.7%	98.4%
Summerwood	98.0%	99.2%	100.0%	100.0%	100.0%
Food 4 Less - Target Center	100.0%	100.0%	100.0%	100.0%	100.0%
El Super Center	62.2%	92.6%	77.4%	77.4%	100.0%
Island Plaza	80.7%	100.0%	100.0%	100.0%	100.0%
Baldwin Park Promenade	93.0%	93.0%	97.0%	100.0%	100.0%
Lynwood Plaza	94.4%	90.4%	96.0%	80.1%	96.0%
El Cajon (CVS)	100.0%	100.0%	100.0%	100.0%	100.0%
Loma Vista	100.0%	100.0%	99.2%	99.2%	99.2%
MLK Medical	100.0%	100.0%	100.0%	100.0%	100.0%
Hawthorne Plaza	100.0%	100.0%	100.0%	100.0%	100.0%
Five Points Plaza	98.0%	100.0%	100.0%	77.7%	95.6%
Towne Center Square	100.0%	100.0%	100.0%	100.0%	100.0%
Camarillo	100.0%	100.0%	100.0%	100.0%	100.0%
Total/Wtd. Avg.	89.8%	96.4%	95.4%	94.6%	99.0%

(1)	Information obtained from the underwritten rent roll.

The four largest SoCal Retail Portfolio Properties (The Springs, Summerwood, Food 4 Less – Target Center and El Super Center) represent 56.1% of the total Cut-off Date Balance of the SoCal Retail Portfolio Whole Loan, comprise 60.1% of the net rentable area and account for 53.5% of the underwritten base rent.

The Springs (21.3% of Allocated Cut-off Date Balance; 26.9% of NRA; 19.0% of U/W NCF) – The Springs property is a 397,718 square foot, multi-tenant anchored neighborhood center featuring nine, single-story buildings located in Palm Springs, California. The Springs property is 98.4% leased as of March 1, 2019 and includes three pad sites that are ground leased to Jack in the Box and Wells Fargo, and one single-tenant outparcel building that is ground leased to The Home Depot. The improvements were constructed in 2008. The Springs property is served by 1,748 open parking spaces providing for a parking ratio of approximately 4.4 spaces per 1,000 square feet of net rentable area.

Summerwood (14.8% of Allocated Cut-off Date Balance; 12.1% of NRA; 14.5% of U/W NCF) – The Summerwood property is a 178,770 square foot multi-tenant anchored neighborhood center featuring four, single-story buildings in Lakewood, California. The Summerwood property is 100.0% leased as of March 1, 2019 and includes three pad sites that are leased to Chase Bank, US Army, US Air Force, Der Wienerschnitzel, Burgerhim, and IP Nails Spa. The majority of the improvements (main building) were constructed in 1968. The Summerwood property is anchored by Smart & Final, Marshalls, Henry’s Market/Sprouts, Alin Party Supply, and Home Goods with the remaining tenants representing a mix of local and national retailers. The Summerwood property is served by 674 open parking spaces providing for a parking ratio of approximately 3.8 spaces per 1,000 square feet of net rentable area.

Food 4 Less – Target Center (10.1% of Allocated Cut-off Date Balance; 13.3% of NRA; 9.8% of U/W NCF) – The Food 4 Less – Target Center property is a 196,436 square foot, multi-tenant anchored neighborhood center featuring four, single-story buildings located in Long Beach, California. The Food 4 Less – Target Center property is 100.0% leased as of March 1, 2019. The majority of the improvements (main building) were constructed in 1993 and 2007. The Food 4 Less – Target Center property is anchored by Target and Food 4 Less with the remaining tenants representing a mix of local and national retailers. Target and Taco Bell are leased pursuant to ground leases. The Food 4 Less – Target Center property is served by 782 open parking spaces providing for a parking ratio of approximately 4.0 spaces per 1,000 square feet of net rentable area.

El Super Center (9.9% of Allocated Cut-off Date Balance; 7.9% of NRA; 10.2% of U/W NCF) – The El Super Center property is an 117,230 square foot, multi-tenant anchored neighborhood center featuring three, single-story buildings located in La Puente, California. The majority of the improvements (main building) were constructed in 2012 and 2014. The El Super Center property is 100.0% leased as of March 1, 2019 and is anchored by El Super with the remaining tenants representing a mix of local and national retailers. The El Super Center property is served by 478 open parking spaces providing for a parking ratio of approximately 4.1 spaces per 1,000 square feet of net rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #3	Cut-off Date Balance:	$40,000,000
Various - Various	SoCal Retail Portfolio	Cut-off Date LTV:	52.0%
Property Addresses - Various		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

The following table presents certain information relating to the leases at the SoCal Retail Portfolio Properties:

Tenant Summary(1)
Tenant Name	Locations	Credit Rating (Fitch/ Moody’s/ S&P) (2)	Tenant SF	Approx. % of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Options (Y/N)	2018 Sales PSF / Occupancy Cost %
RETAIL PROPERTIES
Anchor Tenants
The Home Depot	1	A/A2/A	149,591	10.1%	$572,180	2.4%	$3.82	1/31/2034	5 x 5 Yrs	N	$401 / 1.0%
Target	1	A-/A2/A	133,987	9.0%	$1,168,940	5.0%	$8.72	1/31/2028	8 x 5 Yrs	N	$261 / 4.4%
Marshalls(4)	3	NR/A2/A+	92,132	6.2%	$1,214,542	5.2%	$13.18	Various	Various	N	(5)
El Super(6)	2	NR/NR/NR	91,967	6.2%	$984,419	4.2%	$10.70	Various	Various	N	(7)
Superior Super Warehouse	1	NR/NR/NR	81,071	5.5%	$603,979	2.6%	$7.45	4/30/2021	3 x 5 Yrs	N	$176 / 4.8%
Smart & Final(8)	3	NR/NR/B	73,150	4.9%	$1,328,265	5.7%	$18.16	Various	Various	N	(9)
Food 4 Less	1	NR/Baa1/BBB	52,924	3.6%	$899,708	3.8%	$17.00	6/30/2033	3 x 5 Yrs	N	$505 / 4.2%
Walmart	1	AA/Aa2/AA	35,500	2.4%	$419,000	1.8%	$11.80	7/9/2023	4 x 5 Yrs	N	N/A
Ross Dress for Less	1	NR/A3/A-	30,000	2.0%	$262,500	1.1%	$8.75	2/1/2029	4 x 5 Yrs	N	$433 / 2.7%
Seafood City Supermarket	1	NR/NR/NR	28,583	1.9%	$385,871	1.6%	$13.50	10/31/2023	3 x 5 Yrs	N	$455 / 4.1%
Bed Bath & Beyond	1	NR/Baa3/BB+	28,245	1.9%	$372,834	1.6%	$13.20	1/31/2025	4 x 5 Yrs	N	$276 / 5.7%
Party City	2	NR/NR/NR	27,724	1.9%	$495,203	2.1%	$17.86	Various	Various	N	$166 / 14.1%(10)
Henry’s Market/Sprouts	1	NR/NR/NR	27,072	1.8%	$536,026	2.3%	$19.80	6/30/2021	4 x 5 Yrs	N	$768 / 2.8%
Alin Party Supply	1	NR/NR/NR	27,004	1.8%	$560,603	2.4%	$20.76	5/31/2024	3 x 5 Yrs	N	N/A
Home Goods	1	NR/A2/A+	24,000	1.6%	$252,000	1.1%	$10.50	2/28/2023	4 x 5 Yrs	N	$325 / 3.8%
Planet Fitness	1	NR/NR/NR	19,700	1.3%	$295,500	1.3%	$15.00	5/31/2029	2 x 5 Yrs	N	N/A
Subtotal/Wtd. Avg.			922,650	62.3%	$10,351,569	44.1%	$11.22

Major Tenants			101,738	6.9%	$1,885,286	8.0%	$18.53
In Line Tenants			389,148	26.3%	$9,746,706	41.6%	$25.05
Remaining Outparcel Tenants			20,505	1.4%	$517,454	2.2%	$25.24
Other Tenants			500	0.0%	$63,937	0.3%	$127.87
Subtotal/Wtd. Avg.			511,891	34.6%	$12,213,382	52.1%	$23.86

Vacant Retail			14,190	1.0%

Retail Collateral Subtotal			1,448,731	97.8%	$22,564,951	96.2%	$15.73

Office Collateral Subtotal(11)			32,500	2.2%	$886,881	3.8%	$27.29

Total/Wtd. Avg.			1,481,231	100.0%	$23,451,832	100.0%	$15.99

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	Annual UW Rent PSF and Annual UW Rent include contractual rent steps through March 2020 totaling $168,288 and straight-line rent totaling $176,105 for investment grade rated tenants through their respective lease terms within the SoCal Retail Portfolio Whole Loan term.

(4)	Marshalls leases 35,250 square feet at the Hawthorne Plaza property expiring October 31, 2020, 28,652 square feet at The Springs property expiring April 30, 2024 and 28,230 square feet at the Summerwood property expiring September 30, 2022.

(5)	The 2018 Sales PSF / Occupancy Cost % for Marshalls at the Hawthorne Plaza property, The Springs property, and the Summerwood property were $336 / 5.0%, $234 / 7.4%, and $336 / 4.1%, respectively.

(6)	El Super leases 46,967 square feet at the Five Points Plaza property expiring March 31, 2025 and 45,000 square feet at the El Super Center property expiring March 31, 2027.

(7)	The 2018 Sales PSF / Occupancy Cost % for El Super at the Five Points Plaza property and El Super Center property were $516 / 1.9% and $476 / 4.2%, respectively.

(8)	Smart & Final leases 31,500 square feet at the Summerwood property expiring June 30, 2021, 20,925 square feet at the Lynwood Plaza property expiring September 30, 2023 and 20,725 square feet at the Baldwin Park Promenade property expiring December 31, 2022.

(9)	The 2018 Sales PSF / Occupancy Cost % for Smart & Final at the Summerwood property, the Lynwood Plaza property, and the Baldwin Park Promenade property were $619 / 4.1%, $516 / 3.6%, and $753 / 3.3%, respectively.

(10)	2018 Sales PSF / Occupancy Cost % is for the Party City located at the Towne Center Square property.

(11)	5,000 square feet of the MLK Medical property is leased to Chase Bank as retail space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #3	Cut-off Date Balance:	$40,000,000
Various - Various	SoCal Retail Portfolio	Cut-off Date LTV:	52.0%
Property Addresses - Various		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

The following table presents certain information relating to the lease rollover schedule at the SoCal Retail Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Base Rent PSF Rolling(3)	Approx. % of Totalsquare feet Rolling	Approx. Cumulative % ofsquare feet Rolling	Total UW Base Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	15	27,215	$24.74	1.8%	1.8%	$673,216	2.9%	2.9%
2019	8	12,218	$42.17	0.8%	2.7%	$515,232	2.2%	5.1%
2020	13	72,769	$24.41	4.9%	7.6%	$1,776,342	7.6%	12.6%
2021	16	221,015	$15.75	14.9%	22.5%	$3,481,695	14.8%	27.5%
2022	16	128,134	$17.92	8.7%	31.1%	$2,295,693	9.8%	37.3%
2023	22	195,734	$16.69	13.2%	44.4%	$3,266,662	13.9%	51.2%
2024	12	114,267	$20.75	7.7%	52.1%	$2,371,547	10.1%	61.3%
2025	9	103,441	$15.47	7.0%	59.1%	$1,600,345	6.8%	68.1%
2026	3	31,483	$15.29	2.1%	61.2%	$481,336	2.1%	70.2%
2027	5	64,986	$17.13	4.4%	65.6%	$1,113,493	4.7%	74.9%
2028	6	163,984	$11.64	11.1%	76.6%	$1,908,358	8.1%	83.1%
2029	7	86,866	$18.47	5.9%	82.5%	$1,604,278	6.8%	89.9%
2030 & Beyond	6	244,929	$9.65	16.5%	99.0%	$2,363,634	10.1%	100.0%
Vacant	0	14,190	$0.00	1.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	138	1,481,231	$15.99	100.0%		$23,451,832	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Total/Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #3	Cut-off Date Balance:	$40,000,000
Various - Various	SoCal Retail Portfolio	Cut-off Date LTV:	52.0%
Property Addresses - Various		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the SoCal Retail Portfolio Properties:

Cash Flow Analysis

Cash Flow Analysis
	2015	2016	2017	2018	UW	UW PSF
Gross Potential Rent(1)	$17,808,656	$19,501,322	$20,755,370	$21,205,934	$23,849,512	$16.10
Total Recoveries	$4,098,198	$3,632,909	$4,616,106	$4,506,449	$5,509,490	$3.72
Total Other Income(2)	$46,737	$65,476	$72,632	$60,051	$60,051	$0.04
Less Vacancy	$0	$0	$0	$0	($1,726,743)	($1.17)
Effective Gross Income	$21,953,591	$23,199,707	$25,444,108	$25,772,434	$27,692,309	$18.70

Real Estate Taxes	$1,903,334	$2,101,831	$2,356,042	$2,309,614	$3,044,165	$2.06
Insurance	$336,737	$392,448	$370,666	$398,828	$375,777	$0.25
Management Fee	$658,608	$695,991	$763,323	$773,173	$830,769	$0.56
Other Operating Expenses	$1,787,917	$2,236,444	$2,196,453	$2,212,034	$2,212,034	$1.49
Total Expenses	$4,686,595	$5,426,714	$5,686,484	$5,693,649	$6,462,745	$4.36

Net Operating Income(3)	$17,266,996	$17,772,993	$19,757,624	$20,078,785	$21,229,564	$14.33
Capital Expenditures	$0	$0	$0	$0	$296,246	$0.20
TI/LC	$0	$0	$0	$0	$740,616	$0.50
Net Cash Flow	$17,266,996	$17,772,993	$19,757,624	$20,078,785	$20,192,703	$13.63

Occupancy %	88.7%	96.3%	95.4%	99.0%(4)	94.1%
NOI DSCR(5)	1.95x	2.01x	2.24x	2.27x	2.40x
NCF DSCR(5)	1.95x	2.01x	2.24x	2.27x	2.28x
NOI Debt Yield(5)	8.0%	8.3%	9.2%	9.3%	9.9%
NCF Debt Yield(5)	8.0%	8.3%	9.2%	9.3%	9.4%

(1)	Includes contractual rent steps through March 2020 totaling $168,288 and straight-line rent totaling $176,105 for investment grade rated tenants through their respective lease terms within the SoCal Retail Portfolio Whole Loan term.

(2)	Total Other Income is comprised of miscellaneous fees and expenses.

(3)	The increase in UW Net Operating Income from 2018 Net Operating Income is primarily due to $344,394 of rent steps and straight-line rent and new leases executed at higher rents.

(4)	Based on the underwritten rent roll as of March 1, 2019.

(5)	Debt service coverage ratios and debt yields are calculated based on the SoCal Retail Portfolio Whole Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the SoCal Retail Portfolio Properties of $413,250,000 as of March 1, 2019.

Environmental Matters. According to Phase I environmental site assessments dated from March 5, 2019 to March 12, 2019, there was no evidence of any recognized environmental conditions at the SoCal Retail Portfolio Properties.

Market Overview. The SoCal Retail Portfolio Properties are located in 13 cities and nine submarkets throughout Southern California. For the fourth quarter of 2018, the submarket vacancies for the respective submarkets ranged between 2.7% and 10.1% and asking rent ranged from $17.17 to $28.89 per square foot. The population within a three-mile radius of the SoCal Retail Portfolio Properties ranged from 48,516 to 429,921. The median household income within a three-mile radius of the SoCal Retail Portfolio Properties ranged from $42,214 to $94,080.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #3	Cut-off Date Balance:	$40,000,000
Various - Various	SoCal Retail Portfolio	Cut-off Date LTV:	52.0%
Property Addresses - Various		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

The following table presents certain information relating to market statistics for the SoCal Retail Portfolio Properties:

Market Statistics(1)
Submarket	Property Type	Submarket	Inventory (SF)	Completions (SF)	Submarket Vacancy	Asking Rent ($/square feet NNN)	Net Absorption (SF)
The Springs	Retail	Coachella Valley	27,060,941	6,004	9.6%	$21.03	(38,054)
Summerwood	Retail	Long Beach	13,077,931	1,958	5.4%	$27.09	(6,302)
Food 4 Less - Target Center	Retail	Long Beach	13,077,931	1,958	5.4%	$27.09	(6,302)
El Super Center	Retail	Eastern SGV	42,865,608	-	3.9%	$23.63	(35,787)
Island Plaza	Retail	Eastern SGV	42,865,608	-	3.9%	$23.63	(35,787)
Baldwin Park Promenade	Retail	Eastern SGV	42,865,608	-	3.9%	$23.63	(35,787)
Lynwood Plaza	Retail	Mid-Cities Retail	50,095,580	3,595	4.2%	$25.31	(149,897)
El Cajon (CVS)	Retail	El Cajon	9,188,919	-	3.6%	$22.41	(44,004)
Loma Vista	Retail	Airport Area	25,730,577	49,335	4.4%	$23.81	45,463
MLK Medical	Office	Mid-Cities Office	12,718,440	-	8.4%	$26.05	(8,101)
Hawthorne Plaza	Retail	Hawthorne/Gardena	13,056,068	(5,679)	8.6%	$24.87	(10,996)
Five Points Plaza	Retail	East San Bernardino	30,615,010	324,545	10.1%	$17.17	240,319
Towne Center Square	Retail	Airport Area	25,730,577	49,335	4.4%	$23.81	45,463
Camarillo	Retail	Camarillo/Point Mugu	3,969,547	-	2.7%	$28.89	56,988

Source: Appraisal

(1)	Information is as of fourth quarter of 2018.

The following table presents certain information relating to demographics for the SoCal Retail Portfolio Properties:

Demographics(1)
	Population			Median Household Income
Property Name	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
The Springs	6,790	76,543	110,219	$46,718	$49,891	$53,041
Summerwood	25,194	189,839	694,263	$97,235	$84,591	$68,307
Food 4 Less – Target Center	32,522	325,054	729,684	$50,603	$53,094	$57,644
El Super Center	35,118	227,960	517,284	$61,130	$65,727	$65,131
Island Plaza	29,058	184,247	452,622	$67,837	$71,080	$73,079
Baldwin Park Promenade	36,573	246,866	550,678	$54,003	$57,071	$61,888
Lynwood Plaza	53,533	429,921	1,019,580	$44,938	$42,214	$41,818
El Cajon (CVS)	30,732	159,196	323,928	$42,689	$57,248	$62,408
Loma Vista	25,643	184,192	353,738	$47,165	$60,000	$67,422
MLK Medical	50,648	401,924	993,087	$52,947	$45,187	$45,113
Hawthorne Plaza	32,586	301,044	616,823	$63,030	$69,015	$66,332
Five Points Plaza	28,601	168,909	369,807	$45,520	$49,344	$46,296
Towne Center Square	18,587	138,763	277,709	$77,844	$77,476	$77,923
Camarillo	9,811	48,516	87,345	$70,983	$94,080	$91,576

Source: Appraisal

(1)	Information is as of 2018.

Escrows and Reserves.

Real Estate Taxes – The SoCal Retail Portfolio Mortgage Loan documents require an upfront real estate tax reserve of $680,770 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $226,923).

Insurance - The SoCal Retail Portfolio Mortgage Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the annual estimated insurance premiums (unless the SoCal Retail Portfolio Borrowers maintain acceptable blanket insurance policies and no event of default is continuing).

Replacement Reserves –The SoCal Retail Portfolio Mortgage Loan documents require ongoing monthly replacement reserves of $24,687, capped at $592,492.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #3	Cut-off Date Balance:	$40,000,000
Various - Various	SoCal Retail Portfolio	Cut-off Date LTV:	52.0%
Property Addresses - Various		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

TI/LC Reserve – The SoCal Retail Portfolio Mortgage Loan documents require an upfront TI/LC reserve of $3,000,000 and ongoing monthly TI/LC reserves of $123,436 upon the TI/LC reserve balance being less than $1,000,000, capped at $3,000,000.

Free Rent Reserve – The SoCal Retail Portfolio Mortgage Loan documents require an upfront Free Rent Reserve of $729,724 on account of outstanding free rent.

Lockbox and Cash Management. The SoCal Retail Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The SoCal Retail Portfolio Borrowers are required to direct each tenant of the SoCal Retail Portfolio Properties to deposit funds directly into the lockbox account and to deposit any funds received by the SoCal Retail Portfolio Borrowers and property manager, notwithstanding such direction, into the lockbox account within one business day of receipt. If no Cash Management Period (as defined below) exists, amounts on deposit in the lockbox account are required to be disbursed to the SoCal Retail Portfolio Borrowers’ operating account on each business day. Upon the occurrence of a Cash Management Period, the lender may establish, and the SoCal Retail Portfolio Borrowers are required to cooperate to establish, a lender-controlled cash management account. If a Cash Management Period exists, funds on deposit in the lockbox account are required to be transferred to a lender-controlled cash management account, and applied to make monthly deposits to the tax reserve and insurance reserve as described above under “Escrows and Reserves,” to pay debt service on the SoCal Retail Portfolio Whole Loan, to make monthly deposits to the replacement reserve, to make monthly deposits to the TI/LC reserve, to pay approved operating expenses in accordance with the annual budget (which is required to be reasonably approved by the lender during the continuance of a Cash Management Period) and pay extraordinary expenses approved by the lender, and to pay any remainder into a cash collateral account. In each case, the amounts deposited in the cash collateral account are required to be held as additional collateral for the SoCal Retail Portfolio Whole Loan during the continuance of the Cash Management Period; provided that during the continuance of an event of default under the SoCal Retail Portfolio Whole Loan such amounts may be applied to prepay the debt.

A “Cash Management Period” will commence (i) upon the stated maturity date, (ii) upon the occurrence of an event of default under the loan documents, or (iii) if, as of the last day of each calendar quarter, the interest only debt service coverage ratio is less than 1.45x. A Cash Management Period will terminate if (i) the SoCal Retail Portfolio Whole Loan and all other obligations under the loan documents have been repaid in full or (ii) the stated maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured (or has been otherwise waived in writing) and no other event of default is continuing or (B) with respect to the matter described in clause (iii) above, the SoCal Retail Portfolio Properties have achieved an interest only debt service coverage ratio of at least 1.50x for two consecutive calendar quarters.

Property Management. The SoCal Retail Portfolio Properties are self-managed by Excel Property Management, an affiliate entity of the SoCal Retail Portfolio Borrowers. Excel Property Management provides management and leasing services for approximately 120 properties owned by the Sponsor throughout Southern California and Nevada.

Release of Property. On any business day after the earlier to occur of (i) the third anniversary date of the SoCal Retail Portfolio Whole Loan origination date or (ii) two years after the final note is securitized (the “Release Date”), the SoCal Retail Portfolio Whole Loan documents permit any of the SoCal Retail Portfolio Borrowers to obtain the release of any property in the SoCal Retail Portfolio Properties upon a bona fide third-party sale of such property subject to among other things, the following: (i) no default or event of default has occurred or is continuing, (ii) payment of principal in an amount equal to 120% of the allocated loan amount of the applicable property; provided however, in the event that the debt yield of the SoCal Retail Portfolio Properties is equal to or greater than 10.25%, the foregoing release condition will instead be 110% of the allocated loan amount of the applicable property, (iii) payment of any yield maintenance premium (if then applicable), (iv) the debt yield for all the properties then remaining will be no less than the greater of (A) the lesser of (x) the debt yield immediately preceding such release and (y) 10.00% and (B) 9.25%, and (v) customary REMIC requirements are satisfied.

Transfer and Assumption. In connection with an arms’ length sale of one or more of the SoCal Retail Portfolio Properties to a third party unaffiliated with the SoCal Retail Portfolio Borrowers or the related guarantor (“New Borrower”), the SoCal Retail Portfolio Whole Loan documents grant the SoCal Retail Portfolio Borrowers the one-time right to request the lender’s consent to sever the SoCal Retail Portfolio Whole Loan and have such New Borrower partially assume the SoCal Retail Portfolio Whole Loan, whereby (i) the SoCal Retail Portfolio Properties that are then serving as collateral will be divided into two or more pools of properties (the severed loan(s) that is secured by the SoCal Retail Portfolio Properties being assumed in connection with such partial transfer and assumption (the “New Severed Loan”) and the severed loan which is secured by the remaining SoCal Retail Portfolio Properties (the “Existing Severed Loan”)) and (ii) the New Severed Loan(s) and Existing Severed Loan(s) will each be in the principal amount corresponding to the sum of the respective allocated loan amounts of the SoCal Retail Portfolio Properties in the related pool. The lender’s consent to such request may be withheld in its reasonable discretion and will be subject to the satisfaction of certain conditions, including, among other things, the following: (i) no default or event of default is continuing, (ii) the transferee is a special purpose bankruptcy remote entity, (iii) receipt of a rating agency confirmation, (iv) receipt of satisfactory public record searches of such transferee, (v) customary REMIC requirements are satisfied, (vi) delivery of an assumption fee in the amount of 0.25% of the amount of the New Severed Loan; (vii) each pool of properties consists of no less than one property; (viii) after giving effect to such partial transfer and assumption, the debt yield for each of the severed loans will be no less than the greater of (a) the debt yield of the SoCal Retail Portfolio Whole Loan preceding such partial transfer and assumption and (b) 9.25%; (ix) after giving effect to such partial transfer and assumption, the principal balance for each of the severed loans will be no more than 65% of the appraised value of all of the respective properties included in the related pool securing such severed loans; (x) the weighted average of the remaining unexpired lease terms in the pool of SoCal Retail Portfolio Properties securing the New Severed Loan is greater than the weighted average of the remaining unexpired lease terms included in the pools securing all other severed loans; and (xi) the debt service coverage ratio (on an interest-only basis) applicable to each severed loan and the related pool of SoCal Retail Portfolio Properties is no less than 2.28x. Additionally, the related

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #3	Cut-off Date Balance:	$40,000,000
Various - Various	SoCal Retail Portfolio	Cut-off Date LTV:	52.0%
Property Addresses - Various		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	9.9%

co-lender agreement requires the holders of the SoCal Retail Portfolio Mortgage Loan and the SoCal Retail Portfolio Non-Serviced Pari Passu Companion Loans to cooperate (i) to execute amendments to the related co-lender agreement to reflect the SoCal Retail Portfolio Properties securing the Existing Severed Loan following such partial transfer and assumption and the reduction in the principal balances of the promissory notes evidencing the Existing Severed Loan in an amount corresponding to the principal amount of the New Severed Loan and (ii) to execute a separate co-lender agreement on terms substantially similar to those in the related co-lender agreement with respect to the new promissory notes evidencing the New Severed Loan.

Real Estate Substitution. On any business day after the Release Date, the SoCal Retail Portfolio Whole Loan documents permit any SoCal Retail Portfolio Borrower to obtain the release of a property from the lien of the mortgage and the release of such SoCal Retail Portfolio Borrower’s obligations under the SoCal Retail Portfolio Whole Loan documents with respect to such released property by simultaneously substituting another property for the released property, subject to the satisfaction of certain conditions, including, among other things, that: (i) no monetary event of default has occurred and is continuing; (ii) the allocated loan amounts for all properties substituted would not exceed 20% of the original principal balance of the SoCal Retail Portfolio Whole Loan; (iii) such substitution would not occur in the 12-month period prior to the stated maturity date of the SoCal Retail Portfolio Whole Loan; (iv) after giving effect to such substitution, the debt service coverage ratio for all remaining SoCal Retail Portfolio Properties subject to the lien of the mortgage is greater than or equal to the debt service coverage ratio for all SoCal Retail Portfolio Properties subject to the lien of the mortgage immediately preceding such substitution; (v) the borrower delivers to the lender an appraisal with respect to the released property and the substitute property indicating that the appraised value of such substitute property is greater than or equal to 110% of the appraised value of the released property, (vi) delivery of a rating agency confirmation letter to the lender; (vii) delivery to the lender of all industry standard due diligence materials similar to those delivered at the origination of the SoCal Retail Portfolio Whole Loan; and (viii) customary REMIC requirements are satisfied. Additionally, if two substitutions have previously been requested by a SoCal Retail Portfolio Borrower, any additional substitutions will only be permitted by the lender in its sole discretion.

Right of First Offer/Right of First Refusal. A tenant or tenants at each of Food 4 Less – Target Center, Baldwin Park Promenade, Lynwood Plaza and Loma Vista properties has a right of first refusal to purchase the related SoCal Retail Portfolio Property (or the applicable portion thereof) in the event of a proposed transfer of such property (or the applicable portion of such property). A tenant or tenants at each of Hawthorne Plaza and The Springs properties has a right of first offer to purchase the related SoCal Retail Portfolio Property (or a portion thereof) in the event the applicable SoCal Retail Portfolio Borrower desires to sell such property (or the applicable portion thereof).  None of such rights of first refusal or rights of first offer are applicable to a transfer of (i) any of the related SoCal Retail Portfolio Properties in connection with any foreclosure sale, deed-in-lieu of foreclosure or other similar sale or (ii) the entire portfolio of properties.

Subordinate and Mezzanine Indebtedness. None.

Additional Secured Indebtedness (not including trade debts). In addition to the SoCal Retail Portfolio Mortgage Loan, the SoCal Retail Portfolio Properties also secure the SoCal Retail Portfolio Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $174,785,000. The SoCal Retail Portfolio Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the SoCal Retail Portfolio Mortgage Loan. The SoCal Retail Portfolio Mortgage Loan is pari passu in right of payment with the SoCal Retail Portfolio Non-Serviced Pari Passu Companion Loans. The holders of the SoCal Retail Portfolio Mortgage Loan and the SoCal Retail Portfolio Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the SoCal Retail Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Ground Lease. None.

Terrorism Insurance. The SoCal Retail Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the SoCal Retail Portfolio Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the SoCal Retail Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – Embassy Suites at Centennial Olympic Park

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Argentic Real Estate Finance LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Hospitality – Full Service
				Location:	Atlanta, GA
	Original Principal Balance(1): Cut-off Date Balance(1):	$38,500,000 $38,455,033		Size:	321 Rooms
	% of Initial Pool Balance:	4.3%		Cut-off Date Balance Per Room(1):	$259,820.79
	Loan Purpose:	Refinance		Maturity Date Balance Per Room(1):	$210,999.68
	Borrower Sponsor:	Centennial Hotel Company I, LLC; David D. Marvin		Year Built/Renovated:	1999/2017
				Title Vesting:	Fee
	Guarantor:	David D. Marvin		Property Manager:	LHP ES1, LLC
	Mortgage Rate:	4.5900%		Current Occupancy (As of):	84.2% (4/30/2019)
	Note Date:	June 7, 2019		YE 2018 Occupancy:	82.2%
	Seasoning:	1 month		YE 2017 Occupancy:	79.4%
	Maturity Date:	July 6, 2029		YE 2016 Occupancy:	76.0%
	IO Period:	0 months
	Loan Term (Original):	120 months		Appraised Value(5):	$122,000,000
	Amortization Term (Original):	360 months		Appraised Value Per Room(5):	$380,062
	Loan Amortization Type:	Amortizing Balloon		Appraisal Valuation Date:	May 7, 2019
	Call Protection(2):	L(25),D(91),O(4)
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt(1)(3):	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance)(1)(3):	Pari Passu ($44,947,441.39)		TTM NOI (4/30/2019):	$9,786,692
				YE 2018 NOI:	$8,476,039
				YE 2017 NOI:	$8,144,924
				YE 2016 NOI:	$7,150,917
				U/W Revenues:	$23,146,771
Escrows and Reserves(4)				U/W Expenses:	$13,382,534
	Initial	Monthly	Cap	U/W NOI:	$9,764,237
Taxes	$275,906	$68,977	NAP	U/W NCF:	$8,838,366
Insurance	$38,455	$12,818	NAP	U/W DSCR based on NOI/NCF(1):	1.90x / 1.72x
FF&E Reserve	$0	$79,022	NAP	U/W Debt Yield based on NOI/NCF(1):	11.7% / 10.6%
Rent Reserve	$50,000	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	14.4% / 13.0%
				Cut-off Date LTV Ratio(1):	68.4%
				LTV Ratio at Maturity(1):	55.5%

Sources and Uses
Sources			Uses
Original whole loan amount	$83,500,000	100.0%	Loan payoff	$81,124,085	97.2%
			Upfront reserves	364,361	0.4
			Closing costs	1,250,137	1.5
			Return of Equity	$761,417	0.9
Total Sources	$83,500,000	100.0%	Total Uses	$83,500,000	100.0%
(1)	The Embassy Suites at Centennial Olympic Park Mortgage Loan (as defined below) is part of the Embassy Suites at Centennial Olympic Park Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $83,500,000. The Cut-off Date Balance Per Room, Maturity Date Balance Per Room, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W NOI Debt Yield at Maturity based on NOI/NCF, UW NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Embassy Suites at Centennial Olympic Park Whole Loan.
(2)	Defeasance of the Embassy Suites at Centennial Olympic Park Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Embassy Suites at Centennial Olympic Park Non-Serviced Pari Passu Companion Loans (as defined below) to be securitized and (b) June 7, 2022.
(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of the additional debt.
(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(5)	The appraised value consists of $87,700,000 ($273,000 per room) for the hotel component, $17,200,000 for the parking component, and $17,100,000 for the retail component of the Embassy Suites at Centennial Olympic Park Property, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$38,455,033
267 Marietta Street	Embassy Suites at Centennial Olympic Park	Cut-off Date LTV:	68.4%
Atlanta, GA 30313		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	11.7%

The Mortgage Loan. The mortgage loan (the “Embassy Suites at Centennial Olympic Park Mortgage Loan”) is part of a whole loan (the “Embassy Suites at Centennial Olympic Park Whole Loan”) evidenced by six pari passu notes with an original principal balance of $83,500,000 secured by a first mortgage encumbering the fee interest in a full service hospitality property located in Atlanta, Georgia (the “Embassy Suites at Centennial Olympic Park Property”).

The non-controlling Notes A-2, A-4, A-5, and A-6, in the aggregate original principal balance of $38,500,000, represent the Embassy Suites at Centennial Olympic Park Mortgage Loan and will be included in the WFCM 2019-C52 securitization trust. The controlling Note A-1 and non-controlling Note A-3, in the aggregate original principal balance of $45,000,000, (the “Embassy Suites at Centennial Olympic Park Non-Serviced Pari Passu Companion Loans”), were contributed to the MSC 2019-H7 securitization trust. The Embassy Suites at Centennial Olympic Park Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2019-H7 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Embassy Suites at Centennial Olympic Park Whole Loan Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Embassy Suites at Centennial Olympic Park Mortgage Loan
A-2, A-4, A-5, A-6	$38,500,000	$38,455,083	WFCM 2019-C52	No
Embassy Suites at Centennial Olympic Park Non-Serviced Pari Passu Companion Loans
A-1, A-3	$45,000,000	$44,947,441	MSC 2019-H7	Yes
Total Embassy Suites at Centennial Olympic Park Mortgage Whole Loan	$83,500,000	$83,404,475

The Borrower and the Borrower Sponsor. The borrower is Centennial Hotel Company I, LLC (the “Embassy Suites at Centennial Olympic Park Borrower”), a single-purpose Delaware limited liability company with two independent directors. The borrower sponsor and the non-recourse carve-out guarantor is David D. Marvin. David D. Marvin owns 14.23% of the Embassy Suites at Centennial Olympic Park Borrower.

David D. Marvin is the Founder and President of Legacy Ventures, a hospitality investment, development, and management company founded in 1994. Legacy Ventures is based in Atlanta and has development projects which have ranged in size from $500,000 restaurants to $100 million mixed-use projects. Legacy Ventures currently operates eight hotels (1,819 keys) and over fifteen restaurant venues.

The Property. The Embassy Suites at Centennial Olympic Park Property is an eight-story, full service hotel located adjacent to the Centennial Olympic Park in downtown Atlanta, Georgia. The Embassy Suites at Centennial Olympic Park Property is also located next to the 3.9 million square foot Georgia World Congress Center (“GWCC”), which is the fourth largest convention center in the country. The Embassy Suites at Centennial Olympic Park Property was developed by the borrower sponsor in 1999 and contains approximately 313,072 square feet of gross building area. The Embassy Suites at Centennial Olympic Park Property underwent approximately $10.8 million of capital expenditures since 2014, of which approximately $8.7 million ($26,959 per key) was spent in 2017. The 2017 renovation included the replacement of all soft goods, case goods, tiles in the guest bathrooms, replacement of 22 bathtubs with walk-in showers, and replacement of lobby furniture. Approximately $169,068 has also been spent year-to date through March 2019 on items including valet garage doors, washer/dryer units and meeting room access keys. According to information provided by the borrower sponsor, approximately $820,500 is expected to be spent in capital expenditures in 2019 for items such as high speed internet access/connected room Wi-Fi upgrades, new guestroom TV’s in half of all guestrooms, and resurfacing the pool and spa. Such capital expenditures are not required by the Embassy Suites at Centennial Olympic Park Whole Loan documents or mandated by the franchise agreement and have not been reserved for.

The Embassy Suites at Centennial Olympic Park Property features 321 guestrooms comprised of 169 king suites, 149 double/double suites, one centennial suite, one governor suite, and one presidential suite. Amenities include an outdoor pool, fitness center, complimentary breakfast area/evening reception area, guest laundry facilities, business center, sundry shop, approximately 7,855 square feet of meeting space and three food and beverage outlets (Ruth’s Chris Steak House, Kwan’s Deli and Korean Kitchen, and Starbucks). In addition to the three food and beverage outlets that are operated by third parties pursuant to leases, the retail component of the Embassy Suites at Centennial Olympic Park Property also includes a gift shop and three leases associated with antenna and signage tenants, and which in aggregate represents approximately $1.1 million or 4.6% of the underwritten revenue.

Although not required for zoning, parking via valet service is available to guests at the Embassy Suites at Centennial Olympic Park Property. There are two levels of underground parking onsite, of which the hotel uses 106 spaces (or 120+ spaces when double stacked) on the first level while the lower level is reserved for residents of an adjacent condominium development (the “Centennial Park West Condominium” or the “Condominium”). There is a parking easement agreement between the Embassy Suites at Centennial Olympic Park Borrower and the Centennial Park West Condominium which provides residents of the adjacent Condominium with access to the parking spaces within the Embassy Suites at Centennial Olympic Park Property. Additional parking (approximately 45 spaces) is also available at the adjacent surface lot. The parking component represents approximately $1.7 million or 7.4% of the underwritten revenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$38,455,033
267 Marietta Street	Embassy Suites at Centennial Olympic Park	Cut-off Date LTV:	68.4%
Atlanta, GA 30313		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	11.7%

The Embassy Suites at Centennial Olympic Park Borrower, the hotel operator which is a borrower affiliate engaged through a hotel management agreement to operate the Embassy Suites at Centennial Olympic Park Property (“Operator”), and Centennial Park West Condominium Association, Inc. (the “Association”) are parties to a service agreement dated April 10, 2014 (“Service Agreement”) whereby the Association provides payment of certain fees and expenses to the Embassy Suites at Centennial Olympic Park Borrower for services rendered by the Operator. Operator agrees to (i) provide the occupants of the Condominium with concierge coverage in the lobby of the Condominium, housekeeping of the common elements, maintenance and repair of the common elements and security services and (ii) permit condominium occupants to have access to the pool, exercise room, business center, restaurant and concierge at the Embassy Suites at Centennial Olympic Park Property. The Operator is compensated separately by the Embassy Suites at Centennial Olympic Park Borrower under the terms of a hotel management agreement. The Service Agreement has automatic and successive one year renewal terms unless a party terminates the agreement with a 30-day written notice prior to the expiration of the then current renewal term or at any time with a 60-day written notice. The Embassy Suites at Centennial Olympic Park Borrower currently receives a net income of approximately $76,000 per year through the terms of the Service Agreement.

The Embassy Suites at Centennial Olympic Park Property operates under a franchise agreement with Embassy Suites Franchise, LLC that expires on April 30, 2034 with no renewal options remaining.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Embassy Suites at Centennial Olympic Park Property:

Cash Flow Analysis

	2016	2017	2018	TTM 4/30/2019	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	76.0%	79.4%	82.2%	84.2%	83.7%
ADR	$184.55	$189.23	$194.49	$205.35	$200.39
RevPAR	$140.21	$150.21	$159.86	$172.83	$167.63

Room Revenue	$16,473,158	$17,598,923	$18,730,111	$20,249,957	$19,640,044	84.9%	$61,184
Parking Operations Revenue	$1,434,606	$1,588,244	$1,673,911	$1,703,619	$1,703,619	7.4	$5,307
Retail Rent Revenue	$762,662	$800,812	$812,385	$899,822	$1,059,873	4.6	$3,302
Other Income(1)	$678,451	$781,352	$592,353	$743,234	$743,234	3.2	$2,315
Total Revenue	$19,348,877	$20,769,330	$21,808,761	$23,596,632	$23,146,771	100.0	$72,108

Rooms Expense	$4,262,331	$4,287,575	$4,445,855	$4,696,101	$4,554,658	19.7	$14,189
Parking Operations Expense	$583,127	$662,131	$667,207	$673,380	673,380	2.9	$2,098
Other Departmental Expense	$426,937	$445,730	$370,329	$398,653	$398,653	1.7	$1,242
Real Estate Taxes	$774,403	$679,532	$900,930	$853,434	$827,719	3.6	$2,579
Insurance	$162,789	$181,840	$196,180	$197,541	$153,819	0.7	$479
Other Expenses	$5,988,374	$6,367,598	$6,752,221	$6,990,831	$6,774,304	29.3	$21,104
Total Expenses	$12,197,960	$12,624,406	$13,332,721	$13,809,940	$13,382,534	57.8	$41,690

Net Operating Income	$7,150,917	$8,144,924	$8,476,039	$9,786,692	$9,764,237	42.2	$30,418
FF&E	$773,955	$830,773	$872,350	$943,865	$925,871	4.0	$2,884
Net Cash Flow	$6,376,962	$7,314,151	$7,603,689	$8,842,826	$8,838,366	38.2	$27,534

NOI DSCR(2)	1.39x	1.59x	1.65x	1.91x	1.90x
NCF DSCR(2)	1.24x	1.43x	1.48x	1.72x	1.72x
NOI Debt Yield(2)	8.6%	9.8%	10.2%	11.7%	11.7%
NCF Debt Yield(2)	7.6%	8.8%	9.1%	10.6%	10.6%

(1)	Other Income consists of reimbursements from the Condominium, equipment rental income, meeting room rental income, guest laundry, vending machines and miscellaneous income.
(2)	Debt service coverage ratios and debt yields are calculated based on the Embassy Suites at Centennial Olympic Park Whole Loan.
(3)	The difference between the TTM 4/30/2019 and U/W Net Operating Income is primarily due to improved performance post the 2017 renovation as well as increase in leisure demand due to the Super Bowl LIII which was held at the Mercedes-Benz Stadium in February 2019 in downtown Atlanta.

Appraisal. The appraiser concluded to an “as-is” appraised value of $122,000,000 with an appraisal valuation date of May 7, 2019.

Environmental Matters. According to the Phase I environmental assessments dated May 17, 2019, there was no evidence of any recognized environmental conditions at the Embassy Suites at Centennial Olympic Park Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$38,455,033
267 Marietta Street	Embassy Suites at Centennial Olympic Park	Cut-off Date LTV:	68.4%
Atlanta, GA 30313		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	11.7%

Market Overview and Competition. The Embassy Suites at Centennial Olympic Park Property is located along Marietta Street adjacent to Centennial Olympic Park in downtown Atlanta, Georgia. The Embassy Suites at Centennial Olympic Park Property offers a location proximate to downtown Atlanta leisure demand generators such as Centennial Olympic Park, the Chick-Fil-A College Football Hall of Fame, the Georgia Aquarium, the World of Coca-Cola, the State Farm Arena, the GWCC, and the Mercedes-Benz Stadium. The closest public transportation is the MARTA Peachtree Center station, approximately one-half mile east of the Embassy Suites at Centennial Olympic Park Property. Hartsfield-Jackson Atlanta International Airport is located approximately ten miles south of the Embassy Suites at Centennial Olympic Park Property.

New development in downtown Atlanta includes Centennial Yards, which is a $5 billion large scale mixed use development on a 40 acre site located south of the GWCC. The project is expected to create up to 15 new city blocks and 12 million square feet of residential space, office space, hotel space, retail space, and pedestrian-friendly green space. Construction of Centennial Yards is expected to ramp up in 2020 and full development is expected to take approximately 15 years. We cannot assure you as to whether, or when such development will occur.

According to a third party report, Downtown Atlanta had nearly 17.5 million square feet of office space as of the first quarter of 2019. There are a variety of industries located within the market represented by banking, finance, real estate, hospitality, healthcare, television, and technology firms. The market draws demand from nearby companies such as Coca-Cola, the American Cancer Society, Delta Airlines, Time Warner, AT&T, Ernst & Young, Southern Company, Accenture, U.S. Department of Commerce, Microsoft, Georgia State University, General Electric, Deloitte, SunTrust Banks, KPMG, Oracle, and IBM.

The Downtown Atlanta market also benefits from convention business including annual events such as the Atlanta Gift & Home Furnishings Market, Cheersport, and Dragon Con as well as the Southeastern Conference football championships and Chick-fil-A Peach Bowl to be hosted in the Mercedes Benz Stadium. According to the appraisal, there is a planned convention center hotel to be built at the GWCC, which is expected to induce additional room night demand and have a positive net effect for the surrounding hotels in the core of Atlanta.

According to the appraisal, in 2018 the Embassy Suites at Centennial Olympic Park Property generated approximately 45% of its room nights from meeting and group demand, 30% from leisure demand, and 25% from commercial demand. The top five corporate accounts as of April 2019 at the Embassy Suites at Centennial Olympic Park Property are the Coca-Cola Company, IBM, American Cancer Society, General Electric, and One Coast.

According to the appraisal, three hotels that are under construction, totaling 639 rooms, are deemed competitive with the Embassy Suites at Centennial Olympic Park Property including a 265-room, The Candler Hotel Atlanta, Curio Collection by Hilton (50.0% competitive), a 174-room, Hyatt Place Centennial Park (100.0% competitive), and a 200-room, Reverb by Hard Rock Atlanta Downtown (25.0% competitive). The three hotels are expected to open between August 2019 and February 2020. In addition, a 1,000-room Signia Hotel Atlanta, which will be connected to the GWCC is expected to break ground in 2020 and open between 2023 and 2024. The Signia Hotel Atlanta is expected to contain roughly 75,000 SF of meeting space and given the size, would have limited competitiveness with the Embassy Suites at Centennial Olympic Park Property according to the appraisal.

The Embassy Suites at Centennial Olympic Park Property’s occupancy, ADR, and RevPAR were 84.2%, $205.88 and $173.27 respectively, during the trailing twelve months ended April 30, 2019, resulting in penetration rates of 107.0%, 121.2% and 129.7% respectively against its competitive set.

The following table presents historical occupancy, ADR, RevPAR and penetration rates relating to the Embassy Suites at Centennial Olympic Park Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)(2)

More specific information about the Embassy Suites at Centennial Olympic Park Property and the related competitive set is set forth in the following table:

	Competitive Set			Embassy Suites at Centennial Olympic Park			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	75.3%	$159.29	$119.90	79.8%	$188.43	$150.44	106.1%	118.3%	125.5%
12/31/2018	77.4%	$161.53	$125.08	82.2%	$194.94	$160.24	106.2%	120.7%	128.1%
4/30/2019 TTM	78.7%	$169.87	$133.63	84.2%	$205.88	$173.27	107.0%	121.2%	129.7%

Source: Industry Report

(1)	The competitive set includes the Hyatt Regency Atlanta, Sheraton Atlanta Hotel, Marriot Atlanta Marquis, Omni Hotel at CNN Center, Hilton Atlanta, Westin Peachtree Plaza Atlanta, and Ritz-Carlton Atlanta. Such competitive set is different from the competitive set used in the Property Competitive Summary table below.
(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Embassy Suites at Centennial Olympic Park Property are attributable to variances in reporting methodologies and/or timing differences.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$38,455,033
267 Marietta Street	Embassy Suites at Centennial Olympic Park	Cut-off Date LTV:	68.4%
Atlanta, GA 30313		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	11.7%

The following table presents certain information relating to the primary competitive properties to the Embassy Suites at Centennial Olympic Park Property:

Property Competitive Summary(1)(2)
Property Name	No. of Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Estimated 2018 Occupancy(3)	Estimated 2018 ADR(3)	Estimated 2018 RevPAR(3)
Embassy Suites at Centennial Olympic Park (Subject)	321	1999	7,855	25%	45%	30%	82.2%	$194.49	$159.86
The Ritz-Carlton, Atlanta	444	1984	16,173	50%	30%	20%	75.0%-80.0%	$230 - $235	$170 - $175
Ellis Hotel, Atlanta, a Tribute Portfolio Hotel	127	1913	1,475	45%	25%	30%	70.0%-75.0%	$160 - $165	$115 - $120
Glenn Hotel, Autograph Collection	110	1923	1,510	50%	25%	25%	75.0%-80.0%	$190 - $195	$145 - $150
The American Hotel Atlanta Downtown – a DoubleTree by Hilton	315	1962	13,025	30%	50%	20%	65.0%-70.0%	$160 - $165	$110 - $115
AC Hotel Atlanta Downtown	255	1985	1,470	45%	25%	30%	65.0%-70.0%	$160 - $165	$110 - $115
Twelve Downtown, Autograph Collection	102	2007	4,282	55%	20%	25%	70.0%-75.0%	$195 - $200	$140 - $145
Hilton Garden Inn Atlanta Downtown	242	2008	7,574	35%	35%	30%	80.0%-85.0%	$175 - $180	$140 - $145
W Atlanta – Downtown	237	2009	8,900	35%	40%	25%	70.0%-75.0%	$220 - $225	$160 - $165
Hyatt House Atlanta/Downtown	150	2015	800	55%	20%	25%	75.0%-80.0%	$180 - $185	$140 - $145
Hotel Indigo Atlanta Downtown	206	2015	18,466	35%	40%	25%	70.0%-75.0%	$165 - $170	$120 - $125

Source: Appraisal

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Embassy Suites at Centennial Olympic Park Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	The competitive set identified in the table above is different from the competitive set used in the Historical Occupancy, ADR, RevPAR table above.
(3)	Estimated 2018 Occupancy, Estimated 2018 ADR and Estimated 2018 RevPAR are based on the appraisal’s estimated 2018 year-end figures.

Escrows and Reserves.

Real Estate Taxes - The Embassy Suites at Centennial Olympic Park Whole Loan documents provide for an upfront reserve of $275,906 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $68,977).

Insurance - The Embassy Suites at Centennial Olympic Park Whole Loan documents provide for an upfront reserve of $38,455 for insurance and ongoing monthly reserves for insurance in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable during the next twelve months (initially $12,818).

FF&E Reserve – The Embassy Suites at Centennial Olympic Park Whole Loan documents provide for ongoing monthly reserves for furniture, fixtures and equipment (“FF&E”) in an amount equal to the greater of one-twelfth of (i) 4% of the operating income for the Embassy Suites at Centennial Olympic Park Property for the preceding calendar year ($79,022 for the balance of 2019) and (ii) the amount of the deposit required by the franchisor on account of FF&E under the franchise agreement. The monthly deposit may be adjusted by the lender upon 30 days’ written notice to the Embassy Suites at Centennial Olympic Park Borrower.

Rent Reserve - The Embassy Suites at Centennial Olympic Park Whole Loan documents provide for an upfront reserve of $50,000 for gap rent associated with the Orange Barrel Media signage tenant.

Lockbox and Cash Management. The Embassy Suites at Centennial Olympic Park Property is structured with a hard lockbox and springing cash management. At origination, the Embassy Suites at Centennial Olympic Park Borrower and manager were required to direct credit card companies to deposit all credit card receipts with respect to the Embassy Suites at Centennial Olympic Park Property into a lockbox account controlled by the lender. If, notwithstanding the foregoing, the Embassy Suites at Centennial Olympic Park Borrower and manager receive any rents from the Embassy Suites at Centennial Olympic Park Property, they are required to deposit such amounts into the lockbox account within two business days of receipt. In the absence of a Cash Management Period (as defined below), the funds in the lockbox account will be swept each business day into an account controlled by the Embassy Suites at Centennial Olympic Park Borrower. Upon the first Cash Management Period, the lender has the right to establish, and the Embassy Suites at Centennial Olympic Park Borrower is required to cooperate to establish, a lender-controlled cash management account, and if a Cash Management Period is continuing, all funds in the lockbox account are required to be swept to such cash management account, and applied, provided that no event of default is continuing under the Embassy Suites at Centennial Olympic Park Whole Loan, on each monthly payment date to fund the required tax and insurance reserves deposits as described above under “—Escrows and Reserves”, to pay debt service on the Embassy Suites at Centennial Olympic Park Whole Loan, to fund the required monthly deposit into the FF&E reserve, as described above under “—Escrows and Reserves”, to pay monthly operating expenses referenced in the annual budget (which is required to be approved by the lender during the continuance of a Cash Management Period) and extraordinary expenses

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$38,455,033
267 Marietta Street	Embassy Suites at Centennial Olympic Park	Cut-off Date LTV:	68.4%
Atlanta, GA 30313		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	11.7%

approved by the lender, and to disburse the remainder into an excess cash flow sweep account to be held as additional collateral for the Embassy Suites at Centennial Olympic Park Whole Loan during the continuance of such Cash Management Period.

A “Cash Management Period” will commence upon:

a)	the stated maturity date;
b)	the occurrence of an event of default and continue until no event of default is continuing;
c)	the date that the debt service coverage ratio as of any Calculation Date (as defined below) falls below 1.25x (amortizing) and will continue until such time as the debt service coverage ratio is at least 1.30x (amortizing) for two consecutive Calculation Dates;
d)	the date that is twelve months prior to the expiration of the franchise agreement or any Replacement Franchise Agreement (as defined below) then in existence to the extent the Embassy Suites at Centennial Olympic Park Borrower has not previously provided evidence of the satisfaction of the New License Conditions (as defined below) until the lender has determined that the Embassy Suites at Centennial Olympic Park Borrower has satisfied the New License Conditions; or
e)	a property improvement plan (“PIP”) is required by the franchisor or Qualified Franchisor (as defined below) and will end when an amount equal to 115.0% of the estimated cost to complete such PIP has been deposited with the lender, or when the Embassy Suites at Centennial Olympic Park Borrower provides evidence that the PIP has been completed.

A “Calculation Date” means the last day of each calendar quarter during the term of the Embassy Suites at Centennial Olympic Park Whole Loan.

“New License Conditions” means the delivery to the lender of the following items, each of which is satisfactory to the lender in its commercially reasonable discretion: (i) a Replacement Franchise Agreement with the franchisor or a Qualified Franchisor for a term that extends at least five years beyond the stated maturity date and which contains market terms consistent with other license agreements then being issued by such franchisor for other hotel properties of similar size, location, class, use, operation and value, (ii) a related tri-party agreement or comfort letter issued by such franchisor for the benefit of the lender in substantially the same form and substance as was provided to the lender prior to origination or as otherwise approved by the lender in its sole, good faith discretion and (iii) the satisfaction and payment in full of all repairs and renovations required in connection with any PIP required by such franchisor.

A “Qualified Franchisor” means any of (i) Embassy Suites Franchise LLC, or (ii) any other reputable and experienced franchisor possessing experience in flagging hotel properties similar in size, scope, use, operation and value as the Embassy Suites at Centennial Olympic Park Property and approved by the lender.

A “Replacement Franchise Agreement” means a franchise, trademark and license agreement with a Qualified Franchisor that is either substantially the same in form and substance as the franchise agreement in effect on the loan origination date, or otherwise reasonably acceptable to the lender.

Additional Secured Indebtedness (not including trade debts). In addition to the Embassy Suites at Centennial Olympic Park Mortgage Loan, the Embassy Suites at Centennial Olympic Park Property also secure the Embassy Suites at Centennial Olympic Park Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $45,000,000. The Embassy Suites at Centennial Olympic Park Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Embassy Suites at Centennial Olympic Park Mortgage Loan. The Embassy Suites at Centennial Olympic Park Mortgage Loan is pari passu in right of payment with the Embassy Suites at Centennial Olympic Park Non-Serviced Pari Passu Companion Loans. The holders of the Embassy Suites at Centennial Olympic Park Mortgage Loan and the Embassy Suites at Centennial Olympic Park Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Embassy Suites at Centennial Olympic Park Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Property Management. The Embassy Suites at Centennial Olympic Park Property is managed by an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Ground Lease. None.

Subordinate and Mezzanine Indebtedness. Not permitted.

Terrorism Insurance. The Embassy Suites at Centennial Olympic Park Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Embassy Suites at Centennial Olympic Park Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Embassy Suites at Centennial Olympic Park Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Capital Plaza

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Barclays Capital Real Estate Inc.		Single Asset/Portfolio:	Single Asset
	Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance:	$36,190,000		Location:	Jacksonville, FL
	Cut-off Date Balance:	$36,190,000		Size:	417,513 SF
	% of Initial Pool Balance:	4.0%		Cut-off Date Balance Per SF:	$86.68
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$79.22
	Borrower Sponsors(1):	Various		Year Built/Renovated:	1990-1999/2005
	Guarantors:	TCM Capital Plaza LLC; Somerset Real Estate Opportunity Fund II, LP; Benjamin Adams		Title Vesting:	Fee
	Mortgage Rate:	4.4200%		Property Manager:	Self-managed
	Note Date:	July 10, 2019		Current Occupancy (As of)(3)(4):	87.3% (4/25/2019)
	Seasoning:	0 months		YE 2018 Occupancy(4):	80.9%
	Maturity Date:	August 6, 2029		YE 2017 Occupancy(4):	63.9%
	IO Period:	60 months		YE 2016 Occupancy(4):	61.4%
	Loan Term (Original):	120 months		YE 2015 Occupancy(4):	95.3%
	Amortization Term (Original):	360 months		Appraised Value:	$56,000,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		Appraised Value Per SF:	$134.13
	Call Protection:	L(24),D(91),O(5)		Appraisal Valuation Date:	April 9, 2019
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	No		TTM NOI (5/31/2019)(5):	$2,621,235
	Additional Debt Type (Balance):	NAP		YE 2018 NOI(5):	$2,479,797
				YE 2017 NOI(5):	$737,942
				YE 2016 NOI(5):	$1,130,842
				U/W Revenues:	$8,541,766
				U/W Expenses:	$4,203,944
Escrows and Reserves(2)				U/W NOI(5):	$4,337,822
	Initial	Monthly	Cap	U/W NCF(5):	$4,062,279
Taxes	$425,302	$47,256	NAP	U/W DSCR based on NOI/NCF:	1.99x / 1.86x
Insurance	$19,980	$9,990	NAP	U/W Debt Yield based on NOI/NCF:	12.0% / 11.2%
Replacement Reserve	$0	$8,002	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	13.1% / 12.3%
TI/LC Reserve	$3,900,000	$34,793	$3,900,000	Cut-off Date LTV Ratio:	64.6%
Immediate Repairs	$3,750	$0	NAP	LTV Ratio at Maturity:	59.1%
HOA Common Charges Reserve	$11,532	$3,844	NAP
Free Rent Reserve	$356,921	$0	NAP
Outstanding TI/LC Reserve	$1,570,784	$0	NAP

Sources and Uses
Sources			Uses
Original mortgage loan amount	$36,190,000	63.6%	Purchase price	$51,469,000	90.5%
Borrower equity	20,695,256	36.4	Purchase credits(6)	(1,912,254)	(3.4)
			Upfront reserves	6,288,269	11.1
			Closing costs	1,040,241	1.8
Total Sources	$56,885,256	100.0%	Total Uses	$56,885,256	100.0%
(1)	The borrower sponsors of the Capital Plaza Mortgage Loan (as defined below) are Ten Capital Management and Somerset Properties, Inc..
(2)	See “Escrows” below for a full description of the Escrows and Reserves.
(3)	Current Occupancy counts 26,313 square feet of static space (management office, fitness center, vault, loading dock, and other un-tenantable space) as vacant. Current Occupancy excluding the static space would equal 93.2%.
(4)	Refer to “Historical Occupancy” below.
(5)	See “Operating History and Underwritten Net Cash Flow” section for a discussion of historical NOI incresaes and increase of U/W NOI.
(6)	Purchase credits include outstanding tenant improvement costs and remaining free rent, all of which was reserved by the lender.

The Mortgage Loan. The mortgage loan (the “Capital Plaza Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 417,513 square foot office building located in Jacksonville, Florida.

The Borrower and Borrower Sponsor. The borrower is SPI TCM Capital Plaza LLC, a Delaware limited liability company and single purpose. The borrower’s managing member has two independent managers. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Capital Plaza Mortgage Loan. The non-recourse carve-out guarantors of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #5	Cut-off Date Balance:	$36,190,000
10301 & 10401 Deerwood Park Boulevard	Capital Plaza	Cut-off Date LTV:	64.6%
Jacksonville, FL 32256		U/W NCF DSCR:	1.86x
		U/W NOI Debt Yield:	12.0%

the Capital Plaza Mortgage Loan are TCM Capital Plaza LLC, Somerset Real Estate Opportunity Fund II, LP and Benjamin Adams. The borrower sponsors are Ten Capital Management and Somerset Properties, Inc.

Ten Capital Management is a privately held real estate investment company with Benjamin Adams as its founder and chief executive officer. Headquartered in Cleveland, Ten Capital Management is a real estate investment management company that manages capital on behalf of high net worth individuals and institutions. Ten Capital Management has partnered as borrower sponsor with Somerset Properties, Inc., a full service commercial real estate operating company specializing in managing, leasing and redeveloping commercial properties. Founded in 1996, Somerset Properties, Inc. is a full service commercial real estate operating company specializing in managing, leasing and redeveloping commercial properties. Since inception, Somerset Properties, Inc. has operated approximately 8.0 million square feet and currently has 73 properties under their operating platform. Somerset Properties, Inc. disclosed three pre-recession foreclosures. Additionally, the Capital Plaza Property was previously securitized in MSC 2006-IQ11 and was foreclosed upon and became REO on March 5, 2014. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The Capital Plaza Property consists of three, mid-rise office buildings constructed between 1990 and 1999 in Jacksonville, Florida (the “Capital Plaza Property”), approximately 10.0 miles southeast of downtown Jacksonville. The Capital Plaza Property was fully renovated in 2005, and the building has undergone approximately $4.0 million in renovations since 2015. Additionally, approximately $10.2 million of tenant-funded improvements and leasing commissions have been incurred at the Capital Plaza Property since 2016. Amenities at the Capital Plaza Property include 24/7 building security, a fitness center open floor plans and a property-wide uninterruptible power supply system. The Capital Plaza Property contains 2,549 parking spaces, resulting in a parking ratio of 6.1 spaces per 1,000 square feet. The Capital Plaza Property is located within the Deerwood Office Park, an office campus with some of the highest rents and lowest vacancies in the Jacksonville market according to the sponsor. As of April 25, 2019, the Capital Plaza Property was 87.3% leased to nine tenants. As of April 25, 2019 and excluding 26,313 square feet of static space (management office, fitness center, vault, loading dock, and other un-tenantable space), the Capital Plaza Property was 93.2% leased to nine tenants.

Major Tenants.

Largest Tenant: Johnson & Johnson (93,572 square feet; 22.5% of net rentable area; 25.5% of underwritten base rent; 12/31/2023 lease expiration) –Johnson & Johnson (Moody’s/S&P: Aaa/AAA and NYSE: JNJ) is a large multinational corporation with more than 275 subsidiaries and operations in more than 60 countries. Johnson & Johnson is a producer of medical devices and pharmaceuticals, and the owner of many well-known consumer brands such as Band-Aid, Aveeno, Splenda, Tylenol and Zyrtec. Johnson & Johnson has over 128,700 employees worldwide and total annual revenue exceeding $70 billion. The Capital Plaza Property houses vision offices for Johnson & Johnson and is located 0.7 miles away from the Johnson & Johnson Institute, its training facility for eye care professionals and its vision global headquarters. Johnson & Johnson has been a tenant at the Capital Plaza Property since 2002 and expanded by 16,595 square feet in 2012 with plans to expand an additional 9,593 square feet in 2019. Johnson & Johnson has one, five-year renewal option. Johnson & Johnson has a one-time termination option effective December 31, 2021 with notice given between December 1, 2020 and April 1, 2021 and payment of a termination fee equal to $545,605. If Johnson & Johnson provides notice to terminate a cash flow sweep would commence (see “Lockbox and Cash Management” below).

2nd Largest Tenant: Select Portfolio Servicing (79,448 square feet; 19.0% of net rentable area; 20.2% of underwritten base rent; 4/30/2027 lease expiration) – Select Portfolio Servicing operates as a mortgage servicing company specializing in single-family residential mortgages. Select Portfolio Services also offers mortgage assistance programs such as modification, payment deferral, repayment plan, short sale and deed-in-lieu of foreclosure. Select Portfolio Services has been a tenant at the Capital Plaza Property since 2002 and has two remaining five-year renewal options. Select Portfolio Services has the one-time option to terminate any or all portions of the premises effective April 30, 2024 with nine months’ notice and a contraction fee of $19.00 per square foot. Additionally, Select Portfolio Servicing has a two-time option to terminate the entire second floor (35,280 square feet) effective April 30, 2022 or April 30, 2023 with nine months’ notice and a contraction fee of $925,000 for the 2022 date or $800,000 for the 2023 date.

3rd Largest Tenant: Allegis Group (67,114 square feet; 16.1% of net rentable area; 19.5% of underwritten base rent; 5/31/2023 lease expiration) – Allegis Group is a global leader in talent solutions, connecting employees with businesses through a network of specialized companies. Allegis Group offers staffing and recruiting services, search services, talent advisory services, managed delivery services and workforce management services. Allegis Group originally occupied the Capital Plaza Property in 2018 (18,739 square feet), expanded twice in 2019 (48,375 square feet) and has one, five-year renewal option.

4th Largest Tenant: Genpact (42,687 square feet; 10.2% of net rentable area; 11.7% of underwritten base rent; 11/30/2022 lease expiration) – Genpact (Moody’s/S&P: Baa3/BBB- and NYSE:G) is a global professional services firm offering an artificial intelligence based platform for data and analytics of Fortune 500 companies. As of December 31, 2018, Genpact had annual revenues of approximately $3.0 billion and over 87,000 employees. Genpact originally occupied the Capital Plaza Property in 2017 and has two, five-year renewal options.

5th Largest Tenant: Tote Maritime (37,398 square feet; 9.0% of net rentable area; 10.7% of underwritten base rent; 1/31/2030 lease expiration) – Tote Maritime provides off-shore domestic liner, ship management and logistics services with technical ship management and vessel crewing services, such as vessel operations and engineering, crew management, voyage repairs, shipyard overhauls, insurance and claims handling. Tote Maritime has a termination option effective April 2027 with nine to 15 months’ notice and a termination fee of $594,236. Tote Maritime became a tenant at the Capital Plaza Property in February 2019 and has two, five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #5	Cut-off Date Balance:	$36,190,000
10301 & 10401 Deerwood Park Boulevard	Capital Plaza	Cut-off Date LTV:	64.6%
Jacksonville, FL 32256		U/W NCF DSCR:	1.86x
		U/W NOI Debt Yield:	12.0%

The following table presents certain information relating to the tenancy at the Capital Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Johnson & Johnson	NR/Aaa/AAA	93,752	22.5%	$21.32	$1,998,793	25.5%	12/31/2023	1, 5-year(4)	Y(5)
Select Portfolio Servicing	NR/NR/NR	79,448	19.0%	$19.94	$1,584,193	20.2%	4/30/2027	2, 5-year(6)	Y(7)
Allegis Group	NR/NR/NR	67,114	16.1%	$22.81	$1,530,870	19.5%	5/31/2023	1, 5-year(8)	N
Genpact	NR/Baa3/BBB-	42,687	10.2%	$21.49	$917,344	11.7%	11/30/2022	2, 5-year(9)	N
Tote Maritime	NR/NR/NR	37,398	9.0%	$22.55	$843,325	10.7%	1/31/2030	2, 5-year(10)	Y(11)
Total Major Tenants		320,399	76.7%	$21.46	$6,874,525	87.6%

Non-Major Tenants		44,200	10.6%	$22.10	$977,023	12.4%

Occupied Collateral Total		364,599	87.3%	$21.53	$7,851,548	100.0%

Vacant Space(3)		52,914	12.7%

Collateral Total		417,513	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent includes $403,851 of rent steps.
(3)	Excluding 26,313 square feet of static space (management office, fitness center, vault, loading dock, and other un-tenantable space) that is being counted as vacant, the Capital Plaza Property was 93.2% leased to nine tenants.
(4)	Johnson & Johnson has one, five-year renewal option at the value of the fair market rent 180 days’ prior to the renewal.
(5)	Johnson & Johnson has a one-time option to terminate its lease effective in December 31, 2021 with notice given between December 31, 2020 and April 1, 2021 and a termination fee of $545,605.
(6)	Select Portfolio Servicing has two, five-year renewal options at the value of the fair market rent 180 days’ prior to the renewal.
(7)	Select Portfolio Servicing has the one-time option to terminate any or all portions of the premises effective April 30, 2024 with nine months’ notice and a contraction fee of $19.00 per square foot. Additionally, Select Portfolio Servicing has a two-time option to terminate the entire second floor (35,280 square feet) effective April 30, 2022 or April 30, 2023 with nine months’ notice and a contraction fee of $925,000 for the 2022 date or $800,000 for the 2023 date.
(8)	Allegis Group has one, five-year renewal option at fair market value.
(9)	Genpact has two, five-year renewal options at fair market value.
(10)	Tote Maritime has two, five-year renewal options at fair market value.
(11)	Tote Maritime has a one-time termination option effective April 2027 with nine to 15 months’ notice and a termination fee of $594,236.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #5	Cut-off Date Balance:	$36,190,000
10301 & 10401 Deerwood Park Boulevard	Capital Plaza	Cut-off Date LTV:	64.6%
Jacksonville, FL 32256		U/W NCF DSCR:	1.86x
		U/W NOI Debt Yield:	12.0%

The following table presents certain information relating to the lease rollover schedule at the Capital Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	1	4,873	1.2%	4,873	1.2%	$106,475	1.4%	$21.85
2022	1	42,687	10.2%	47,560	11.4%	$917,344	11.7%	$21.49
2023	4	183,887	44.0%	231,447	55.4%	$4,041,479	51.5%	$21.98
2024	1	16,306	3.9%	247,753	59.3%	$358,732	4.6%	$22.00
2025	0	0	0.0%	247,753	59.3%	$0	0.0%	$0.00
2026	0	0	0.0%	247,753	59.3%	$0	0.0%	$0.00
2027	1	79,448	19.0%	327,201	78.4%	$1,584,193	20.2%	$19.94
2028	0	0	0.0%	327,201	78.4%	$0	0.0%	$0.00
2029	0	0	0.0%	327,201	78.4%	$0	0.0%	$0.00
Thereafter	1	37,398	9.0%	364,599	87.3%	$843,325	10.7%	$22.55
Vacant(4)	0	52,914	12.7%	417,513	100.0%	$0	0.0%	$0.00
Total/Weighted Average	9	417,513	100.0%			$7,851,548	100.0%	$21.53
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent includes $403,851 of rent steps.
(4)	Excluding 26,313 square feet of static space (management office, fitness center, vault, loading dock, and other un-tenantable space) that is being counted as vacant, the Capital Plaza Property was 93.2% leased to nine tenants.

The following table presents historical occupancy percentages at the Capital Plaza Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(2)	12/31/2018(2)	4/25/2019(2)(3)(4)
95.3%	61.4%	63.9%	80.9%	87.3%
(1)	The decrease in occupancy from 2015 to 2016 is largely due to Wachovia Bank (approximately 149,000 square feet) vacating the Capital Plaza Property in December 2015.
(2)	The increase in occupancy from 2017 to Current Occupancy is a result of increased leasing activity driven by (i) Allegis, that signed a new lease in 2018 and expanded in 2019 for a total of 67,114 square feet, (ii) Tote Maritime, that signed a new lease in 2019 for 37,898 square feet, and (iii) Cass Information Systems, that signed a new lease in 2018 for 2,977 square feet.
(3)	Information obtained from the underwritten rent roll.
(4)	Current Occupancy counts 26,313 square feet of static space (management office, fitness center, vault, loading dock, and other un-tenantable space) as vacant. Current Occupancy excluding the static space would equal 93.2%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #5	Cut-off Date Balance:	$36,190,000
10301 & 10401 Deerwood Park Boulevard	Capital Plaza	Cut-off Date LTV:	64.6%
Jacksonville, FL 32256		U/W NCF DSCR:	1.86x
		U/W NOI Debt Yield:	12.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Capital Plaza Property:

Cash Flow Analysis

	2016(1)	2017(1)(2)	2018(2)	TTM 5/31/2019(3)	U/W(3)	%(4)	U/W $ per SF
Base Rent	$4,410,987	$4,942,513	$5,929,719	$6,283,510	$7,447,697	80.4%	$17.84
Contractual Rent Steps	0	0	0	0	403,851	4.4	0.97
Grossed Up Vacant Space	0	0	0	0	604,211	6.5	1.45
Gross Potential Rent	$4,410,987	$4,942,513	$5,929,719	$6,283,510	$8,455,759	91.3%	$20.25
Other Income	56,651	115,111	133,465	96,324	69,659	0.8	0.17
Total Recoveries	357,681	369,446	402,060	570,757	735,088	7.9	1.76
Net Rental Income	$4,825,319	$5,427,070	$6,465,244	$6,950,591	$9,260,505	100.0%	$22.18
(Vacancy & Credit Loss)(5)	(27,022)	(1,092,754)	(214,891)	(379,543)	(718,739)(6)	(8.5)	(1.72)
Effective Gross Income	$4,798,297	$4,334,316	$6,250,353	$6,571,047	$8,541,766	92.2%	$20.46

Real Estate Taxes	497,068	472,165	517,293	531,192	738,524	8.6	1.77
Insurance	130,938	126,633	128,869	132,201	119,880	1.4	0.29
Management Fee	246,770	130,029	187,511	197,131	256,253	3.0	0.61
Other Operating Expenses	2,792,680	2,867,547	2,936,884	3,089,287	3,089,287	36.2	7.40
Total Operating Expenses	$3,667,455	$3,596,374	$3,770,556	$3,949,812	$4,203,944	49.2%	$10.07

Net Operating Income	$1,130,842	$737,942	$2,479,797	$2,621,235	$4,337,822	50.8%	$10.39
Replacement Reserves	0	0	0	0	96,028	1.1	0.23
TI/LC	0	0	0	0	179,515	2.1	0.43
Net Cash Flow	$1,130,842	$737,942	$2,479,797	$2,621,235	$4,062,279	47.6%	$9.73

NOI DSCR	0.52x	0.34x	1.14x	1.20x	1.99x
NCF DSCR	0.52x	0.34x	1.14x	1.20x	1.86x
NOI Debt Yield	3.1%	2.0%	6.9%	7.2%	12.0%
NCF Debt Yield	3.1%	2.0%	6.9%	7.2%	11.2%
(1)	The decrease in Net Operating Income from 2016 to 2017 is due to an increase in free rent packages being offered to new tenants at the Capital Plaza Property in an effort to increase occupancy after Wachovia Bank (approximately 149,000 square feet) vacated in December 2015.
(2)	The increase in Net Operating Income from 2017 to TTM 5/31/2019 is due to (i) reduction and expiration of free rent and (ii) the increase in occupancy driven by (a) Allegis, that signed a new lease in 2018 and expanded in 2019 for a total of 67,114 square feet, (b) Tote Maritime that signed a new lease in 2019 for 37,898 square feet, and (c) Cass Information Systems that signed a new lease in 2018 for 2,977 square feet.
(3)	The increase in Net Operating Income from TTM 5/31/2019 to U/W is due to (i) $403,851 of rent steps; (ii) no free rent reduction as all free rent was reserved at origination; and (iii) rental income from new tenants, Allegis and Tote Maritime (approximately $1.6 million increase from TTM 5/31/2019 to U/W Base Rent), as well as expansion tenant, Johnson & Johnson, not being fully captured in the TTM 5/31/ 2019 period.
(4)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(5)	Historical (Vacancy & Credit Loss) reflect free rent amounts provided to tenants.
(6)	The underwritten economic vacancy is 8.5%. The Capital Plaza Property was 87.3% physically occupied (inclusive of static space) as of April 25, 2019.

Appraisal. The appraiser concluded to an “as-is” appraised value of $56,000,000 as of April 9, 2019.

Environmental Matters. According to the Phase I environmental site assessment dated April 16, 2019, there was no evidence of any recognized environmental conditions at the Capital Plaza Property.

Market Overview and Competition. The Capital Plaza Property is located in Jacksonville, Florida in Duval County. Jacksonville is the most populous city in Florida with 1.5 million residents and the third most populous city on the east coast behind New York and Philadelphia. According to the appraisal, the Jacksonville region experienced solid economic growth throughout 2018, adding over 12,000 jobs for a 1.9% growth rate. Access to the Capital Plaza Property is provided by Interstate 95 (approximately 4.2 miles west of the Capital Plaza Property) and Interstate 295 (approximately 2.0 miles east of the Capital Plaza Property). Interstate 95 is a north-south highway spanning from Canada to Florida while Interstate 295 provides access to the local Jacksonville area. According to a third party report, this network of roads allows over one million people to access the Capital Plaza Property within a half-hour commute. The University of North Florida is a Florida public university with approximately 17,000 students and is located 3.2 miles from the Capital Plaza Property. Additionally, the Capital Plaza Property is located 1.5 miles away from St. John’s Town Center, an open-air lifestyle center containing approximately 1.4 million square feet of space anchored by Dillard’s, Target, Nordstrom, Dick’s Sporting Goods, Ashley Furniture, Apple and other major tenants as well as numerous options for dining and entertainment.

Submarket Information - According to the appraisal, the Capital Plaza Property is located in the Southside office submarket of the Jacksonville office market. As of year-end 2018, the submarket contained 6.8 million square feet of Class A office inventory with a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #5	Cut-off Date Balance:	$36,190,000
10301 & 10401 Deerwood Park Boulevard	Capital Plaza	Cut-off Date LTV:	64.6%
Jacksonville, FL 32256		U/W NCF DSCR:	1.86x
		U/W NOI Debt Yield:	12.0%

vacancy rate of approximately 8.1%. The asking rental rate for Class A office space in the Southside submarket is $22.46 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Capital Plaza Property:

Market Rent Summary(1)

	<10,000 SF	10,000-20,000 SF	>20,000 SF
Market Rent (PSF)	$23.50	$23.50	$23.50
Lease Term (Years)	5	7	10
Free Rent Months (New/Renewal)	3/1	3/1	6/3
Lease Type (Reimbursements)	Gross	Gross	Gross
Rent Increase Projection	3% per annum	3% per annum	3% per annum
Tenant Improvements (New Tenants) (PSF)	$12.00	$12.00	$14.00
Tenant Improvements (Renewals) (PSF)	$4.00	$4.00	$4.00
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Capital Plaza Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)(2)
Deerwood Park Office Portfolio	Jacksonville, FL	1,271,759	Apr-19	$231,000,000	$181.64
Summit at Southpoint	Jacksonville, FL	261,335	Sep-18	$29,550,000	$113.07
Concourse I, II & III	Jacksonville, FL	288,147	Jul-18	$36,100,000	$125.28
Flagler Center Portfolio	Jacksonville, FL	1,000,000	Mar-18	$136,000,000	$136.00
Gramercy Woods	Jacksonville, FL	822,530	May-17	$115,000,000	$139.81
(1)	Information obtained from the appraisal.
(2)	Adjusted Sales Price (PSF) ranges from $121.52 to $147.37.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #5	Cut-off Date Balance:	$36,190,000
10301 & 10401 Deerwood Park Boulevard	Capital Plaza	Cut-off Date LTV:	64.6%
Jacksonville, FL 32256		U/W NCF DSCR:	1.86x
		U/W NOI Debt Yield:	12.0%

The following table presents certain information relating to comparable properties to Capital Plaza Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size (SF)	Adjusted Annual Base Rent PSF	TI Allowance PSF	Lease Type
Centurion Centre II 10407 Centurion Parkway North Jacksonville, FL	1996/NAP	92,687	0.4 miles	NAV	5.0 Yrs	8,800	$23.75	$6.00	Base Year Stop
Centurion Centre II 10407 Centurion Parkway North Jacksonville, FL	1996/NAP	87,600	0.4 miles	NAV	5.0 Yrs	3,040	$21.75	$20.00	Base Year Stop
Deerwood South 200 10151 Deerwood Park Boulevard Jacksonville, FL	1996/NAP	126,274	0.6 miles	NAV	5.0 Yrs	7,000	$24.00	NAV	Base Year Stop
One Deerwood / CIT Building 10201 Centurion Parkway North Jacksonville, FL	1999/NAP	161,000	0.8 miles	NAV	10.0 Yrs	114,247	$21.50	$18.00	Base Year Stop
Deerwood North 100 4600 Touchton Road Jacksonville, FL	1999/NAP	135,413	2.3 miles	87.0%	10.0 Yrs	57,668	$20.00	NAV	Base Year Stop
Baywood Center Buildings 1, 2, and 3 9428 Baymeadows Road Jacksonville, FL	1985/NAP	162,824	2.8 miles	84.0%	5.0 Yrs	1,710	$18.25	NAV	Base Year Stop
Concourse I, II, & III 5200-5220 Belfort Road Jacksonville, FL	2000/NAP	288,147	3.7 miles	94.0%	6.5 Yrs	11,000	$20.00	NAV	Base Year Stop
Baymeadows Office Building 8800 Baymeadows Way West Jacksonville, FL	1993/NAP	219,126	4.9 miles	NAV	3.0 Yrs	2,935	$22.50	NAV	Base Year Stop
(1)	Information obtained from appraisal.

Escrows.

Immediate Repairs – At origination, the borrower was required to escrow $3,750 for immediate repairs at the Capital Plaza Property.

Real Estate Taxes – At origination, the borrower was required to escrow $425,302 for real estate taxes. The borrower is required to make monthly payments of one-twelfth of the taxes payable during the next twelve months, currently equal to $47,256.

Insurance – At origination, the borrower was required to escrow $19,980 for insurance premiums. The borrower is required to make monthly payments of one-twelfth of the insurance premiums payable during the next twelve months, currently equal to $9,990.

HOA Common Charges Reserve – The Capital Plaza Property is subject to a declaration of protective covenants establishing the Deerwood Park Owner’s Association, Inc., which provides rights to use of certain common elements and establishes certain use and development standards for the office park. At origination, the borrower was required to escrow $11,532 for common area charges under the park association. The borrower is required to make monthly payments of one-twelfth of the common area charges payable during the next twelve months, currently equal to $3,844.

Replacement Reserve – The borrower is required to make monthly payments of $8,002 into the replacement reserve account.

TI/LC Reserve – The borrower is required to deposit $3,900,000 into a tenant improvements and leasing commissions reserve at origination. The borrower will be required to make monthly deposits of $34,793 at any time the TI/LC Reserve balance is less than $3,900,000. Upon the occurrence of a Johnson & Johnson Re-Tenanting Event (as defined below), any amount in the TI/LC reserve account in excess of $2.0 million will be disbursed to the borrower.

Outstanding TI/LC Reserve – The borrower is required to deposit $1,570,784 into a reserve to fund outstanding tenant improvements and leasing commissions for Johnson & Johnson, Select Portfolio Services and LoanLogics.

Free Rent Reserve – The borrower is required to deposit $356,921 into a free rent reserve for rent abatement for Tote Maritime and LoanLogics.

Lockbox and Cash Management. The Capital Plaza Mortgage Loan requires a hard lockbox with springing cash management. The borrower was required at origination of the Capital Plaza Mortgage Loan to deliver written instructions to tenants directing them to deposit all rents payable under such leases directly into a lender-controlled lockbox account. The Capital Plaza Mortgage Loan documents require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Funds in the lockbox account, absent the occurrence and continuance of a Triggering Event (as defined below), are required to be transferred daily to a borrower operating account. Upon the first occurrence of a Triggering Event, the borrower is required to establish a cash management account under sole control of the lender, to which during a Triggering Event, all amounts in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #5	Cut-off Date Balance:	$36,190,000
10301 & 10401 Deerwood Park Boulevard	Capital Plaza	Cut-off Date LTV:	64.6%
Jacksonville, FL 32256		U/W NCF DSCR:	1.86x
		U/W NOI Debt Yield:	12.0%

the lockbox account are required to be automatically transferred daily for the payment, among other things, of the debt service, monthly escrows, default interest and late payment charges. Any remaining funds after such disbursements are required to be (i) during a Low DSCR Period (as defined below), a Johnson & Johnson Trigger Event (as defined below) or a Select Portfolio Trigger Event (as defined below), deposited into an excess cash reserve account, and otherwise, (ii) to the borrower if no event of default has occurred and is continuing.

A “Triggering Event” will commence upon the earliest to occur of the following:

(i)	an event of default under the Capital Plaza Mortgage Loan documents;
(ii)	the net operating income debt service coverage ratio falling below 1.25x based on a thirty-year amortization schedule;
(iii)	a Johnson & Johnson Trigger Event; or
(iv)	a Select Portfolio Trigger Event.

A Triggering Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default;
●	with regard to clause (ii) above, the net operating income debt service coverage ratio for the Capital Plaza debt being equal to or greater than 1.30x based on a 30-year amortization schedule (approximately 1.74x based on the interest only debt service payment) for two consecutive calendar quarters;
●	with regard to clause (iii) above, a Johnson & Johnson Re-Tenanting Event; or
●	with regard to clause (iii) above, a Select Portfolio Re-Tenanting Event (as defined below).

A “Low DSCR Period” will commence upon the last day of the calendar quarter for which the debt service coverage ratio is less than 1.25x for two consecutive calendar quarters based on a thirty year amortization schedule and will end upon the last day of any two consecutive calendar quarters thereafter for each of which the debt service coverage ratio is greater than or equal to 1.30x based on a thirty year amortization schedule.

A “Johnson & Johnson Trigger Event” will commence upon the occurrence of:

(i)	December 31, 2022 (or any date 12 months prior to Johnson & Johnson’s lease expiration date) provided a Johnson & Johnson Re-Tenanting Event (as defined below) has not occurred;
(ii)	Johnson & Johnson giving notice that it intends to terminate its lease pursuant to the terms of its lease provided a Johnson & Johnson Re-Tenanting Event has not occurred;
(iii)	Johnson & Johnson giving notice to the borrower in writing of its intent not to renew its lease pursuant to the terms of its lease provided a Johnson & Johnson Re-Tenanting Event has not occurred;
(iv)	Johnson & Johnson abandoning its leased space or failing to operate in one-third or more of its leased space for six months or longer provided a Johnson & Johnson Re-Tenanting Event has not occurred;
(v)	Johnson & Johnson or any guarantor of its lease filing for bankruptcy, insolvency, or reorganization;
(vi)	the Johnson & Johnson lease having in fact been terminated provided a Johnson & Johnson Re-Tenanting Event has not occurred; or
(vii)	Johnson & Johnson becoming delinquent under the payment obligations of its lease or is in material default under its lease, which delinquency or default remains uncured past the applicable notice and grace periods set forth in the lease, provided that a Johnson & Johnson Re-Tenanting Event has not occurred.

A “Johnson & Johnson Re-Tenanting Event” shall occur when the borrower has delivered to the lender:

(i)	evidence reasonably satisfactory to the lender that (a) Johnson & Johnson has given notice of renewal under the terms of its lease (a tenant estoppel will not be required if Johnson & Johnson has given notice of renewal under the terms of its lease); (b) at least 80% or more of the Johnson & Johnson space has been re-tenanted under one or more Qualified Replacement Leases (as defined below); or (c) the Johnson & Johnson lease has been affirmed by Johnson & Johnson in a bankruptcy proceeding; and
(ii)	tenant estoppel(s) reasonably satisfactory to the lender.

A “Select Portfolio Trigger Event” will commence upon the occurrence of, in the absence of a Select Portfolio Re-Tenanting Event (as defined below):

(i)	August 31, 2026 (or any such date nine months prior to Select Portfolio’s lease expiration date);
(ii)	Select Portfolio giving notice that it intends to terminate its lease pursuant to the terms of its lease;
(iii)	Select Portfolio giving notice to the borrower in writing of its intent not to renew its lease pursuant to the terms of its lease; or
(iv)	the Select Portfolio lease has in fact been terminated.

A “Select Portfolio Re-Tenanting Event” shall occur when the borrower has delivered to the lender:

(i)	evidence reasonably satisfactory to the lender that (a) Select Portfolio has given notice of renewal under the terms of its lease (a tenant estoppel will not be required if Johnson & Johnson has given notice of renewal under the terms of its lease); (b) at least 80% or more of the Select Portfolio space has been re-tenanted under one or more Qualified Replacement Leases; and
(ii)	tenant estoppel(s) reasonably satisfactory to the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #5	Cut-off Date Balance:	$36,190,000
10301 & 10401 Deerwood Park Boulevard	Capital Plaza	Cut-off Date LTV:	64.6%
Jacksonville, FL 32256		U/W NCF DSCR:	1.86x
		U/W NOI Debt Yield:	12.0%

A “Qualified Replacement Lease” shall mean a lease (i) with a term no less than five years; (ii) with a tenant reasonably acceptable to the lender; (iii) containing rental rates of at least $21.50 per square foot; (iv) does not have a material adverse effect on the use, value, or operation of the Capital Plaza Property; (v) is an arms-length transaction with a bona-fide independent third party tenant; (vi) is in compliance with the Capital Plaza Mortgage Loan documents; (vii) is subject to and subordinate to the lien of the security instrument securing the Capital Plaza Mortgage Loan and the tenant agrees to attorn to lender; and (viii) is otherwise on market terms and is reasonably acceptable to the lender.

Property Management. The Capital Plaza Property is managed by an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The Capital Plaza Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Capital Plaza Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Inland Life Storage Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Barclays Capital Real Estate Inc.		Single Asset/Portfolio:	Portfolio
	Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Self Storage – Self Storage
	Original Principal Balance(1):	$31,297,500		Location:	Various
	Cut-off Date Balance(1):	$31,297,500		Size:	17,278 Units
	% of Initial Pool Balance:	3.5%		Cut-off Date Balance Per Unit(1):	$8,051
	Loan Purpose:	Acquisition		Maturity Date Balance Per Unit(1):	$6,931
	Borrower Sponsor:	Inland Private Capital Corporation		Year Built/Renovated:	Various/Various
	Guarantor:	Inland Private Capital Corporation		Title Vesting:	Fee
	Mortgage Rate:	3.8090%		Property Manager:	Life Storage Solutions, LLC
	Note Date:	July 2, 2019		Current Occupancy (As of)(3):	91.3% (6/5/2019)
	Seasoning:	0 months		YE 2018 Occupancy(3):	90.3%
	Maturity Date:	August 1, 2029		YE 2017 Occupancy(3):	90.0%
	IO Period:	36 months		YE 2016 Occupancy(3):	90.4%
	Loan Term (Original):	120 months		YE 2015 Occupancy(3):	91.0%
	Amortization Term (Original):	360 months		Appraised Value(4):	$225,000,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		Appraised Value Per Unit(4):	$13,022
	Call Protection:	L(25),GRTR 1% or YM(92),O(3)		Appraisal Valuation Date:	June 28,2019
	Lockbox Type:	Springing		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI (5/31/2019):	$14,852,222
	Additional Debt Type (Balance)(1):	Pari Passu ($107,802,500); Future Unsecured Debt		YE 2018 NOI:	$14,694,430
				YE 2017 NOI:	$14,628,073
				YE 2016 NOI:	$14,704,582
				U/W Revenues:	$21,860,451
				U/W Expenses:	$8,604,656
				U/W NOI:	$13,255,794
				U/W NCF:	$13,044,942
Escrows and Reserves(2)				U/W DSCR based on NOI/NCF(1):	1.70x / 1.68x
	Initial	Monthly	Cap	U/W Debt Yield based on NOI/NCF(1):	9.5% / 9.4%
Taxes	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	11.1% / 10.9%
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(4):	61.8%
Replacement Reserve	$424,056	$35,338	$424,056	LTV Ratio at Maturity(1)(4):	53.2%

Sources and Uses
Sources			Uses
Original whole amount	$139,100,000	64.6%	Purchase price	$212,000,000	98.4%
Sponsor equity(5)	76,355,341	35.4	Upfront reserves	424,056	0.2
			Closing costs	3,031,285	1.4
Total Sources	$215,455,341	100.0%	Total Uses	$215,455,341	100.0%
(1)	The Inland Life Storage Portfolio Mortgage Loan (as defined below) is part of the Inland Life Storage Portfolio Whole Loan (as defined below), which comprises five pari passu notes with an aggregate original balance of $139,100,000. All statistical information related to the Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W NCF DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the Inland Life Storage Portfolio Whole Loan.
(2)	See “Escrows” section for a full description of Escrows and Reserves. Additionally, and unrelated and separate from the Inland Life Storage Portfolio Whole Loan, the Inland Life Storage Portfolio Borrower (as defined below) funded $6,154,728 into a trust reserve account. Collectively, the Initial Escrows and Reserves and trust reserve account will be used for pay for (i) repairs and replacements of the structure, foundation, roof, exterior walls, and parking lot improvements at the Inland Life Storage Portfolio Properties (as defined below), (ii) leasing commissions, (iii) any environmental costs, (iv) any repairs identified in the property condition reports, (v) insurance deductibles and (vi) any other necessary property improvements at the Inland Life Storage Portfolio Properties.
(3)	See “Historical Occupancy” section.
(4)	The Appraised Value is based on a portfolio appraised value. The difference in the Inland Life Storage Portfolio “as-is” Appraised Value from the purchase was partially driven by the existing Life Storage retaining management rights, thus excluding potential buyers with their own management platform. The appraisal concluded portfolio value of $225.0 million does not consider the management restrictions. The sum of the appraised values of the individual properties is $212,100,000, resulting in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 65.6% and 56.5%, respectively.
(5)	Sponsor equity was funded in part by a $40,000,000 unsecured corporate loan made by Barclays Bank PLC to Inland Private Capital Corporation, which is guaranteed by its parent company, Inland Real Estate Investment Corporation and matures on January 6, 2020. The corporate unsecured loan is not to the borrower and is neither secured by nor dependent upon income from the Inland Life Storage Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #6	Cut-off Date Balance:	$31,297,500
Self Storage – Self Storage	Inland Life Storage Portfolio	Cut-off Date LTV:	61.8%
Property Addresses - Various		U/W NCF DSCR:	1.68x
		U/W NOI Debt Yield:	9.5%

The Mortgage Loan. The mortgage loan (the “Inland Life Storage Portfolio Mortgage Loan”) is part of a whole loan (the “Inland Life Storage Portfolio Whole Loan”) evidenced by five pari passu notes with an original principal balance of $139,100,000 and an outstanding principal balance as of the Cut-off Date of $139,100,000 secured by a first mortgage encumbering the fee interest in 32 self-storage properties located in Mississippi, Texas, Louisiana, South Carolina and North Carolina (the “Inland Life Storage Portfolio Properties” or the “Inland Life Storage Portfolio”). The Inland Life Storage Portfolio Mortgage Loan is evidenced by the non-controlling Note A-2-B. The controlling Note A-1-A and non-controlling Notes A-1-B, A-1-C and A-2-A are expected to be contributed to a future securitization trusts. The lender provides no assurances that the non-securitized note will be split further. The Inland Life Storage Portfolio Whole Loan will be serviced under the WFCM 2019-C52 pooling and servicing agreement until the securitization of controlling Note A-1-A, at which time servicing will shift to the pooling and servicing agreement governing the future securitization transaction. See “Description of the Mortgage Pool — The Whole Loans – The Serviced Pari Passu Whole Loans,” “— The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement — Servicing of the Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1-A	$39,505,000	$39,505,000	KeyBank National Association	Yes
A-1-B	$27,000,000	$27,000,000	KeyBank National Association	No
A-1-C	$10,000,000	$10,000,000	KeyBank National Association	No
A-2-A	$31,297,500	$31,297,500	An affiliate of Barclays Capital Real Estate Inc.	No
A-2-B	$31,297,500	$31,297,500	WFCM 2019-C52	No
Total	$139,100,000	$139,100,000

The Borrower and Borrower Sponsor. The borrower is Self-Storage Portfolio VIII DST (the “Inland Life Storage Portfolio Borrower”), a Delaware statutory trust (“DST”) that is a single purpose, bankruptcy-remote entity. Upon the occurrence of a Conversion Event (as defined below), the Inland Life Storage Portfolio Borrower must convert from a Delaware statutory trust to a Delaware limited liability company. The Inland Life Storage Portfolio Borrower has master leased the Inland Life Storage Portfolio Properties to a master lessee affiliated with the borrower sponsor. The master lessee is structured to be a single purpose entity. The master lessee’s interest in the master lease and all rents are assigned to the lender. The borrower sponsor has a 100% ownership interest in the master lessee. The master lease is subordinate to the Inland Life Storage Portfolio Mortgage Loan. There is no income underwritten from the master lease as the Inland Life Storage Portfolio was underwritten to the underlying property income. There is an independent director for the signatory trustee. Legal counsel to the Inland Life Storage Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Inland Life Storage Portfolio Whole Loan. See “Description of the Mortgage Pool—Delaware Statutory Trusts” in the Preliminary Prospectus.

A “Conversion Event” will commence upon written notice from lender that lender has determined that the property is in jeopardy of being foreclosed upon due to a default under the loan documents unless the borrower, within 10 business days of such notice provides a reasoned opinion of tax counsel that either (a) borrower is able remedy the default situation without effectuating a conversion or (b) that effectuating a conversion would not reasonably be expected to improve the ability of borrower to remedy the default; provided, further, that if borrower has failed to remedy such default to lenders satisfaction within 30 days of receipt of tax counsel opinion, borrower will effect a Conversion Event.

The borrower sponsor and carve-out guarantor of the Inland Life Storage Portfolio Whole Loan is Inland Private Capital Corporation (“IPCC”). IPCC is an industry leader in securitized 1031 exchange transactions, sponsoring over 231 private placement programs since its inception which have provided more than $4.5 billion in equity and have served over 12,500 investors. According to the sponsor, through December 31, 2018, IPCC-sponsored private placements have included 621 properties comprised of more than 44 million square feet of gross leasable area, including more than 16,500 residential units. According to the borrower sponsor, as of December 31, 2018, IPCC has $7.3 billion assets under management. IPCC has had previous foreclosures and is involved in ongoing foreclosures unrelated to the Inland Life Storage Portfolio. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Properties. The Inland Life Storage Portfolio is a 32-property, 2,108,526 square-foot and 17,278 unit self-storage portfolio located in Mississippi (eight properties, 28.0% of the square footage, 25.7% of units), Texas (six properties, 23.6% of the square footage, 21.5% of units), Louisiana (nine properties, 25.1% of the square footage, 27.8% of units), South Carolina (five properties, 14.6% of the square footage, 16.0% of units) and North Carolina (four properties, 8.6% of the square footage, 9.1% of units). The Inland Life Storage Portfolio Properties were constructed from 1977 to 2003 and range in size from 31,600 square feet to 145,080 square feet and 285 units to 1,006 units, with no Inland Life Storage Portfolio Property comprising of more than 6.9% of the total net rentable area based on square footage and 5.8% of the total storage units, respectively. The Inland Life Storage Portfolio Properties have a total of 17,278 units, 8,147 of which are climate controlled and 263 are humidity-controlled. The Inland Life Storage Portfolio Properties also include 385 RV/parking spaces, and approximately 15,901 square feet of commercial units. The Life Storage – 021 and Life Storage - 033 properties have billboard leases with The Lamar Companies, and Life Storage – 033 and Life Storage – 206 have cell tower land leases. Based on storage units, the Inland Life Storage Portfolio Properties were 91.3% occupied as of June 5, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #6	Cut-off Date Balance:	$31,297,500
Self Storage – Self Storage	Inland Life Storage Portfolio	Cut-off Date LTV:	61.8%
Property Addresses - Various		U/W NCF DSCR:	1.68x
		U/W NOI Debt Yield:	9.5%

The following table presents certain information regarding the Inland Life Storage Properties:

Property Name – Location	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)(2)	Year Built/ Renovated	Net Rentable Area (SF)(2)	Appraised Value	UW NOI(2)	% of UW NOI	Storage Units(2)
Life Storage - 586 Flowood, MS	$10,090,160	7.3%	93.5%	2000/2016	145,080	$15,400,000	$1,019,467	7.7%	1,006
Life Storage - 145 Richardson, TX	8,190,060	5.9	92.2	1985/NAP	101,328	$12,400,000	731,194	5.5	929
Life Storage - 364 Ridgeland, MS	8,126,940	5.8	92.3	1997/NAP	104,724	$12,400,000	824,866	6.2	698
Life Storage - 365 Jackson, MS	7,862,460	5.7	95.3	2003/NAP	75,775	$12,000,000	787,232	5.9	676
Life Storage - 212 Lafayette, LA	6,814,130	4.9	91.0	1994/2005	73,275	$10,400,000	674,559	5.1	655
Life Storage - 386 Pasadena, TX	6,421,010	4.6	90.9	2000/NAP	99,970	$9,700,000	598,388	4.5	613
Life Storage - 256 League City, TX	6,158,930	4.4	93.3	1992/2003	71,670	$9,400,000	552,896	4.2	553
Life Storage - 206 Katy, TX	5,831,320	4.2	92.2	1994/NAP	87,252	$8,900,000	522,385	3.9	626
Life Storage - 324 Lafayette, LA	5,750,000	4.1	93.7	1995/2016	110,325	$8,400,000	584,634	4.4	819
Life Storage - 236 Columbia, SC	5,500,000	4.0	82.6	1981/2007	89,306	$9,200,000	536,313	4.0	887
Life Storage - 184 Jackson, MS	5,045,080	3.6	91.1	1995/NAP	60,373	$7,700,000	497,340	3.8	416
Life Storage - 500 Columbia, SC	4,684,720	3.4	95.7	1977/2004	48,578	$7,150,000	417,705	3.2	463
Life Storage - 288 Pinehurst, TX	4,651,950	3.3	89.2	2003/NAP	75,950	$7,100,000	436,924	3.3	493
Life Storage - 299 Broussard, LA	4,650,000	3.3	91.8	2002/2007	67,575	$6,500,000	401,338	3.0	662
Life Storage - 209 Lafayette, LA	4,586,430	3.3	93.0	1992/2014	53,475	$7,000,000	442,461	3.3	503
Life Storage - 035 Columbia, SC	4,000,000	2.9	90.8	1989/2013	67,200	$6,400,000	386,177	2.9	595
Life Storage - 074 Jackson, MS	3,940,000	2.8	89.4	1990/NAP	65,225	$6,000,000	399,649	3.0	491
Life Storage - 252 Dallas, TX	3,800,190	2.7	92.1	1985/NAP	61,472	$5,800,000	349,393	2.6	504
Life Storage - 033 Columbia, SC	3,505,350	2.5	91.3	1987/NAP	56,750	$5,350,000	329,332	2.5	423
Life Storage - 205 Jackson, MS	3,500,000	2.5	87.8	1984/NAP	57,497	$4,300,000	318,640	2.4	477
Life Storage - 300 Lafayette, LA	3,472,590	2.5	90.7	1997/2007	54,292	$5,300,000	305,105	2.3	557
Life Storage - 026 Greensboro, NC	3,079,460	2.2	91.6	1985/2008	60,795	$4,700,000	280,965	2.1	535
Life Storage - 361 Hattiesburg, MS	2,880,000	2.1	95.3	1998/NAP	44,154	$4,100,000	285,607	2.2	364
Life Storage - 165 Greensboro, NC	2,522,540	1.8	94.4	1993/2000	56,388	$3,850,000	249,523	1.9	461
Life Storage - 208 Lafayette, LA	2,424,260	1.7	91.3	1980/NAP	56,620	$3,700,000	229,563	1.7	483
Life Storage - 211 Lafayette, LA	2,358,740	1.7	91.8	1977/2005	45,200	$3,600,000	182,795	1.4	392
Life Storage - 021 Columbia, SC	2,200,000	1.6	83.9	1988/NAP	46,668	$4,200,000	224,276	1.7	391
Life Storage - 298 Lafayette, LA	2,096,660	1.5	89.9	2001/2004	37,025	$3,200,000	194,575	1.5	397
Life Storage - 297 Scott, LA	1,500,000	1.1	92.7	1997/NAP	31,600	$2,500,000	145,401	1.1	329
Life Storage - 153 Greensboro, NC	1,277,650	0.9	89.0	1996/2001	32,875	$1,950,000	121,998	0.9	291
Life Storage - 075 Jackson, MS	1,179,370	0.8	87.2	1988/NAP	38,361	$1,800,000	122,592	0.9	304
Life Storage - 152 Greensboro, NC	1,000,000	0.7	91.2	1995/2000	31,748	$1,700,000	102,502	0.8	285
Total/Weighted Average	$139,100,000	100.0%	91.3%		2,108,526	$225,000,000(3)	$13,255,794	100.0%	17,278
(1)	Occupancy is based on storage units.
(2)	Based on the underwritten rent roll.
(3)	The total Appraised Value is based on a portfolio appraised value. The sum of the appraised values of the individual properties is $212,100,000, resulting in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 65.6% and 56.5%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #6	Cut-off Date Balance:	$31,297,500
Self Storage – Self Storage	Inland Life Storage Portfolio	Cut-off Date LTV:	61.8%
Property Addresses - Various		U/W NCF DSCR:	1.68x
		U/W NOI Debt Yield:	9.5%

The following table presents historical occupancy percentages at the Inland Life Storage Portfolio:

Historical Occupancy(1)

12/31/2015(2)	12/31/2016(2)	12/31/2017(2)	12/31/2018(2)	6/5/2019(3)
91.0%	90.4%	90.0%	90.3%	91.3%

(1)	Occupancy is based on storage units.
(2)	Information provided by the Inland Life Storage Portfolio Borrower.
(3)	Based on underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Inland Life Storage Portfolio Properties:

Cash Flow Analysis

	2016	2017	2018	TTM 5/31/2019	U/W	%(1)	U/W $ per Unit
Base Rent(2)	$21,891,829	$20,717,492	$21,192,134	$21,369,324	$19,461,586	76.0%	$1,126.38
Commercial Income(2)	0	0	0	0	115,692	0.5	6.70
Parking Income(2)	0	0	0	0	275,172	1.1	15.93
Grossed Up Vacant Space(3)	0	0	0	0	3,742,236	14.6	1,349.67
Gross Potential Rent	$21,891,829	$20,717,492	$21,192,134	$21,369,324	$23,594,686	92.2%	1,365.59
Other Income(4)	1,992,781	1,972,735	1,911,650	2,008,001	2,008,001	7.8	116.22
Net Rental Income	$23,884,610	$22,690,227	23,103,784	$23,377,325	$25,602,687	100.0%	$1,481.81
(Vacancy & Credit Loss)	(2,463,804)	(1,063,695)	(1,529,407)	(1,516,882)	(3,742,236)(5)	(16.0)	(216.59)
Effective Gross Income	$21,420,806	$21,626,532	$21,574,377	$21,860,443	$21,860,451	85.4%	$1,265.22

Real Estate Taxes	1,700,719	1,789,947	1,853,692	1,907,357	2,005,928	9.2	116.10
Insurance	178,976	185,310	191,810	192,843	597,684	2.7	34.59
Management Fee	0	0	0	0	1,093,023	5.0	63.26
Other Operating Expenses	4,836,529	5,023,202	4,834,445	4,908,021	4,908,021	22.5	284.06
Total Operating Expenses	$6,716,224	$6,998,459	$6,879,947	$7,008,221	$8,604,656	39.4%	$498.01

Net Operating Income	$14,704,582	$14,628,073	$14,694,430	$14,852,222	$13,255,794	60.6%	$767.21
Replacement Reserves	9,342	79,193	72,587	151,008	210,853	1.0	12.20
TI/LC	0	0	0	0	0	0.0	0.00
Net Cash Flow	$14,695,240	$14,548,880	$14,621,843	$14,701,214	$13,044,942	59.7%	$755.00

NOI DSCR	1.89x	1.88x	1.89x	1.91x	1.70x
NCF DSCR	1.89x	1.87x	1.88x	1.89x	1.68x
NOI Debt Yield	10.6%	10.5%	10.6%	10.7%	9.5%
NCF Debt Yield	10.6%	10.5%	10.5%	10.6%	9.4%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Commercial Income and Parking Income for historical periods are included in Base Rent.
(3)	Grossed Up Vacant Space includes commercial grossed up vacant space totaling $28,596.
(4)	Other Income includes parking income, late fees, administration fees, merchandise sales, truck rental, insurance income, and other miscellaneous income.
(5)	The underwritten economic vacancy is 16.2%. The Inland Life Storage Portfolio Properties were 91.3% occupied as of June 5, 2019 based on storage units.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Inland Life Storage Portfolio of $225,000,000 with a portfolio appraisal dated June 28, 2019. The difference in the Inland Life Storage Portfolio “as-is” Appraised Value from the purchase price was partially driven by the existing Life Storage management platform remaining in place, thus excluding potential buyers with an existing management platform. The appraisal concluded portfolio value of $225.0 million does not consider the management restrictions. The sum of the appraised values of the individual properties is $212,100,000, resulting in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 65.6% and 56.5%, respectively.

Environmental Matters. According to Phase I environmental site assessments dated from March 22, 2019 to March 28, 2019, there was no evidence of any recognized environmental conditions at the Inland Life Storage Portfolio Properties.

Market Overview. The Inland Life Storage Portfolio is a 32-property, 2,108,526 square-foot and 17,278 unit self-storage portfolio located in Mississippi (eight properties, 28.0% of the square footage, 25.7% of units), Texas (six properties, 23.6% of the square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #6	Cut-off Date Balance:	$31,297,500
Self Storage – Self Storage	Inland Life Storage Portfolio	Cut-off Date LTV:	61.8%
Property Addresses - Various		U/W NCF DSCR:	1.68x
		U/W NOI Debt Yield:	9.5%

footage, 21.5% of units), Louisiana (nine properties, 25.1% of the square footage, 27.8% of units), South Carolina (five properties, 14.6% of the square footage, 16.0% of units) and North Carolina (four properties, 8.6% of the square footage, 9.1% of units). According to the third party market reports, the Mississippi properties are located in the Jackson metro area with average monthly asking rents of $76 and $118 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. As of the end of the first quarter of 2019, the Jackson metro area had a 14.8% vacancy rate for self storage properties. According to the third party market reports, the Texas properties are located in the Houston and Dallas metro areas. Houston has average monthly asking rents of $89 and $119 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively, while Dallas has average monthly asking rents of $102 and $130 per unit, respectively. As of the end of the first quarter of 2019, the Houston metro area had a 14.9% vacancy rate for self storage properties and the Dallas metro area had a vacancy rate of 15.6% for self-storage properties. According to a third party market report, the South Carolina properties are located in the Columbia metro area with average monthly asking rents of $86 and $116 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. As of the end of the first quarter of 2019, the Columbia metro area had a 13.8% vacancy rate for self-storage properties. According to a third party market report, the North Carolina properties are located in the Greensboro/Winston-Salem metro area with average monthly asking rents of $77 and $104 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. As of the end of the first quarter of 2019, the Greensboro/Winston-Salem metro area had a 16.9% vacancy rate for self storage properties. The Louisiana properties are located within the Lafayette metro area. The average monthly rents and vacancy rate were unavailable for this metro area.

Escrows.

Real Estate Taxes – The Inland Life Storage Portfolio Borrower is required to make monthly payments of one-twelfth of the taxes payable during the next 12 months upon (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio on a trailing three-month basis being less than 1.15x based on a 30-year amortization schedule, or (iii) failure to provide the lender with satisfactory evidence that taxes have been paid 10 days prior to when such taxes are due.

Insurance – The Inland Life Storage Portfolio Borrower is required to make monthly payments of one-twelfth of the insurance premiums payable during the next 12 months upon (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio on a trailing three-month basis being less than 1.15x based on a 30-year amortization schedule, or (iii) failure to provide evidence to the lender that the Inland Life Storage Portfolio Properties are insured under a blanket policy.

Replacement Reserves – At closing, the Inland Life Storage Portfolio Borrower deposited $424,056 for replacement reserves. The Inland Life Storage Portfolio Borrower is required to make monthly payments of $35,338 for replacement reserves which may be re-assessed as necessary on an annual basis to the extent that the replacement reserve account does not equal or exceed the replacement reserve cap of $424,056.

Lockbox and Cash Management. The Inland Life Storage Portfolio Whole Loan is structured with springing cash management. The cash management account will be established within five business days of the first occurrence of a Cash Sweep Event (as defined below). During the continuance of a Cash Sweep Event, the Inland Life Storage Portfolio Borrower is required to deposit, or cause to be deposited, all rents into the cash management account within two business days of receipt. Additionally, all funds deposited in the cash management account will be disbursed in accordance with the Inland Life Storage Portfolio Whole Loan documents. During the occurrence of a Cash Sweep Event, all excess cash flow will be deposited into an excess cash flow reserve to be held as additional security for the Inland Self Storage Portfolio Whole Loan.

A “Cash Sweep Event” will commence upon the earliest of (i) the occurrence and continuance of an event of default and (ii) the debt service coverage ratio being less than 1.20x based on the trailing three-month period. A Cash Sweep Event will expire with regard to clause (i), upon the cure of such event of default and with respect to clause (ii), upon the debt service coverage ratio being greater than or equal to 1.25x for two consecutive calendar quarters based upon the trailing three-month period immediately preceding the date of determination.

Property Management. The Inland Life Storage Portfolio Properties are managed by Life Storage Solutions, LLC (“Life Storage”). Life Storage is the prior owner of the Inland Life Storage Portfolio Properties and will remain the property manager. Founded in 1985, Life Storage is a national owner and operator of self storage properties, with over 775 locations in 28 states serving more than 400,000 customers. Similar to the Inland Life Storage Properties, Life Storage manages 217 additional properties for third party entities.

Partial Release. After the lockout period, the Inland Life Storage Portfolio Borrower may release an individual property provided that, among other conditions stated in the Inland Life Storage Portfolio Whole Loan documents, (i) no event of default has occurred and is continuing; (ii) the amount of the Inland Life Storage Portfolio Whole Loan prepaid will be greater than or equal to 120% of the allocated loan amount for the related Inland Life Storage Portfolio property; (iii) the debt service coverage ratio for the remaining properties after such release is at least equal to the greater of (a) 1.67x and (b) the debt service coverage ratio for the remaining properties and the property to be released for the preceding 12 months capped at 1.70x; (iv) the loan-to-value ratio after such release is less than or equal to the lesser of (a) 61.8% and (b) the loan-to-value ratio for the remaining properties and the property to be released immediately preceding the release of the property; however, this condition does not apply to the release of any individual property if, after such release, the aggregate allocated loan amounts of all the properties that have been released are less than 20% of the total original principal balance of the Inland Life Storage Portfolio Whole Loan; (v) the debt yield for the remaining properties after such release is greater than or equal to the greater of (a) 9.3% and (b) the debt yield of the remaining properties and the property to be released for the 12 months prior to such release capped at 9.6%;(vi) rating agency confirmation; and (vii) the payment of the yield maintenance premium (if such partial release occurs prior to June 1, 2029).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Loan #6	Cut-off Date Balance:	$31,297,500
Self Storage – Self Storage	Inland Life Storage Portfolio	Cut-off Date LTV:	61.8%
Property Addresses - Various		U/W NCF DSCR:	1.68x
		U/W NOI Debt Yield:	9.5%

Subordinate and Mezzanine Indebtedness. None.

Permitted Additional Unsecured Subordinate Indebtedness. Provided no event of default has occurred and is continuing, the Inland Life Storage Portfolio Borrower may obtain unsecured loans from the guarantor provided that the proceeds of such loans are required to be used solely to pay the monthly debt service payment amount, capital expenditures (as approved by the lender), extraordinary expenses, maintenance expenses, costs of re-tenanting of the Inland Life Storage Portfolio Properties and actual operating expenses as a result of insufficient reserves held by the Inland Life Storage Portfolio Borrower or as a result of insufficient rents being paid. The subordinate debt must at all times be, (i) unsecured, (ii) payable only out of excess cash, (iii) subordinate in all respects to the Inland Life Storage Portfolio Whole Loan pursuant to a subordination and standstill agreement, which is required to be executed and delivered by the guarantor prior to providing the subordinate debt, (iv) without a maturity date, and (v) evidenced by a promissory note with terms and conditions otherwise acceptable to the lender. The aggregate of all guarantor loans that may be entered into without the lender’s consent is $13,910,000; provided, however, that no more than $500,000 of the proceeds of such loan may be used for the payment of operating expenses and debt service without prior written consent from the lender. Under no circumstances may the subordinate debt be used to make distributions to any beneficial owners of the Inland Life Storage Portfolio Borrower.

Ground Lease. None.

Terrorism Insurance. The Inland Life Storage Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Inland Life Storage Portfolio Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Inland Life Storage Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Olympia Medical Office

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – Medical
	Original Principal Balance:	$30,000,000		Location:	Los Angeles, CA
	Cut-off Date Balance:	$30,000,000		Size:	90,549 SF
	% of Initial Pool Balance:	3.3%		Cut-off Date Balance Per SF:	$331.31
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$331.31
	Borrower Sponsor:	Laxman Reddy		Year Built/Renovated:	1984/2018
	Guarantor:	Sunrise Real Estate Holdings, LLC		Title Vesting:	Fee
	Mortgage Rate:	4.9500%		Property Manager:	South Park Group, Inc. and Citi West Management Corp.
	Note Date:	June 20, 2019		Current Occupancy (As of):	100.0% (6/11/2019)
	Seasoning:	1 month		YE 2018 Occupancy:	100.0%
	Maturity Date:	July 11, 2024		YE 2017 Occupancy:	93.0%
	IO Period:	60 months		YE 2016 Occupancy(3):	87.4%
	Loan Term (Original):	60 months		YE 2015 Occupancy(3):	73.8%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$50,700,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$559.92
	Call Protection:	L(25),D(31),O(4)		As-Is Appraisal Valuation Date:	June 1, 2019
	Lockbox Type:	Springing		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (5/31/2019):	$3,434,413
	Additional Debt Type (Balance):	NAP		YE 2018 NOI(4):	$3,418,606
				YE 2017 NOI(4):	$3,088,917
				YE 2016 NOI(4):	$2,684,027
				U/W Revenues:	$4,597,714
				U/W Expenses:	$1,385,540
Escrows and Reserves(1)				U/W NOI:	$3,212,174
	Initial	Monthly	Cap	U/W NCF:	$3,132,653
Taxes	$91,676	$22,919	NAP	U/W DSCR based on NOI/NCF:	2.13x / 2.07x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	10.7% / 10.4%
Replacement Reserve	$0	$1,886	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.7% / 10.4%
Leasing Reserve	$750,000	$15,092	$750,000	Cut-off Date LTV Ratio:	59.2%
Rent Concession Reserve	$355,002	$0	NAP	LTV Ratio at Maturity:	59.2%
Additional Insurance Reserve	$500,000(2)	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$30,000,000	100.0%	Loan payoff(5)	$19,477,830	64.9%
			Upfront reserves(2)	1,696,678	5.7
			Closing costs	379,012	1.3
			Return of equity	8,446,480	28.2
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%
(1)	See “Escrows” section below.
(2)	The Additional Insurance Reserve was escrowed in an amount of $500,000 at loan origination. The requirements for disbursement under the Olympia Medical Office Mortgage Loan (as defined in “The Mortgage Loan” section below) documents have been met and the funds were released to the Olympia Medical Office Borrower (as defined in “The Borrower and Borrower Sponsor” section below). See the “Escrows” section below for additional information.
(3)	See “Historical Occupancy” section for a discussion of historical occupancy increases.
(4)	See “Cash Flow Analysis” section for a discussion of historical NOI increases.
(5)	The Olympia Medical Office Property (as defined in “The Mortgage Loan” section below) was previously securitized in the GSMS 2012-GC6 transaction.

The Mortgage Loan. The mortgage loan (the “Olympia Medical Office Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a five-story medical office property in Los Angeles, California (the “Olympia Medical Office Property”).

The Borrower and Borrower Sponsor. The borrower is Plaza Medical Office Building, LLC, a California limited liability company and single purpose entity (the “Olympia Medical Office Borrower). Legal counsel to the Olympia Medical Office Borrower delivered a non-consolidation opinion in connection with the origination of the Olympia Medical Office Mortgage Loan. The non-recourse carve-out guarantor of the Olympia Medical Office Mortgage Loan is Sunrise Real Estate Holdings, LLC and the borrower sponsor is Laxman

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Medical	Loan #7	Cut-off Date Balance:	$30,000,000
5901 and 5975 West Olympic Boulevard	Olympia Medical Office	Cut-off Date LTV:	59.2%
Los Angeles, CA 90036		U/W NCF DSCR:	2.07x
		U/W NOI Debt Yield:	10.7%

Reddy. Mr. Reddy executed a limited guaranty of recourse obligations related to breach of any representations, warranties or covenants concerning single purpose entity status (including, but not limited to, bankruptcy and insolvency), prohibited transfers or failure to comply with the cash management provisions (see the “Lockbox and Cash Management” section below) under the Olympia Medial Office Mortgage Loan documents.

Mr. Reddy is the Chief Executive Officer of Alecto Healthcare Services (“Alecto”), a healthcare system and management services organization which currently operates a total of four hospital properties located in California, Texas and West Virginia (including Olympia Medical Center, which is adjacent to the Olympia Medical Office Property). Prior to forming Alecto, Mr. Reddy served as the President and Chief Executive Officer of a Prime Healthcare Services, during a period in which it grew from a one-hospital system to a 15-hospital system. Mr. Reddy has more than 25 years of experience in hospital management.

The Property. The Olympia Medical Office Property consists of a five-story medical office building totaling 90,549 square feet and a seven-level parking structure located in Los Angeles, California. Situated on a 1.4-acre site, the Olympia Medical Office Property forms a rough L-shape with a central corridor design. The medical office building is situated on the northeast corner of the intersection of Olympic Boulevard and Genesee Avenue and the parking structure is located on the northwest corner of the same intersection. The Olympia Medical Office Property was constructed in 1984 and renovated from 2017-2018. The recent renovations totaled approximately $367,000 and included new lobby finishes, parking garage renovations, new lighting, new corridor carpeting, restroom upgrades, and the replacement of common area flooring. The Olympia Medical Office Property features an on-site pharmacy, café and on-site security. According to the appraisal, many of the medical office suites have their own restrooms. As of June 11, 2019, the Olympia Medical Office Property was 100.0% leased to 28 tenants, with no single tenant representing more than 15.7% of net rentable area or 16.4% of underwritten base rent; and the Olympia Medical Center Property has averaged 88.4% occupancy since 2009 per a third party market research provider.

The parking structure at the Olympia Medical Office Property comprises 732 parking spaces, resulting in a parking ratio of approximately 8.1 spaces per 1,000 square feet of net rentable area. Approximately 450 parking spaces within the parking structure are leased to Olympia Medical Center (which is located directly across Olympic Boulevard from the Olympia Medical Office Property and is affiliated with the Olympia Medical Office Borrower, but not part of the collateral) for a monthly rental rate of $38,250. In addition, the Beverly Hills Audi dealership leases approximately 200 spaces within the parking structure for a monthly rental rate of $21,000. Parking rent per the office tenant leases is generally $85.00 per month for a non-reserved space and $100.00 per month for a reserved space. The parking garage is operated by a third party operator, Imperial Parking Industries, for a monthly fee of $2,500 plus 10% of any net profit above $18,000 (excluding the parking income from the hospital), which such fee is netted out from the underwritten parking income (see the “Operating History and Underwritten Net Cash Flow” section below).

Major Tenant.

Largest Tenant: Olympia Health Care (14,174 square feet; 15.7% of net rentable area; 16.4% of underwritten base rent; 5/31/2029 lease expiration) – Founded in 1948, Olympia Health Care, LLC d/b/a Olympia Medical Center, a borrower sponsor affiliate, owns and operates a non-collateral 204-bed acute care hospital located directly across Olympic Boulevard from the Olympia Medical Office Property. The hospital offers comprehensive inpatient and outpatient services, diagnostic imaging, and 24-hour emergency care. Olympia Health Care uses its space at the Olympia Medical Office Property for office/administrative purposes, including a ketamine therapy clinic, California Digestive Diseases Institute gastroenterology center, outpatient psychiatric program, finance department, patient financial services and medical records storage. Olympia Health Care has been a tenant at the Olympia Medical Office Property since August 2011 and expanded its footprint in March 2012, August 2013 and May 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Medical	Loan #7	Cut-off Date Balance:	$30,000,000
5901 and 5975 West Olympic Boulevard	Olympia Medical Office	Cut-off Date LTV:	59.2%
Los Angeles, CA 90036		U/W NCF DSCR:	2.07x
		U/W NOI Debt Yield:	10.7%

The following table presents certain information relating to the tenancy at the Olympia Medical Office Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Olympia Health Care(2)	NR/NR/NR	14,174	15.7%	$46.44	$658,170(3)	16.4%	5/31/2029	NAP	N
Peter Ruane, MD	NR/NR/NR	9,035	10.0%	$42.57	$384,575(3)	9.6%	(4)	(4)	N
A Ishaaya, MD	NR/NR/NR	8,629	9.5%	$43.87	$378,525(5)	9.4%	11/30/2020	(6)	N
APLA Health & Wellness	NR/NR/NR	7,688	8.5%	$44.39	$341,236(7)	8.5%	(8)	(8)	N
Ludmila Bess, MD	NR/NR/NR	6,343	7.0%	$43.92	$278,588(9)	6.9%	9/30/2022	NAP	N
Total Major Tenants		45,869	50.7%	$44.50	$2,041,094	50.8%

Non-Major Tenant		44,680	49.3%	$44.24	$1,976,670	49.2%

Occupied Collateral Total		90,549	100.0%	$44.37	$4,017,764	100.0%

Vacant Space		0	0.0%

Collateral Total		90,549	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through June 2020 totaling $115,288.
(2)	Olympia Health Care is affiliated with the Olympia Medical Office Borrower.
(3)	Peter Ruane, MD has free rent periods in May 2020 and May 2021. The May 2020 rent abatement (totaling $30,733) was reserved for at origination of the Olympia Medical Office Mortgage Loan.
(4)	Peter Ruane, MD leases two spaces at the Olympia Medical Office Property: (1) 8,654 square foot space on a lease expiring July 31, 2022 with one, 5-year renewal option and (2) 381 square feet storage space on a month-to-month basis with no lease expiration date.
(5)	A Ishaaya, MD has a free rent period in June 2020 for its 4,363 square foot space and in December 2019 for its 4,266 square foot space, which was reserved for at origination of the Olympia Medical Office Mortgage Loan.
(6)	A Ishaaya, MD leases two spaces at the Olympia Medical Office Property: (1) 4,363 square foot space on a lease expiring November 30, 2020 with one, 2-year renewal option and (2) 4,266 square feet space on a lease expiring November 30, 2020 with no renewal options remaining.
(7)	APLA Health & Wellness (“APLA”) has a free rent period in April 2020 and is crediting its tenant allowance toward its May 2019 to August 2020 base rent ($12,500 per month), totaling $183,572, all of which was reserved for at origination of the Olympia Medical Office Mortgage Loan.
(8)	APLA leases two spaces at the Olympia Medical Office Property: (1) 5,675 square foot space on a lease expiring May 31, 2023 with two, 5-year renewal options remaining and (2) 2,013 square feet space on a lease expiring September 30, 2020 with no renewal options remaining. APLA’s lease for its 2,013 square foot space was assumed from Jay Gladstein, MD in December 2017 and is currently not physically occupied for build-out purposes.
(9)	Ludmila Bess, MD has a free rent period in October 2019, which was reserved for at origination of the Olympia Medical Office Mortgage Loan.

The following table presents certain information relating to the lease rollover schedule at the Olympia Medical Office Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	2	1,041	1.1%	1,041	1.1%	$15,773	0.4%	$15.15
2019	4	4,181	4.6%	5,222	5.8%	$174,684	4.3%	$41.78
2020	7	17,250	19.1%	22,472	24.8%	$769,337	19.1%	$44.60
2021	4	9,413	10.4%	31,885	35.2%	$406,197	10.1%	$43.15
2022	9	29,587	32.7%	61,472	67.9%	$1,333,979	33.2%	$45.09
2023	2	6,264	6.9%	67,736	74.8%	$279,623	7.0%	$44.64
2024	1	2,268	2.5%	70,004	77.3%	$98,590	2.5%	$43.47
2025	2	3,748	4.1%	73,752	81.4%	$161,928	4.0%	$43.20
2026	0	0	0.0%	73,752	81.4%	$0	0.0%	$0.00
2027	0	0	0.0%	73,752	81.4%	$0	0.0%	$0.00
2028	0	0	0.0%	73,752	81.4%	$0	0.0%	$0.00
2029	7	16,797	18.6%	90,549	100.0%	$777,653	19.4%	$46.30
Thereafter	0	0	0.0%	90,549	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	90,549	100.0%	$0	0.0%	$0.00
Total/Weighted Average	38	90,549	100.0%			$4,017,764	100.0%	$44.37
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Medical	Loan #7	Cut-off Date Balance:	$30,000,000
5901 and 5975 West Olympic Boulevard	Olympia Medical Office	Cut-off Date LTV:	59.2%
Los Angeles, CA 90036		U/W NCF DSCR:	2.07x
		U/W NOI Debt Yield:	10.7%

The following table presents historical occupancy percentages at the Olympia Medical Office Property:

Historical Occupancy

12/31/2015(1)(2)	12/31/2016(1)(2)	12/31/2017(1)	12/31/2018(1)	6/11/2019(3)
73.8%	87.4%	93.0%	100.0%	100.0%

(1)	Information obtained from the Olympia Medical Office Borrower.
(2)	The increase in occupancy from 2015 to 2016 is attributed to 4 new leases signed at the Olympia Medical Office Property in 2016 totaling approximately 13.5% of net rentable area.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Olympia Medical Office Property:

Cash Flow Analysis

	2016(1)	2017(1)(2)	2018(2)	TTM 5/31/2019	U/W	%(3)	U/W $ per SF
Base Rent	$2,916,987	$3,401,838	$3,756,115	$3,790,977	$3,902,475	79.7%	$43.10
Contractual Rent Steps(4)	0	0	0	0	115,288	2.4	1.27
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Gross Potential Rent	$2,916,987	$3,401,838	$3,756,115	$3,790,977	$4,017,763	82.0%	$44.37
Parking Income(5)	795,551	864,932	839,036	861,228	861,228	17.6	9.51
Total Recoveries(6)	0	0	0	0	20,055	0.4	0.22
Net Rental Income	$3,712,538	$4,266,770	$4,595,151	$4,652,205	$4,899,046	100.0%	$54.10
(Vacancy & Credit Loss)	0	0	0	0	(301,332)(7)	(7.5)	(3.33)
Effective Gross Income	$3,712,538	$4,266,770	$4,595,151	$4,652,205	$4,597,714	93.8%	$50.78

Real Estate Taxes	108,153	252,627	261,558	264,128	367,922	8.0	4.06
Insurance	152,585	85,834	38,290	36,674	87,208	1.9	0.96
Management Fee	101,420	105,735	120,511	128,677	137,931	3.0	1.52
Other Operating Expenses	666,353	733,657	756,186	788,313	792,478	17.2	8.75
Total Operating Expenses	$1,028,511	$1,177,853	$1,176,545	$1,217,792	$1,385,540	30.1%	$15.30

Net Operating Income	$2,684,027	$3,088,917	$3,418,606	$3,434,413	$3,212,174	69.9%	$35.47
Replacement Reserves	0	0	0	0	20,187	0.4	0.22
TI/LC	0	0	0	0	59,334	1.3	0.66
Net Cash Flow	$2,684,027	$3,088,917	$3,418,606	$3,434,413	$3,132,653	68.1%	$34.60

NOI DSCR	1.78x	2.05x	2.26x	2.27x	2.13x
NCF DSCR	1.78x	2.05x	2.26x	2.27x	2.07x
NOI Debt Yield	8.9%	10.3%	11.4%	11.4%	10.7%
NCF Debt Yield	8.9%	10.3%	11.4%	11.4%	10.4%
(1)	The increase in Net Operating Income from 2016 to 2017 was driven by nine new leases totaling 23.7% of underwritten base rent commencing between July 2016 and November 2017 and four renewal leases totaling 16.7% of underwritten base rent commencing between November 2016 and October 2017.
(2)	The increase in Net Operating Income from 2017 to 2018 was driven by four new leases totaling 10.5% of underwritten base rent commencing between March 2018 and December 2018 and four renewal leases totaling 8.6% of underwritten base rent commencing between July 2018 and September 2018.
(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(4)	Represents contractual rent steps through June 2020.
(5)	See “The Property” section above for further information related to Parking Income. Approximately $459,000 of underwritten Parking Income is attributed to a parking lease with the adjacent Olympia Medical Center, which is affiliated with the Olympia Medical Office Borrower.
(6)	The leases at the Olympia Medical Office Property are primarily full service gross with only two tenants (approximately 7.5% of underwritten base rent) on modified gross leases. Historically, reimbursements have not been broken out from base rent on the Olympia Medical Office Property operating statements.
(7)	The underwritten economic vacancy is 7.5%. The Olympia Medical Office Property was 100.0% physically occupied as of June 11, 2019.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Olympia Medical Office Property of $50,700,000 as of June 1, 2019.

Environmental Matters. A Phase I environmental site assessment (“ESA”) dated May 17, 2019 identified a recognized environmental condition related to three prior gasoline stations operating on the site from 1933 to approximately 1970.  No records of storage tanks, cleanups or removals were identified from the current regulatory agencies.  In lieu of a Phase II ESA, the lender obtained a $6,012,920 lender environmental insurance policy from Zurich North America with an eight year term (three years past the loan term), with the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Medical	Loan #7	Cut-off Date Balance:	$30,000,000
5901 and 5975 West Olympic Boulevard	Olympia Medical Office	Cut-off Date LTV:	59.2%
Los Angeles, CA 90036		U/W NCF DSCR:	2.07x
		U/W NOI Debt Yield:	10.7%

policy being pre-paid at loan origination. There was no evidence of any other recognized environmental conditions at the Olympia Medical Office Property.

Market Overview and Competition. The Olympia Medical Office Property is located in Los Angeles, California, approximately 8.1 miles west of the central business district (“CBD”), 1.8 miles northeast of Interstate 10 (which provides east/west access through Los Angeles and Santa Monica), 2.7 miles southeast of Beverly Hills, 4.2 miles southwest of Hollywood, 9.4 miles northeast of Santa Monica and 9.1 miles northeast of the Los Angeles International Airport (LAX). The Olympia Medical Office Property is situated on Olympic Boulevard, which runs east/west from the Santa Monica CBD through the Los Angeles CBD. The Olympia Medical Office Property is situated approximately 0.2 miles southeast of the intersection of West Olympic Boulevard and South Fairfax Avenue, which, according to a third party market research provider, had a daily traffic count of approximately 158,693 vehicles as of 2018.

Cedars-Sinai Medical Center, an 886-bed, approximately 2,100-physician nonprofit academic medical center, is located approximately 1.7 miles southeast of the Olympia Medical Office Property; and Kaiser Permanente West Los Angeles Medical Center, a five-story, 915,539 square-foot hospital campus, is situated approximately 1.8 miles southwest of the Olympia Medical Office Property. The Los Angeles Metro is currently expanding the Purple subway line to connect commuters traveling between downtown Los Angeles, the Miracle Mile, Beverly Hills and Westwood. Upon completion, travel time between downtown Los Angeles and Westwood is expected to be approximately 25 minutes, according to the Metro’s project plans. The Wilshire/Fairfax station, situated approximately 0.6 miles northwest of the Olympia Medical Office Property, is currently undergoing construction for the Purple line expansion, with completion scheduled for 2023.

According to a third party market research provider, the estimated 2019 population within a three- and five-mile radius of the Olympia Medical Office Property was approximately 399,444 and 1,074,409, respectively; and the estimated 2019 average household income within the same radii was approximately $97,580 and $84,262, respectively.

Submarket Information (General Office) – According to a third-party market research report, the Olympia Medical Office Property is situated within the Miracle Mile submarket of the Los Angeles Market. As of July 15, 2019, the Miracle Mile office submarket reported a total inventory of approximately 5.9 million square feet with a 16.6% vacancy rate and average asking rent of $49.70 per square foot, gross. Within a three-mile radius of the Olympia Medical Office Property, as of July 15, 2019, there were 1,621 office properties totaling approximately 35.1 million square feet with a 10.8% vacancy rate, per a third-party market research provider.

Submarket Information (Medical Office) – According to a third-party market research report, as of July 19, 2019, the Miracle Mile submarket reported a total medical office inventory of 11 buildings totaling approximately 333,000 square feet with a 16.6% vacancy rate and average asking rent of $49.80 per square foot, gross. Within a three-mile radius of the Olympia Medical Office Property, as of July 19, 2019, there were 153 medical office properties totally approximately 4.4 million square feet with a 6.0% weighted average vacancy rate, per a third-party market research provider.

Appraiser’s Comp Set – The appraiser identified seven directly competitive medical office properties totaling approximately 451,000 square feet, with an average occupancy rate of 88.7% and base rents ranging from $36.60 to $48.00 per square foot, gross (with one comparable property reporting a tenant’s base rent of $37.80 per square foot, modified gross).

The following table presents certain information relating to the appraiser’s market rent conclusions for the Olympia Medical Office Property:

Market Rent Summary(1)

Market Rent (PSF)	$43.20
Lease Term (Years)	5
Lease Type (Reimbursements)	Gross
Rent Increase Projection	3.0% per annum
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Medical	Loan #7	Cut-off Date Balance:	$30,000,000
5901 and 5975 West Olympic Boulevard	Olympia Medical Office	Cut-off Date LTV:	59.2%
Los Angeles, CA 90036		U/W NCF DSCR:	2.07x
		U/W NOI Debt Yield:	10.7%

The table below presents certain information relating to comparable sales pertaining to the Olympia Medical Office Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Medical Office Building	Orange, CA	25,500	Jan-19	$11,350,000	$445.10
Corona Main Medical Plaza Phase II	Corona, CA	41,803	Jan-19	$17,200,500	$411.47
Yale Wilshire Medical	Santa Monica, CA	45,881	Sep-18	$30,560,000	$666.07
The Campus on Villa La Jolla	La Jolla, CA	193,632	May-18	$97,100,000	$501.47
Facey Medical Center	Mission Hills, CA	33,438	Feb-18	$13,725,000	$410.46
Medical Office Building	Northridge, CA	25,375	May-17	$11,300,000	$445.32
Golden State Medical	Burbank, CA	95,703	Mar-16	$48,000,000	$501.55
Wilshire Harvard Medical	Santa Monica, CA	58,369	Jan-16	$35,000,000	$599.63
(1)	Information obtained from the appraisal.

The following table presents certain information relating to comparable medical office leases for the Olympia Medical Office Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy(2)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
Olympia Medical Office Property (Subject)	1984/2018	90,549	-	100.0%(3)
6222 Wilshire Medical Office 6222 Wilshire Blvd Los Angeles, CA	1986/NAV	86,736	0.7 miles	96.2%	Medical Office (Asking Rent)	1,696	May-19	5.0 Yrs	$42.00	Gross
Wilshire Medical Arts 6221 Wilshire Blvd. Los Angeles, CA	1957/1999	53,000	0.7 miles	93.6%	Medical Office	1,300	Mar-19	5.0 Yrs	$39.00	Gross
Carthay Garden Plaza 955 Carrillo Dr. Los Angeles, CA	1990/NAV	22,568	0.5 miles	100.0%	Medical Office	2,805	Feb-19	5.0 Yrs	$42.00	Gross
MT Professional Office 864 S Robertson Blvd. Los Angeles, CA	1956/2018	16,889	1.5 miles	90.8%	Therapist	510	Sep-18	4.0 Yrs	$48.00	Gross
1122 Washington 1122 W Washington Blvd. Los Angeles, CA	1984/NAV	51,380	5.2 miles	64.8%	Laboratory Corporation	2,188	Apr-18	5.0 Yrs	$37.80	MG
640 San Vicente 640 S. San Vicente Blvd. Los Angeles, CA	1985/NAV	74,396	1.2 miles	76.2%	Neuro Muscula Massage	300	Jan-18	2.0 Yrs	$43.46	Gross
Samaritan Medical Tower 1127 Wilshire Blvd. Los Angeles, CA	1987/2000	146,354	6.0 miles	99.0%	Paldgen	2,369	Dec-17	12.0 Yrs	$36.60	Gross
(1)	Information obtained from the appraisal.
(2)	Information obtained from a third party market research provider.
(3)	Information obtained from the underwritten rent roll.

Escrows.

Real Estate Taxes – The Olympia Medical Office Mortgage Loan documents require an upfront real estate tax reserve of $91,676 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $22,919).

Insurance – The Olympia Medical Office Mortgage Loan documents do not require ongoing monthly escrows for insurance premiums so long as (i) no event of default has occurred and is continuing, (ii) the Olympia Medical Office Borrower provides the lender with evidence that the Olympia Medical Office Property’s insurance coverage is included in a blanket policy and such policy is in full force and effect, and (iii) the Olympia Medical Office Borrower provides the lender with evidence of timely payment of the insurance premiums and renewals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Medical	Loan #7	Cut-off Date Balance:	$30,000,000
5901 and 5975 West Olympic Boulevard	Olympia Medical Office	Cut-off Date LTV:	59.2%
Los Angeles, CA 90036		U/W NCF DSCR:	2.07x
		U/W NOI Debt Yield:	10.7%

Replacement Reserve – The Olympia Medical Office Mortgage Loan documents require ongoing monthly replacement reserves of $1,886, which the lender may require the Olympia Medical Office Borrower to increase (not more than once per year) if the lender reasonably determines such increase is necessary to maintain the proper operation of the Olympia Medical Office Property.

Leasing Reserve – The Olympia Medical Office Mortgage Loan documents require an upfront general tenant improvements and leasing commissions (“TI/LC”) reserve of $750,000 and ongoing monthly general TI/LC reserves of $15,092, subject to a cap of $750,000 (which cap will only apply so long as no event of default is continuing).

Additional Insurance Reserve – The Olympia Medical Office Mortgage Loan documents required an upfront reserve of $500,000 for the Olympia Medical Office Borrower to purchase additional insurance policies for the Olympia Medical Office Property required pursuant to the Olympia Medical Office Mortgage Loan documents. Upon delivery of evidence satisfactory to the lender that the Olympia Medical Office Borrower has purchased insurance policies which satisfy the requirements of the Olympia Medical Office Mortgage Loan documents (and so long as no event of default is continuing), the lender is required to release any remaining funds in the reserve to the Olympia Medical Office Borrower. As of July 17, 2019, the lender confirmed that the requirements for disbursement under the Olympia Medical Office Mortgage Loan documents were satisfied and the Additional Insurance Reserve funds were subsequently released to the Olympia Medical Office Borrower.

Rent Concession Reserve – The Olympia Medical Office Mortgage Loan documents require an upfront reserve of $355,002 for rent concessions pertaining to 12 tenants at the Olympia Medical Office Property.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Trap Event Period (as defined below), the Olympia Medical Office Borrower is required to establish a lender-controlled lockbox account and direct all tenants to deposit rent directly into such lockbox account. During a Cash Trap Event Period, funds in the lockbox account are required to be swept to a lender-controlled cash management account and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;
(ii)	the amortizing net cash flow debt service coverage ratio (based on a hypothetical 30-year amortization period; “NCF DSCR”) falling below 1.20x at the end of any calendar quarter;
(iii)	a default by the Olympia Medical Office Borrower as landlord under any lease to any tenant at the Olympia Medical Office Property (subject to any applicable notice and cure period); or
(iv)	the occurrence and continuation of a Major Tenant Event Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), the amortizing NCF DSCR being greater than or equal to 1.25x for two consecutive calendar quarters;
●	with regard to clause (iii), the Olympia Medical Office Borrower having delivered evidence satisfactory to the lender that the subject default has been cured and no other default having occurred under the related lease (beyond any applicable notice and cure period) for two consecutive calendar quarters following such cure; or
●	with regard to clause (iv), a Major Tenant Event Period Cure (as defined below).

A “Major Tenant Event Period” will commence upon the earliest to occur of the following:

(i)	a default, beyond any notice and grace period, under Olympia Health Care’s lease;
(ii)	Olympia Health Care failing to continuously occupy its space or failing to be open for business at the Olympia Medical Office Property during customary hours, or giving notice of its intent to commence the foregoing;
(iii)	Olympia Health Care filing, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becoming involved, as a debtor, in a bankruptcy or any similar insolvency proceeding;
(iv)	Olympia Health Care terminating or cancelling its lease (or such lease otherwise fails to be in full force and effect), or giving notice of, or commencing a legal proceeding asserting any of the foregoing; or
(v)	Olympia Health Care giving a termination notice under its lease for all or any portion of its space.

A “Major Tenant Event Period Cure” will occur upon:

●	with regard to clause (i) above, the occurrence of (x) a Major Tenant Re-Tenanting Event (as defined below) or (y) the applicable default having been cured and no other default under the related lease having occurred (beyond any notice and cure period) for a period of two consecutive calendar quarters;
●	with regard to clause (ii) above, (x) a Major Tenant Re-Tenanting Event having occurred or (y) Olympia Heath Care having resumed its normal business operations in its space and being open during customary hours for a period of two consecutive calendar quarters;
●	with regard to clause (iii) above, (x) a Major Tenant Re-Tenanting Event having occurred or (y) the bankruptcy or insolvency proceeding having been terminated in a manner satisfactory to the lender, the related lease having been affirmed, and the terms of such lease, as affirmed, being satisfactory to the lender;
●	with regard to clause (iv) above, (x) a Major Tenant Re-Tenanting Event having occurred or (y) solely in the event that such Major Tenant Event Period commenced as a result of the Olympia Health Care lease not being in full force or effect, any

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Medical	Loan #7	Cut-off Date Balance:	$30,000,000
5901 and 5975 West Olympic Boulevard	Olympia Medical Office	Cut-off Date LTV:	59.2%
Los Angeles, CA 90036		U/W NCF DSCR:	2.07x
		U/W NOI Debt Yield:	10.7%

applicable default having been cured and such Olympia Health Care lease having been in full force and effect for two consecutive calendar quarters; or
●	with regard to clause (v) above, (x) a Major Tenant Re-Tenanting Event having occurred.

A “Major Tenant Re-Tenanting Event” will occur upon the lender receiving satisfactory evidence, including, without limitation, a satisfactory estoppel certificate from each such replacement tenant affirming, that: (i) each such replacement tenant is in occupancy of its premises, is open for business and is paying full, unabated rent pursuant to the terms of its replacement lease satisfactory to the lender and (ii) all tenant improvement costs and leasing commissions provided in each such replacement lease have been paid.

Property Management. The Olympia Medical Office Property is managed by South Park Group, Inc. (“South Park”) and Citi West Management Corp. (“Citi West”). South Park was founded in 1979 by CEO Jack Ravan and has completed and represented projects valued in excess of $500,000,000 and 2 million square feet. Citi West is an affiliate of South Park. South Park is primarily responsible for the leasing functions at the Olympia Medical Office Property, while Citi West is primarily responsible for the management functions.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Olympia Medical Office Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Olympia Medical Office Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Olympia Medical Office Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

Earthquake Insurance. The Olympia Medical Office Mortgage Loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 15.0% for the office building and 12.0% for the parking structure.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – Sugar Creek Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Rialto Mortgage Finance, LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance:	$29,000,000		Location:	Sugar Land, TX
	Cut-off Date Balance:	$28,929,851		Size:	193,996 SF
	% of Initial Pool Balance:	3.2%		Cut-off Date Balance Per SF:	$149.13
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$121.66
	Borrower Sponsors:	Kevin Glazer		Year Built/Renovated:	1983/2017
	Guarantors:	Glazer Management LLC		Title Vesting:	Fee
	Mortgage Rate:	4.6900%		Property Manager:	Self-managed
	Note Date:	May 17, 2019		Current Occupancy (As of):	86.6% (5/16/2019)
	Seasoning:	2 months		YE 2018 Occupancy:	88.3%
	Maturity Date:	June 6, 2029		YE 2017 Occupancy:	80.5%
	IO Period:	0 months		YE 2016 Occupancy:	79.4%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	88.6%
	Amortization Term (Original):	360 months		As-Is Appraised Value:	$41,100,000
	Loan Amortization Type:	Amortizing Balloon		As-Is Appraised Value Per SF:	$211.86
	Call Protection:	L(24),GRTR 1% or YM(89),O(7)		As-Is Appraisal Valuation Date:	April 22, 2019
	Lockbox Type:	Springing		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (3/31/2019)(3):	$2,444,973
	Additional Debt Type (Balance):	NAP		YE 2018 NOI:	$2,720,574
				YE 2017 NOI:	$2,452,462
				YE 2016 NOI:	$2,729,890
				U/W Revenues:	$5,605,584
				U/W Expenses:	$2,420,603
Escrows and Reserves(1)				U/W NOI(3):	$3,184,981
	Initial	Monthly	Cap	U/W NCF:	$2,830,662
Taxes	$321,072	$50,964	NAP	U/W DSCR based on NOI/NCF:	1.77x / 1.57x
Insurance	$20,734	$19,747	NAP	U/W Debt Yield based on NOI/NCF:	11.0% / 9.8%
Replacement Reserve	$0	$4,527	$162,957	U/W Debt Yield at Maturity based on NOI/NCF:	13.5% / 12.0%
TI/LC Reserve	$250,000	$25,000	$750,000	Cut-off Date LTV Ratio:	70.4%
Deferred Maintenance	$138,750	$0	NAP	LTV Ratio at Maturity:	57.4%
Other(2)	$497,304	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$29,000,000	70.8%	Purchase Price(4)	$39,389,594	96.1%
Sponsor’s new loan contribution	11,987,440	29.2	Closing Costs	369,986	0.9
			Upfront Reserves	1,227,860	3.0
Total Sources	$40,987,440	100.0%	Total Uses	$40,987,440	100.0%
(1)	See “Escrows” section for a full description of Escrows and Reserves.
(2)	Other Reserves include an Outstanding TI/LC Reserve ($337,208) and a Free Rent Reserve ($160,096).
(3)	The U/W NOI increased compared to the TTM NOI due to recent leasing activities in 2018 and 2019 at the Sugar Creek Center Property (as defined below), totalling 45,043 square feet (23.2% of NRA).
(4)	The Sugar Creek Center Property purchase price was $39,766,000. At origination, the Sugar Creek Center Borrower (as defined below) received a credit of $376,906 for certain outstanding landlord obligations.

The Mortgage Loan. The mortgage loan (the “Sugar Creek Center Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 193,996 square feet office property located in Sugar Land, Texas (the “Sugar Creek Center Property”).

The Borrower and Borrower Sponsor. The borrower is Sugar Creek Center Houston, TX. LLC (the “Sugar Creek Center Borrower”), a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the Sugar Creek Center Borrower delivered a non-consolidation opinion in connection with the origination of the Sugar Creek Center Mortgage Loan. The nonrecourse carve-out guarantor of the Sugar Creek Center Mortgage Loan is Glazer Management LLC.

Glazer Management LLC, an affiliate of Glazer Properties, provides management, leasing, and other services to 57 commercial properties owned by Kevin Glazer and his family members with a total leasable area of approximately 3.6 million square feet. The borrower sponsor of the Sugar Creek Center Mortgage Loan is Kevin Glazer, founder and owner of Glazer Properties. Glazer Properties is an industry leader in the ownership, acquisition, management, and leasing of commercial real estate throughout the United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #8	Cut-off Date Balance:	$28,929,851
1 Sugar Creek Center Boulevard	Sugar Creek Center	Cut-off Date LTV:	70.4%
Sugar Land, TX 77478		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	11.0%

Kevin Glazer has been involved in the ownership, management and leasing of commercial real estate for 30 years. Mr. Glazer is also a co-owner of the Tampa Bay Buccaneers and a principal investor in the Manchester United Football Club. The borrower sponsor disclosed eleven foreclosures and three discounted payoffs related to non-recourse loans secured by retail shopping centers in which he held an interest in the borrowing entity. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The Sugar Creek Center Property is comprised of an 11-story Class A office building totaling 193,996 square feet located in Sugar Land, Texas. Situated on an approximately 4.5 acre site, the Sugar Creek Center Property was constructed in 1983 and renovated in 2017. The prior owner of the Sugar Creek Center Property completed an approximately $3.1 million capital improvement projects, which improvements included interior renovation, water risers, curtain wall improvements, management office and conference center upgrades, garage improvements, concrete work, and landscaping/sitting area improvements. Parking is provided via 794 garage and surface spaces, resulting in a parking ratio of 4.1 spaces per 1,000 square feet of net rentable area. As of May 16, 2019, the Sugar Creek Center Property was 86.6% occupied by 43 tenants.

Major Tenants.

Largest Tenant: Amerex Brokers (BBB-/BBB- by S&P/Fitch; 20,781 square feet; 16.7% of underwritten base rent; 5/31/2022 lease expiration) – Founded in 1978, Amerex Brokers is a leading over-the-counter energy brokerage offering services in electricity, natural gas, emission credits and allowances, renewable energy credits, retail energy procurement, energy consulting and energy data services. Headquartered at the Sugar Creek Center Property, Amerex Brokers offers liquidity and timely execution to meet the needs of a global client network of more than 1,000 firms including thousands of traders and risk management professionals. Amerex Brokers is a wholly-owned indirect subsidiary of BGC Partners, Inc., which is a subsidiary of Cantor Fitzgerald. Amerex Brokers has been at the Sugar Creek Center Property since 1995 and has one 5-year option remaining.

2nd Largest Tenant: The ProNet Group (8.8% of underwritten base rent; 15,109 square feet; 3/31/2027 lease expiration) – ProNet Group, Inc (“ProNet”) is a multi-disciplinary forensic engineering and consulting firm that has been in existence since 1990. ProNet has full-time, on-staff forensic experts in the following areas: structural, electrical and mechanical engineering, fire origin & cause investigations, and vehicular forensic analysis. ProNet specializes in property damage evaluations, construction defect and surety consulting, product liability analysis, fire/explosion origin and cause investigations, lightning and electrical damage analysis, wind and hail damage evaluations, as well as vehicle accident reconstruction, mechanical failures, and theft damage evaluations. ProNet has been a tenant at the Sugar Creek Center Property since 2006 and has one 5-year renewal option remaining.

3rd Largest Tenant: Wholesome Sweeteners (8.0% of underwritten base rent; 14,743 square feet; 4/30/2024 lease expiration) – Wholesome Sweeteners produces sugars, honeys and treats made from natural organic ingredients and are a fair trade partner with farmers and beekeepers. Wholesome Sweeteners was founded in Sugar Land, Texas in 2001. The Sugar Creek Center Property serves as its corporate office. Wholesome Sweeteners has been a tenant at the Sugar Creek Center Property since 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #8	Cut-off Date Balance:	$28,929,851
1 Sugar Creek Center Boulevard	Sugar Creek Center	Cut-off Date LTV:	70.4%
Sugar Land, TX 77478		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	11.0%

The following table presents certain information relating to the tenancy at the Sugar Creek Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)

Anchor Tenants
Amerex Brokers	BBB-/NR/BBB-	20,781	10.7%	$27.50	$571,478	16.7%	5/31/2022	1, 5-year	Y(3)
The Pronet Group	NR/NR/NR	15,109	7.8%	$20.00	$302,180	8.8%	3/31/2027	1, 5-year	N
Wholesome Sweeteners	NR/NR/NR	14,743	7.6%	$18.50	$272,746	8.0%	4/30/2024	None	N
Comerica Bank(4)	A/A3/BBB+	9,681	5.0%	$21.00	$203,301	5.9%	9/30/2025	None	N
Hydro Resources	NR/NR/NR	7,911	4.1%	$19.00	$150,309	4.4%	12/31/2025	1, 5-year	N
Total Anchor Tenants		68,225	35.2%	$21.99	$1,500,013	43.9%

Other Tenants		99,768	51.4%	$19.24	$1,919,954	56.1%

Vacant Space		26,003	13.4%

Collateral Total		193,996	100.0%	$20.36	$3,419,967	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through June 2020 totaling $84,589.
(3)	Amerex Brokers has a one-time termination option effective on June 1, 2020 with nine months written notice and a termination fee of $393,176. Additionally, Amerex Brokers has a right of first refusal to lease any space on the eighth floor as space becomes available.
(4)	Comerica Bank received two months of free rent and reimbursements under its recent renewal. At closing, the Sugar Creek Center Borrower deposited $51,777 into a free rent reserve and $55,613 into an outstanding TI/LC reserve for the tenant.

The following table presents certain information relating to the lease rollover schedule at the Sugar Creek Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	5	9,742	5.0%	9,742	5.0%	$181,862	5.3%	$18.67
2020	12	24,893	12.8%	34,635	17.9%	$485,213	14.2%	$19.49
2021	13	31,959	16.5%	66,594	34.3%	$657,695	19.2%	$20.58
2022	7	33,743	17.4%	100,337	51.7%	$821,924	24.0%	$24.36
2023	3	3,514	1.8%	103,851	53.5%	$64,159	1.9%	$18.26
2024	6	23,726	12.2%	127,577	65.8%	$453,174	13.3%	$19.10
2025	3	19,101	9.8%	146,678	75.6%	$383,790	11.2%	$20.09
2026	0	0	0.0%	146,678	75.6%	$0	0.0%	$0.00
2027	1	15,109	7.8%	161,787	83.4%	$302,180	8.8%	$20.00
2028	0	0	0.0%	161,787	83.4%	$0	0.0%	$0.00
2029	0	0	0.0%	161,787	83.4%	$0	0.0%	$0.00
Thereafter	1	3,588	1.8%	165,375	85.2%	$69,970	2.0%	$19.50
Vacant(3)	0	28,621	14.8%	193,996	100.0%	$0	0.0%	$0.00
Total/Weighted Average	51	193,996	100.0%			$3,419,967	100.0%	$20.68
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Vacant square feet includes 2,618 square feet used as the management office (1,309 square feet) and the conference center (1,309 square feet), which spaces are not leased to third parties and do not contribute to the Annual U/W Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #8	Cut-off Date Balance:	$28,929,851
1 Sugar Creek Center Boulevard	Sugar Creek Center	Cut-off Date LTV:	70.4%
Sugar Land, TX 77478		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	11.0%

The following table presents historical occupancy percentages at the Sugar Creek Center Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	5/16/2019(2)
88.6%	79.4%	80.5%	88.3%	86.6%
(1)	Information obtained from the Sugar Creek Center Borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Sugar Creek Center Property:

Cash Flow Analysis

	2016	2017	2018	TTM 3/31/2019	U/W	%(1)	U/W $ per SF
Rents in Place	$3,647,574	$3,350,122	$3,378,836	$3,230,197	$3,335,379	51.6%	$17.19
Contractual Rent Steps(2)	0	0	0	0	84,589	1.3	0.44
Straight Line Rent(3)	0	0	0	0	9,681	0.1	0.05
Grossed Up Vacant Space	0	0	0	0	533,062	8.3	2.75
Gross Potential Rent	$3,647,574	$3,350,122	$3,378,836	$3,230,197	$3,962,710	61.3%	$20.43
Other Income	300,473	278,591	278,342	278,460	297,506	4.6	1.53
Total Recoveries	709,288	942,989	1,176,344	1,057,098	2,199,454	34.0	11.34
Net Rental Income	$4,657,335	$4,571,702	$4,833,523	$4,565,754	$6,459,670	100.0%	$33.30
(Vacancy & Credit Loss)	0	0	0	0	(854,087)(4)	(21.6)	(4.40)
Effective Gross Income	$4,657,335	$4,571,702	$4,833,523	$4,565,754	$5,605,584	86.8%	$28.90

Real Estate Taxes	595,209	526,298	564,557	584,979	611,565	10.9	3.15
Insurance	57,784	57,958	66,568	69,208	235,240	4.2	1.21
Management Fee	77,303	74,862	75,825	74,649	168,168	3.0	0.87
Other Operating Expenses	1,197,149	1,460,122	1,405,998	1,391,945	1,405,631	25.1	7.25
Total Operating Expenses	$1,927,445	$2,119,240	$2,112,949	$2,120,781	$2,420,603	43.2%	$12.48

Net Operating Income(5)	$2,729,890	$2,452,462	$2,720,574	$2,444,973	$3,184,981	56.8%	$16.42
Replacement Reserves	0	0	0	0	54,319	1.0	0.28
TI/LC	0	0	0	0	300,000	5.4	1.55
Net Cash Flow	$2,729,890	$2,452,462	$2,720,574	$2,444,973	$2,830,662	50.5%	$14.59

NOI DSCR	1.51x	1.36x	1.51x	1.36x	1.77x
NCF DSCR	1.51x	1.36x	1.51x	1.36x	1.57x
NOI Debt Yield	9.4%	8.5%	9.4%	8.5%	11.0%
NCF Debt Yield	9.4%	8.5%	9.4%	8.5%	9.8%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Represents contractual rent steps through June 2020.
(3)	Represents straight line rent for Comerica Bank.
(4)	The underwritten economic vacancy is 13.9%. The Sugar Creek Center Property was 86.6% leased as of May 16, 2019.
(5)	The U/W NOI increased compared to the TTM NOI due to recent leasing activities in 2018 and 2019 at the Sugar Creek Center Property (as defined below), totaling 45,043 square feet (23.2% of NRA).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #8	Cut-off Date Balance:	$28,929,851
1 Sugar Creek Center Boulevard	Sugar Creek Center	Cut-off Date LTV:	70.4%
Sugar Land, TX 77478		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	11.0%

Appraisal. As of the appraisal valuation date of April 22, 2019, the Sugar Creek Center Property’s “as-is” appraised value is $41,100,000.

Environmental Matters. According to a Phase I environmental site assessment dated April 26, 2019, there was no evidence of any recognized environmental conditions at the Sugar Creek Center Property.

Market Overview and Competition. The Sugar Creek Center Property is located in Sugar Land, Fort Bend, Texas, within the Houston-The Woodlands-Sugar Land metropolitan statistical area (the “Houston MSA”). The Houston MSA economy is driven by manufacturing, construction, public administration, transportation/utilities and agriculture. Major employers within the Houston MSA include Memorial Hermann Health System, The University of Texas Health Science Center, Schlumberger Ltd., Landry’s Inc., and Exxon Mobile Corp.

The Sugar Creek Center Property is located approximately 19.0 miles southwest of the Houston central business district (“Houston CBD”). Access to the Sugar Creek Center Property’s neighborhood is provided by Southwest Freeway, a major arterial that crosses the Houston metro area in a southwest/northwest direction. Southwest Freeway provides access to the Sugar Creek Property via South Diary Ashford Road. Other major traffic arterials include Highway 90A, Sugar Lakes Drive and Dulles Avenue. The Sugar Creek Center Property is additionally accessed by Frontage Road, which has an average daily traffic count of 21,430 vehicles per day according to a third party market research company. The neighborhood surrounding the Sugar Creek Center Property consists of office properties with supporting retail. Approximately 3.0 miles northeast of the Sugar Creek Center Property are neighborhood shopping centers that include retailers such as Stein Mart, Hobby Lobby, Old Navy Outlet, Bed Bath & Beyond, and an AMC movie theater. Sugar Land Town Square, with 1.4 million square feet of mixed-use development, is located at the intersection of U.S. 59 and Highway 6, and approximately 2.5 miles southwest of the Sugar Creek Center Property. Sugar Land Town Square includes a 300-room full-service Marriott hotel and conference center, a 82,000 square foot City Hall, 167 mid-rise residential condominiums, 566,000 square feet of office space, 238,000 square feet of Main Street retail and restaurants and a 1.4-acre pedestrian plaza. According to a third party market research report, the estimated 2019 population in a one, three, and five-mile radius of the Sugar Creek Center Property is 4,543, 98,451 and 318,863. The average household income within the same radii is $187,968, $107,915, and $101,641, respectively.

Submarket Information – According to a third-party market research report, the Sugar Creek Center Property is situated within the East Fort Bend Co/Sugar Land retail submarket. As of first quarter 2019, the submarket reported a total inventory of 10.1 million square feet with a 10.5% vacancy rate and an average quoted rental rate of $26.28 per square feet. As of first quarter 2019, the East Fort Bend Co/Sugar Land retail submarket reported positive absorption of 154,640 square feet, with new construction of 110,000 square feet in 13 buildings and no new deliveries.

Appraiser’s Comp Set – The appraiser identified five competitive properties for the Sugar Creek Center Property totaling approximately 1.02 million square feet, which reported an average occupancy rate of approximately 85.3%. The appraiser concluded to net market rents for the Sugar Creek Center Property of $20.50 per square foot, for office tenants, $12.50 per square foot for deli space.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Sugar Creek Center Property:

Market Rent Summary(1)

	Office	Deli
Market Rent (PSF)	$20.50	$12.50
Lease Term (Years)	5	5
Lease Type (Reimbursements)	NNN	Gross
Rent Increase Projection	$0.50	None
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #8	Cut-off Date Balance:	$28,929,851
1 Sugar Creek Center Boulevard	Sugar Creek Center	Cut-off Date LTV:	70.4%
Sugar Land, TX 77478		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	11.0%

The table below presents certain information relating to comparable sales for the Sugar Creek Center Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Burns & McDonnell Plaza	Houston, TX	272,941	Jun-17	$52,000,000	$190.52
Echo Lane Office Portfolio	Houston, TX	189,162	Apr-18	$44,500,000	$235.25
2100 West Loop South	Houston, TX	165,985	Oct-17	$31,500,000	$189.78
77 Sugar Creek	Sugar Land, TX	143,410	Apr-19	$27,600,000	$192.46
3 Sugar Creek Center	Sugar Land, TX	152,742	Apr-18	$40,000,000	$261.88
(1)	Information obtained from the appraisal.

The table below presents certain information relating to five comparable office properties to the Sugar Creek Property identified by the appraiser:

Competitive Set(1)

	Sugar Creek Center (Subject)	Three Sugar Creek Center	77 Sugar Creek	Sugar Creek I	Sugar Creek II	Commerce Green One
Location	Sugar Land, TX	Sugar Land, TX	Sugar Land, TX	Sugar Land, TX	Sugar Land, TX	Sugar Land, TX
Distance from Subject	--	0.2 miles	0.4 miles	0.8 miles	0.8 miles	0.4 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1983/2017	2008/NAP	1999/NAP	1999/NAP	2008/NAP	2000/NAP
Total GLA	193,996 SF	152,743 SF	143,410 SF	204,377 SF	204,791 SF	110,036 SF
Total Occupancy	86.6%	94.1%	78.7%	77.0%	82.0%	94.9%
(1)	Information obtained from the appraisal and the underwritten rent roll.

The following table presents certain information relating to four comparable leases to those at the Sugar Creek Center Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size (SF)	Annual Base Rent PSF	Reimbursement Amount PSF	Lease Type
Sugar Creek on the Lake 14141 Southwest Fwy Sugar Land, TX	1982/NAP	515,115	2.0 miles	NAV	5.0 Yrs	2,322	$18.50	NAV	NNN
77 Sugar Creek 77-99 Sugar Creek Center Sugar Land, TX	1999/NAP	143,410	0.4 miles	78.7%	3.1Yrs	2,583	$20.00	NAV	NNN
Sugar Creek I 13135 Dairy Ashford Road Sugar Land, TX	1999/NAP	204,377	0.8 miles	77.0%	5.3 Yrs	4,300	$23.00	NAV	NNN
Sugar Creek II 13131 Dairy Ashford Road Sugar Land, TX	2008/NAP	204,791	0.8 miles	82.0%	5.1 Yrs	3,615	$22.50	NAV	NNN
(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – The loan documents require an upfront real estate tax reserve of $321,072 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $50,964).

Insurance – The loan documents require an upfront insurance reserve of $20,734 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable during the next twelve months (initially $19,747).

Replacement Reserves – The loan documents require ongoing monthly replacement reserve of $4,527 (subject to a cap of $162,957).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #8	Cut-off Date Balance:	$28,929,851
1 Sugar Creek Center Boulevard	Sugar Creek Center	Cut-off Date LTV:	70.4%
Sugar Land, TX 77478		U/W NCF DSCR:	1.57x
		U/W NOI Debt Yield:	11.0%

TI/LC Reserve – The loan documents require an upfront tenant improvements and leasing commissions (“TI/LC”) reserve of $250,000 and ongoing TI/LC reserves of $25,000 (subject to a cap of $750,000). The TI/LC reserve cap will be reduced to $350,0000 when either Amerex Brokers, LLC or a replacement tenant satisfactory to the lender (i) executes a renewal of its lease or a new lease satisfactory to the lender for a term of at least three years for the entirety of the space currently leased by Amerex Brokers, LLC, (ii) has taken occupancy and is conducting normal business operations at the demised space; and (iii) has commenced the payment of full rent, and all tenant improvement costs, leasing commissions and other material costs and expenses have been satisfied.

Deferred Maintenance Reserve – The loan documents require an upfront reserve of $138,750 for immediate repairs.

Outstanding TI/LC Reserve – The loan documents require an upfront reserve of $337,208 for outstanding TI/LC with respect to Enjet, LLC ($152,960), Chad Dick & Elan Levy ($48,681), MS Benow & Associates ($66,946), Comerica Bank ($55,613) and Larry Harrison ($13,009).

Free Rent Reserve – The loan documents require an upfront reserve of $160,096 for free rent with respect to Enjet, LLC ($80,944), Chad Dick & Elan Levy ($7,011), MS Benow & Assoc. ($15,768), Comerica Bank ($51,777) and Larry Harrison ($4,596).

Lockbox and Cash Management. The Sugar Creek Center Mortgage Loan requires a springing lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below) (i) all rents at the Sugar Creek Center Property will be required to be paid directly to the property manager and deposited daily by the property manager to a lender-controlled lockbox account and (ii) following an event of default, amounts in the lockbox account will be applied to debt service and fund reserves (and as otherwise required under the Sugar Creek Center Mortgage Loan documents).

A “Cash Management Trigger Event” will commence upon the occurrence of the following:

(i)	an event of default; or
(ii)	a bankruptcy action of the guarantor or property manager;

A Cash Management Trigger Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default having been accepted or waived by the lender; or
●	with regard to clause (ii) above, the property manager being replaced with an acceptable replacement property manager as defined in the loan documents or the guarantor being replaced with a guarantor acceptable to the lender.

Property Management. The Sugar Creek Center Property is managed by Glazer Management LLC, an affiliate of the Sugar Creek Center Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Sugar Creek Center Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Sugar Creek Center Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Sugar Creek Center Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 180 days extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – 3300 Renner

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Argentic Real Estate Finance LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance:	$28,560,000		Location:	Richardson, TX
	Cut-off Date Balance:	$28,560,000		Size:	185,078 SF
	% of Initial Pool Balance:	3.2%		Cut-off Date Balance Per SF:	$154.31
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$154.31
	Borrower Sponsor:	Apex Capital Investments Corporation		Year Built/Renovated:	1983/2019
	Guarantors:	Apex Capital Investments Corporation		Title Vesting:	Fee
	Mortgage Rate:	4.040%		Property Manager:	Peloton Real Estate Management, LLC
	Note Date:	July 19, 2019		Current Occupancy (As of):	100.0% (6/14/2019)
	Seasoning:	0 months		YE 2018 Occupancy(1):	NAP
	Maturity Date:	August 6, 2029		YE 2017 Occupancy(1):	NAP
	IO Period:	120 months		YE 2016 Occupancy(1):	NAP
	Loan Term (Original):	120 months		YE 2015 Occupancy(1):	NAP
	Amortization Term (Original):	0 months		Appraised Value(2):	$45,020,000
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value Per SF(2):	$243.25
	Call Protection:	L(24),D(92),O(4)		Appraisal Valuation Date(2):	September 1, 2019
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (4/30/2019):	NAV
	Additional Debt Type (Balance):	NAP		YE 2018 NOI(1):	NAV
				YE 2017 NOI(1):	NAV
				YE 2016 NOI(1):	NAV
				U/W Revenues:	$4,872,142
Escrows and Reserves				U/W Expenses:	$1,715,746
	Initial	Monthly	Cap	U/W NOI:	$3,156,396
Taxes	$0	Springing(3)	NAP	U/W NCF:	$3,035,481
Insurance	$0	Springing(4)	NAP	U/W DSCR based on NOI/NCF:	2.69x / 2.59x
Replacement Reserve	$0	$3,085	111,047	U/W Debt Yield based on NOI/NCF:	11.1% / 10.6%
TI/LC Reserve	$0	Springing(5)	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	11.1% / 10.6%
Free Rent Reserve	$261,628(6)	$0	NAP	Cut-off Date LTV Ratio(2):	63.4%
Other Reserve	$4,194,944(7)			LTV Ratio at Maturity(2):	63.4%

Sources and Uses
Sources			Uses
Original loan amount	$28,560,000	57.6%	Purchase price	$43,500,000	87.7%
Cash equity contribution	16,869,429	34.0	Upfront reserves	4,456,572	9.0
Seller TI Credit(7)	4,194,944	8.5	Closing costs	1,667,801	3.4
Total Sources	$49,624,373	100.0%	Total Uses	$49,624,373	100.0%

(1)	Historical cash flows and occupancy figures are not available as the transaction is an acquisition.

(2)	The Appraised Value represents the “Prospective As Stabilized” value of $45,020,000 as of September 1, 2019. The “Prospective As Stabilized” and “As-Is” value estimates are subject to the extraordinary assumption that at origination, the seller will credit the borrower the costs for all existing outstanding tenant improvement allowances and FF&E allowances. In addition, the appraiser deducted from the “Prospective As Stabilized” value the remaining months of free rent for the largest tenant, Genpact (occupying 96.9% of NRA), in calculating the “As-Is” value. The lender escrowed $ 4,194,944 in outstanding TI/LC costs and $261,628 in rent abatement at closing. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the as-is appraised value of 44,500,000 are 64.1% and 64.1%, respectively.

(3)	The 3300 Renner Mortgage Loan documents require an ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $39,605) subject to the Tax Escrow Waiver Requirements (as defined below).

(4)	The 3300 Renner Mortgage Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable during the next twelve months (initially $5,716) subject to the Insurance Escrow Waiver Requirements (as defined below).

(5)	During the continuance of a Cash Management Period (as defined below) or from and after the payment date occurring in September 2024 until the maturity date, an amount initially equal to one-twelfth of the product obtained by multiplying $0.50 by the aggregate number of rentable square feet of space in the Property (initially $7,712 per month).

(6)	The free rent reserve is associated with the Genpact lease.

(7)	The seller provided the 3300 Renner Borrower with $4,194,944 in outstanding TI/LC which the lender escrowed at closing into Other Reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #9	Cut-off Date Balance:	$28,560,000
3300 East Renner Road	3300 Renner	Cut-off Date LTV:	64.3%
Richardson, TX 75080		U/W NCF DSCR:	2.59x
		U/W NOI Debt Yield:	11.1%

The Mortgage Loan. The mortgage loan (the “3300 Renner Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the borrower’s fee interest in a suburban office property located in Richardson, Texas (the “3300 Renner Property”). The proceeds, along with a cash equity contribution from the borrower in the amount of $15.5 million, of the 3300 Renner Mortgage Loan were primarily used to acquire the 3300 Renner Property for $43.5 million, fund reserves, and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is 3300 Renner Property Company LLC (the “3300 Renner Borrower”), a single-purpose Delaware limited liability company with one independent director. Apex Capital Investments Corporation (the “3300 Renner Borrower Sponsor”), the U.S. based investment arm of Dimah Capital, will serve as the non-recourse Shariah-compliant carve-out guarantor.

Dimah Capital is an experienced real estate investment firm that has acquired approximately $750 million in US real estate. Upon origination of the 3300 Renner Mortgage Loan, the 3300 Renner Borrower will master-lease the entire 3300 Renner Property to 3300 Renner Operating Company LLC, a single-purpose, bankruptcy remote, special purpose entity affiliated with the 3300 Renner Borrower Sponsor. The master lease structure is required for the financing to be Shariah compliant.

The Property. The 3300 Renner Property is a three-story, 185,078 square foot suburban office building constructed in 1983 and most recently renovated in 2019. The seller reportedly invested approximately $4.3 million ($22 per square foot) in capital expenditures and approximately $8 million ($43 per square foot) in tenant improvements since 2014. The 3300 Renner Property is situated on a 18.0-acre site, features a two-story atrium located at the front entrance along the north side of the structure between the building’s East and West wings. The 3300 Renner Property has access to President George Bush Turnpike within one mile of the property entrance. The 3300 Renner Property contains 1,416 surface parking spaces, resulting in a parking ratio of 7.7 spaces per 1,000 square feet of rentable area.

As of June 14, 2019, the 3300 Renner Property is 100.0% occupied by two tenants. Tenants include Genpact Limited (“Genpact”) (179,402 square feet; 96.9% net rentable area; lease expiration: 8/31/2029) and Verizon Business Services (“Verizon”) (5,265 square feet; 2.8% net rentable area; lease expiration: 12/31/2022). The management office contains 411 square feet.

Major Tenants. Genpact is a global professional services firm with over 87,000 employees in over 25 countries. Genpact drives digitally-led innovation and runs digitally-enabled intelligent operations for clients including numerous Fortune 500 companies. Started in 1997 as a division of General Electric, Genpact became an independent enterprise in January 2005 and reported 2018 revenues of $3 billion, a market cap of $7.3 billion as of July 23, 2019, and debt/EBITDA ratio of 2.66x as of first quarter of 2019. Genpact is rated BBB- and Baa3 by S&P and Moody’s, respectively. Genpact uses its patented “Smart Enterprise Processes” to analyze client transactions and end-to-end business processes across banking & financial services, capital markets, insurance, consumer goods & retail, life sciences & healthcare and numerous other sectors. The Genpact operations at the 3300 Renner Property mainly serve two clients – Goldman Sachs and Facebook.

Genpact originally commenced a lease in July 2017 for 63,603 square feet at the 3300 Renner Property. Since then, Genpact has expanded its presence at the 3300 Renner Property three times for an additional 115,799 square feet and has a lease extending through the end of August 2029. In addition, Genpact recently vacated roughly 30,000 square feet at a neighboring property to consolidate its operations at the 3300 Renner Property. Genpact recently completed upgrades to the lobby at its own expense at an undisclosed amount, and is currently completing upgrades to the third floor space. Genpact’s Lease provides for a one-time right to terminate on August 31, 2026 with 12 months’ prior notice and payment of an early termination fee of approximately $3.5 million ($19 per square foot) and two, five year renewal options remaining.

Verizon is currently leasing 5,265 square feet with a lease expiration of December 31, 2022. Verizon’s Lease provides for a one-time right to terminate on December 31, 2021 with a 60-day notice. Pursuant to Genpact’s lease, Genpact is required to lease the premise currently occupied by Verizon on the earlier of January 1, 2023 or the date Verizon vacates its premise till August 31, 2029. Upon taking Verizon’s space, Genpact will be leasing 100.0% of the 3300 Renner Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #9	Cut-off Date Balance:	$28,560,000
3300 East Renner Road	3300 Renner	Cut-off Date LTV:	64.3%
Richardson, TX 75080		U/W NCF DSCR:	2.59x
		U/W NOI Debt Yield:	11.1%

The following table presents certain information relating to the tenancy at the 3300 Renner Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Genpact	NR/Baa3/BBB-	179,402	96.9%	$19.29	$3,460,548	97.4%	8/31/2029	2 X 5	Y
Verizon / Genpact(3)	BBB+/Baa1/A-	5,265	2.8%	$18.88(4)	$92,396	2.6%	8/31/2029	None	Y
Total Major Tenants		184,667	99.8%	$19.24	$3,553,471	100.0%

Other Tenant(5)		411	0.2%	$0.00	$0.00	0.0%

Occupied Collateral		185,078	100.0%	$19.97	$3,553,471	100.0%

Vacant Space		0	0.0%

Collateral Total		185,078	100.0%

(1)	Historical cash flows and occupancy figures are not available as the transaction is an acquisition.

(2)	Annual U/W Base Rent PSF, Annual U/W Base Rent, and % of Total Annual U/W Base Rent includes rent steps but not recovery income.

(3)	Pursuant to Genpact’s lease, Genpact must lease the premise currently occupied by Verizon on the earlier of January 1, 2023 or the date Verizon vacates its premise. The expiration of the premise currently occupied by Verizon will be co-terminus with the rest of the Genpact space under the Genpact lease, which currently is August 31, 2029.

(4)	The $18.88 in U/W Base Rent PSF for this space is based on the average of Verizon’s rent for the remaining term of its lease and Genpact’s rent until the expiration of the 3300 Renner Mortgage Loan term.

(5)	Other Tenant represents the buildings management office and does not pay rent.

The following table presents certain information relating to the lease rollover schedule at the 3300 Renner Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Annual U/W Base Rent PSF(2)
MTM(3)	1	411	0.2%	411	0.2%	$0	0.0%	$0.00
2019	0	0	0.0%	411	0.2%	$0	0.0%	$0.00
2020	0	0	0.0%	411	0.2%	$0	0.0%	$0.00
2021	0	0	0.0%	411	0.2%	$0	0.0%	$0.00
2022	0	0	0.0%	411	0.2%	$0	0.0%	$0.00
2023	0	0	0.0%	411	0.2%	$0	0.0%	$0.00
2024	0	0	0.0%	411	0.2%	$0	0.0%	$0.00
2025	0	0	0.0%	411	0.2%	$0	0.0%	$0.00
2026	0	0	0.0%	411	0.2%	$0	0.0%	$0.00
2027	0	0	0.0%	411	0.2%	$0	0.0%	$0.00
2028	0	0	0.0%	411	0.2%	$0	0.0%	$0.00
2029(4)	2	184,667	99.8%	185,078	100.0%	$3,553,471	100.0%	$19.24
Thereafter	0	0	0.0%	185,078	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	185,078	100.0%	$0	0.0%	$0.00
Total/Weighted Average	3	185,078	100.0%			$3,553,471	100.0%	$19.20

(1)	Information obtained from the underwritten rent roll.

(2)	Annual U/W Base Rent PSF, Annual U/W Base Rent, and % of Total Annual U/W Base Rent includes rent steps but not recovery income.

(3)	MTM tenant is the management office and effectively pays no rent.

(4)	Under Genpact’s lease, Genpact is required to lease the premise currently occupied by Verizon on the earlier of January 1, 2023 or the date Verizon vacates its premise. The expiration of the premise currently occupied is co-terminus with the rest of the Genpact space under the Genpact lease, which currently is August 31, 2029.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #9	Cut-off Date Balance:	$28,560,000
3300 East Renner Road	3300 Renner	Cut-off Date LTV:	64.3%
Richardson, TX 75080		U/W NCF DSCR:	2.59x
		U/W NOI Debt Yield:	11.1%

The following table presents historical occupancy percentages at the 3300 Renner Property:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	6/14/2019(1)(2)
NAV	NAV	NAV	100.0%
(1)	Historical occupancy figures are not available as the transaction is an acquisition.

(2)	Information obtained from underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating statements and underwritten net cash flow at the 3300 Renner Property:

Cash Flow Analysis

	U/W	%(1)	U/W $ per SF
Rents in Place	$3,218,510	61.1%	$17.39
Contractual Rent Steps	334,961	6.4	1.81
Grossed Up Vacant Space	0	0.0	0.00
Gross Potential Rent	$3,553,471	67.5%	$19.20
Total Recoveries	1,713,709	32.5	9.26
Net Rental Income	$5,267,180	100.0%	$28.46
(Vacancy & Credit Loss)(2)	(395,039)	(7.5)	(2.13)
Effective Gross Income	$4,872,142	92.5%	$26.32

Real Estate Taxes	581,533	11.9	3.14
Insurance	68,589	1.4	0.37
Management Fee	146,164	3.0	0.79
Other Operating Expenses	919,460	18.9	4.97
Total Operating Expenses	$1,715,746	35.2%	$9.27

Net Operating Income	$3,156,396	64.8%	$17.05
Replacement Reserves	46,270	0.9	0.25
TI/LC	74,645	1.5	0.40
Net Cash Flow	$3,035,481	62.3%	$16.40

NOI DSCR	2.69x
NCF DSCR	2.59x
NOI Debt Yield	11.1%
NCF Debt Yield	10.6%
(1)	Represents (i) percent of Net Rental Income for all revenue fields and Vacancy & Credit Loss and (ii) percent of Effective Gross Income for all other fields.

(2)	The underwritten vacancy is 7.5%. The 3300 Renner Property was 100.0% leased as of June 14, 2019.

(3)	Historical occupancy figures are not available as the transaction is an acquisition.

Appraisal. The appraiser concluded to an “Prospective As-Stablized” Appraised Value for the 3300 Renner Property of $45,020,000 as of September 1, 2019. The “Prospective As Stabilized” and “As-Is” value estimates are subject to the extraordinary assumption that at origination, the seller will credit the borrower the costs for all existing outstanding tenant improvement allowances and FF&E allowances. In addition, the appraiser deducted from the “Prospective As Stabilized” value the two months of free rent for the largest tenant, Genpact (occupying 96.9% of NRA), in calculating the “As-Is” value. The lender escrowed $ 4,194,944 in outstanding TI/LC costs and $261,628 in rent abatement at closing. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the as-is appraised value of 44,500,000 are 64.1% and 64.1%, respectively.

Environmental Matters. According to the Phase I environmental site assessment dated May 1, 2019, there was no evidence of any recognized environmental conditions at the 3300 Renner Property.

Market Overview. The 3300 Renner Property is located in Richardson in Collin County, Texas. Primary access to the 3300 Renner Property’s neighborhood is provided by the George Bush Turnpike (SH 190) and US-75 (Central Expressway). The DART light rail line also provides public railway transportation and has four convenient stations in Richardson at Spring Valley Road, Arapaho Road, Galatyn Park and at the CityLine/Bush Turnpike. The 3300 Renner Property’s neighborhood is situated in the southern portion of Collin County, about 15 miles northeast of the Dallas Central Business District. The commute to the Dallas Central Business District is about 20

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #9	Cut-off Date Balance:	$28,560,000
3300 East Renner Road	3300 Renner	Cut-off Date LTV:	64.3%
Richardson, TX 75080		U/W NCF DSCR:	2.59x
		U/W NOI Debt Yield:	11.1%

minutes from the 3300 Renner Property, compared with the commute to Fort Worth, which is about a 1.25-hour drive. The Dallas/Fort Worth Airport is about a 45 minute drive from the 3300 Renner Property.

According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the 3300 Renner Property was 10,572, 95,003, and 280,135, respectively; and the estimated 2018 average household income within the same radii was $129,767, $108,317, and $101,448, respectively.

According to the appraisal, the 3300 Renner Property is situated within the Richardson and Plano submarkets of the Dallas – Fort Worth office market. As of the first quarter 2019, the submarket reported a total inventory of approximately 23.6 million square feet of office space with a 22.9% vacancy rate and an average asking rental rate of $22.22 per square foot, on a triple net basis. There are no new supply expected.

The following table presents certain information relating to the appraiser’s market rent conclusions for the 3300 Renner Property:

Market Rent Summary(1)(2)

	Dallas/Ft. Worth (Market)	Richardson/Plano (Submarket)
Market Rent (PSF)	$25.01	$22.22
Under Construction (SF)	3,907,514	0
Vacancy Rate	20.7%	22.9%
Property Type	Office	Office

(1)	Information obtained from CBRE.

(2)	Information as of the first quarter of 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #9	Cut-off Date Balance:	$28,560,000
3300 East Renner Road	3300 Renner	Cut-off Date LTV:	64.3%
Richardson, TX 75080		U/W NCF DSCR:	2.59x
		U/W NOI Debt Yield:	11.1%

The following table presents certain information relating to comparable office leases for the 3300 Renner Property:

Comparable Leases(1)

Name	Year Built/Renovated	NRA (SF)	Occ.	Lease Type (expense basis)	Tenant Names	Lease Date	Lease Area (SF)	Lease Term (Years)	Rent Base (PSF)
3300 Renner Property 3300 East Renner Road, Richardson, TX (Subject)	1983/2019(2)	185,078(2)	100%(2)	NNN(2)	Genpact	Aug-29(2)	179,402(2)	10.0(2)	$20.02(2)
T-Mobile 7668 Warren Parkway Frisco, Texas	2005	158,135	100%	NNN	T-Mobile	April-17	158,135	10.0	$18.75
Creekview Corporate Center II 1300 E Lookout Drive, Richardson, TX	2001	151,242	0%	NNN	---	---	---	---	$17.00
Samsung – Legacy Central Office Park 6625 Declaration Boulevard, Building 4. Plano, Texas	1986	216,000	100%	NNN	Samsung	Feb-20	216,000	10.0	$21.50
1410 E. Renner Road 1410 E. Renner Road, Richardson, TX	1999	122,300	9%	NNN	---	---	---	---	$17.00
Campbell Glenn II 1125 E. Campbell Road, Richardson, TX	1997	205,817	0%	NNN	---	---	---	---	$17.50
Galatyn Park Commons 2375 Bldg A&B Glenville Dr, 1011 Galatyn and 2380 Performance Drive, Richardson, TX	1998/2016	801,923	100%	NNN	Goldman Sachs at 1011 G Service King Bldg. A Quoted	Jun-18 Jun-17 ---	67,833 65,000 ---	15.0 10.7 ---	$26.40 $19.00 $20.00

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

The table below presents certain information relating to comparable sales pertaining to the 3300 Renner Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
3300 Renner	Richardson, TX	185,078	Jul-19	$43,500,000	$235
GEICO Office Building	Richardson, TX	228,506	May-17	$52,625,000	$230
Raytheon Office Building	Richardson, TX	489,000	Jul-17	$118,000,000	$241
FedEx Office Building	Plano, TX	263,621	Nov-17	$79,650,000	$302
Nissan Motor Acceptance Corporation	Irving, TX	268,445	Sep-18	$54,250,442	$202
5001 Statesman Office	Irving, TX	93,632	Jan-19	$19,150,000	$205
Lockheed Martin Office Building	Fort Worth, TX	60,037	Apr-19	$12,007,467	$200

(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – The 3300 Renner Mortgage Loan documents require an ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $39,605) subject to the Tax Escrow Waiver Requirements (as defined below).

“Tax Escrow Waiver Requirements” means so long as (i) no monetary or material non-monetary event of default hereunder has occurred and is continuing, (ii) the Genpact Lease is in full force and effect, (iii) Genpact Tenant is required under the Genpact Lease

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #9	Cut-off Date Balance:	$28,560,000
3300 East Renner Road	3300 Renner	Cut-off Date LTV:	64.3%
Richardson, TX 75080		U/W NCF DSCR:	2.59x
		U/W NOI Debt Yield:	11.1%

to pay all Taxes directly to the appropriate governmental taxing authority, and (iv) Genpact has paid all Taxes directly to the appropriate governmental taxing authority and Borrower provides (or causes Master Lessee to provide) the lender with evidence thereof prior to the applicable due date thereof.

Insurance – The 3300 Renner Mortgage Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable during the next twelve months (initially $5,716) subject to the Insurance Escrow Waiver Requirements (as defined below).

“Insurance Escrow Waiver Requirements” means so long as (i) no monetary or material non-monetary event of default hereunder has occurred and is continuing, (ii) the Genpact Lease is in full force and effect, (iii) Genpact Tenant is required under the Genpact Lease to maintain fully paid for Policies in accordance with the loan agreement, and (iv) Genpact Tenant has paid all Insurance Premiums required under such Policies and provides the lender with evidence thereof prior to the applicable due date thereof.

Replacement Reserve – The 3300 Renner Mortgage Loan documents require ongoing monthly replacement reserves in an amount equal to one-twelfth of $0.20 per square foot (currently $3,804), subject to a cap of three years’ of collections (currently $111,047).

TI/LC Reserve – The 3300 Renner Mortgage Loan documents require ongoing monthly reserve in the amount of $0.50 per square foot, initially ($7,711.58) at the earlier to occur: (x) the 3300 Mortgage Loan enters a cash management period (as defined below) or (y) upon the payment date occurring in September 2024.

Free Rent Reserve - The 3300 Renner Mortgage Loan documents require an upfront Free Rent reserve totaling $261,628 for the purpose of creating a reserve for the funding of monies to replicate rents for the Genpact Lease, which is subject to a free rent period.

Other Reserve - The 3300 Renner Mortgage Loan documents require an upfront reserve totaling $4,194,944 for outstanding TI/LC costs.

Lockbox and Cash Management. The 3300 Renner Mortgage Loan documents require that the borrower establish and maintain a lender-controlled lockbox account and that the borrower direct all tenants to pay rent directly into such lockbox account. The 3300 Renner Mortgage Loan documents also require that all rents received by the 3300 Renner Borrower or the property manager be deposited into the lockbox account within one business days of receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account will be disbursed to the 3300 Renner Borrower. During a Cash Management Period, all funds in the lockbox account are required to be swept each business day into the cash management account, and all excess cash flow is required to be swept to an excess cash flow subaccount held by the lender.

A “Cash Management Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an Event of Default;

(ii)	the NOI DSCR falling below 1.50x at the end of any calendar quarter;

(iii)	the commencement of a Lease Sweep Period (as defined below).

A Cash Management Period will end upon the occurrence of the following:

●	with regard to clauses (i), (ii) and (iii) above, payment in full or defeasance in full of the 3300 Renner Mortgage Loan;

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), (A) the NOI DSCR being equal to or greater than 1.55x for two consecutive calendar quarters; and

●	with regard to clause (iii), the end of a Lease Sweep Period.

A “Lease Sweep Period” will commence upon the earliest to occur of the following:

(i)	the date that is 18 months prior to the end of Insurance Escrow Waiver Requirements;

(ii)	the date required under a Major Lease by which the applicable Major Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised by the Major Tenant under such Major Lease), or the date that any Major Tenant gives written notice to the Master Lessee (as defined below) or the 3300 Renner Borrower of its intention not to renew or extend its Major Lease;

(iii)	any Major Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any Major Tenant gives written notice to the Master Lessee or the 3300 Renner Borrower of its intention to terminate, surrender or cancel its Major Lease;

(iv)	any Major Tenant discontinues its business at twenty-five percent (25%) or more of its premises (i.e., “goes dark”) or gives written notice to the Master Lessee or the 3300 Renner Borrower that it intends to discontinue its business;

(v)	the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Major Lease by the applicable Major Tenant thereunder;

(vi)	the occurrence of a Major Tenant insolvency proceeding; or

(vii)	the credit rating of Major Tenant or Major Tenant Guarantor being downgraded below BB by S&P (or its functional equivalent by any other rating agency).

A “Lease Sweep Period” will end upon the earliest of the following:

(i)   determination by the lender that sufficient funds have been accumulated in the Special Rollover Reserve Subaccount (as defined below) to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Lease Sweep Period; with respect to a Lease Sweep Period caused by a matter described in clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which the subject Major Tenant irrevocably

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #9	Cut-off Date Balance:	$28,560,000
3300 East Renner Road	3300 Renner	Cut-off Date LTV:	64.3%
Richardson, TX 75080		U/W NCF DSCR:	2.59x
		U/W NOI Debt Yield:	11.1%

exercises its renewal or extension option (or otherwise enters into an extension agreement with the 3300 Renner Borrower or Master Lessee and reasonably acceptable to the lender) with respect to all of the space demised under its Major Lease or, (B) the date on which all of the space demised under the subject Major Lease (or portion thereof) that gave rise to the subject Lease Sweep Period has been fully leased;

(ii)	with respect to a Lease Sweep Period caused by a matter described in clause (v) above, the subject Major Tenant default being cured, and no other Major Tenant default occurring for a period of six (6) consecutive months following such cure;

(iii)	with respect to a Lease Sweep Period caused by a matter described in clause (vi) above, the applicable Major Tenant insolvency proceeding being terminated and the applicable Major Lease being affirmed, assumed or assigned in a manner satisfactory to the lender; and

(iv)	with respect to a Lease Sweep Period caused by a matter described in clause (vii) above, upon the credit rating of the Major Tenant (and/or the Major Tenant Guarantor, as the case may be) being restored to at least BB by S&P (or its functional equivalent by any other rating agency).

“Special Rollover Reserve Subaccount” means the subaccount in which all available cash is deposited which was caused by the occurrence and or continuance of a Lease Sweep Period.

“Major Lease” means the Genpact lease.

“Major Tenant” means any tenant under a Major Lease.

“Major Tenant Guarantor” means the lease guarantor under any Major Lease.

“Master Lessee” means 3300 Renner Operating Company LLC, a Delaware limited liability company.

Property Management. The 3300 Renner Property is managed by Peloton Real Estate Management, LLC (“Peloton”). Peloton is a full service commercial real estate firm founded in 2002 by industry veterans. Peloton has a portfolio of over 26 million square feet of leased and or managed properties.

Partial Defeasance and Partial Release. Not permitted.

Right of First Refusal. None.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The 3300 Renner Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 3300 Renner Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – Mahwah Business Park

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Argentic Real Estate Finance LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Industrial - Flex
	Original Principal Balance:	$28,500,000		Location:	Mahwah, NJ
	Cut-off Date Balance:	$28,500,000		Size:	380,346 SF
	% of Initial Pool Balance:	3.2%		Cut-off Date Balance Per SF:	$74.93
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$63.56
	Borrower Sponsor:	Mahwah BP LLC		Year Built/Renovated:	1901/2018
	Guarantors:	Gavriel Alexander		Title Vesting:	Fee
	Mortgage Rate:	4.2500%		Property Manager:	Ander Properties LLC (borrower-related)
	Note Date:	July 22, 2019		Current Occupancy (As of):	96.3% (7/10/2019)
	Seasoning:	0 months		YE 2018 Occupancy(2):	NAV
	Maturity Date:	August 6, 2029		YE 2017 Occupancy(2):	NAV
	IO Period:	24 months		YE 2016 Occupancy(2):	NAV
	Loan Term (Original):	120 months
	Amortization Term (Original):	360 months		Appraised Value:	$42,000,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		Appraised Value Per SF:	$110.43
	Call Protection:	L(24),D(91),O(5)		Appraisal Valuation Date:	June 13, 2019
	Lockbox Type:	Soft/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (5/31/2019):	$2,315,339
	Additional Debt Type (Balance):	NAP		YE 2018 NOI(2):	NAV
				YE 2017 NOI:	$1,540,863
				YE 2016 NOI:	$1,522,326
				U/W Revenues:	$3,608,515
Escrows and Reserves				U/W Expenses:	$1,146,398
	Initial	Monthly	Cap	U/W NOI:	$2,462,117
Taxes	$76,165	$30,466	NAP	U/W NCF:	$2,327,624
Insurance	$37,565	$12,522	NAP	U/W DSCR based on NOI/NCF(3):	1.49x / 1.41x
Replacement Reserve	$0	$6,339	NAP	U/W Debt Yield based on NOI/NCF(3):	8.8% / 8.3%
TI/LC Reserve	$785,000	$0(1)	$785,000	U/W Debt Yield at Maturity based on NOI/NCF(3):	9.1% / 8.7%
Immediate Repairs Reserve	$18,750	$0	NAP	Cut-off Date LTV Ratio(3):	66.4%
Debt Yield Holdback Reserve	$600,000	$0	NAP	LTV Ratio at Maturity(3):	56.4%

Sources and Uses
Sources			Uses
Original loan amount	$28,500,000	100.0%	Loan Payoff	$19,468,683	68.3%
			Return of Equity	7,098,987	24.9
			Upfront reserves	1,517,480	5.3
			Closing costs	414,850	1.7
Total Sources	$28,500,000	100.0%	Total Uses	$28,500,000	100.0%

(1)	The borrower is required to commence ongoing TI/LC monthly deposits of $7,924 if the balance of the reserve drops below $500,000. In addition, the borrower is required to deposit an amount equal to the difference between the then reserve balance and $785,000 if the balance of the reserve is below $785,000 on the payment date occurring in July 2026.

(2)	Historical Occupancy is not available as the previous owner did not provide the sponsor with this information when the sponsor acquired the Mahwah Business Park Property in May 2018.

(3)	U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio, and LTV Ratio at Maturity are calculated net of the $600,000 holdback reserve. U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio, and LTV Ratio at Maturity without the reserve would be 1.46x/1.38x, 8.6%/8.2%, 10.2%/9.6%, 67.9%, and 57.6%, respectively.

The Mortgage Loan. The mortgage loan (the “Mahwah Business Park Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the borrower’s fee interest in an industrial flex property located in Mahwah, New Jersey (the “Mahwah Business Park Property”). The proceeds of the Mahwah Business Park Mortgage Loan were primarily used to refinance a previous loan in the amount of $19.2 million, fund reserves, and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is Mahwah BP LLC, (the “Mahwah Business Park Borrower”), a single-purpose New Jersey limited liability company with one independent director. Gavriel Alexander, (the “Mahwah Business Park Borrower Sponsor”) will serve as the non-recourse carve-out guarantor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Flex	Loan #10	Cut-off Date Balance:	$28,500,000
37-73 Ramapo Valley Road	Mahwah Business Park	Cut-off Date LTV:	66.4%
Mahwah, NJ 07430		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	8.8%

Gavriel Alexander is the owner and manager of Alexander Property Holdings, LLC, a full service real estate development group offering a complete range of services. Mr. Alexander has over 20 years of experience within the park real estate industry and is currently responsible for managing 2,000 multifamily units and 2.5 million square feet of commercial, industrial and retail properties.

The Property. The Mahwah Business Park Property is located proximate to the intersection of I-287, State Route 17, and the New York State Thruway (I-87). The Mahwah Business Park Property is comprised of 17 buildings, ranging from one to three stories totaling 383,839 square feet of industrial (82.0% of net rentable area) and office (18.0% of net rentable area) space. The Mahwah Business Park Property was constructed in 1901 and most recently renovated in 2018. The Mahwah Business Park Property is situated on a 35.5-acre site, divided by the Ramapo Valley River which runs through the center in a north-south direction. Since May 2018, the Mahwah Business Park Property has undergone approximately $2.5 million in renovations including remodeling, exterior painting, landscaping, signage, security, parking lot repairs, and engineering costs. Since the sponsor’s acquisition of the Mahwah Business Park Property in May 2018, he executed 57,832 square feet or 15.2% of net rentable area of new and renewal leases.

Included as part of the collateral of the Mahwah Business Park Mortgage Loan is an 11,920 square feet vacant building (“Building #59”) which the sponsor intends to demolish, as such, it has been excluded from our analysis.

Major Tenants. The Mahwah Business Park Property is currently 96.5% occupied by 51 tenants with an average remaining lease term of approximately 5.5 years. The five largest tenants occupy 66.9% of the total net rentable area and have an average remaining lease term of 6.7 years.

Extra Space Storage (97,328 square feet, 25.6% of net rentable area, 10/31/2026 lease expiration (490 SF expire on 9/30/2025), Moody’s rated A2), is the second largest operator of self-storage facilities in the United States. The company was founded in 1977 and has spread throughout 38 states with 1,400 stores comprising of approximately 910,000 individual storage units. Extra Space Storage has been a tenant at the Mahwah Business Park Property since 1995 when it commenced its initial 30-year lease. The lease provides for five, ten year renewal options and no termination options.

Acupac (93,241 square feet, 24.5% of net rentable area, 11/30/2026 lease expiration, Moody’s rated B2), specializes in designing and manufacturing products and delivery systems for single-use applications. Acupac was acquired by KDC/ONE network in 2015 and has been a tenant at the Mahwah Business Park Property since 1997 when it commenced its initial ten year lease on 62,900 square feet. The tenant has renewed and expanded two times at the Mahwah Business Park Property. The lease does not provide for termination options and there are no renewal options remaining.

Industrial Crating (33,746 square feet, 8.8% of net rentable area, 9/30/2026 lease expiration for 18,746 SF and 3/31/2030 lease expiration for 15,000 SF), a privately owned, full service rigging organization provides export, domestic packaging, warehouse and transportation services since 1977. Industrial Crating has been a tenant at the Mahwah Business Park Property since 1996 when it commenced its initial 30-year lease on 18,746 square feet. The lease does not provide for termination options and there are no renewal options remaining.

MSN Services (29,475 square feet, 7.7% of net rentable area, 4/30/2023 lease expiration), is a carwash and automotive repair firm which has been in operation since approximately 2012. MSN Services has been a tenant at the Mahwah Business Park Property since January 2018 when it commenced its initial 64-month lease on 29,475 square feet. The lease provides for one, five year renewal option and one conditional termination option.

Paulist Press (18,600 square feet, 4.9% of net rentable area, 6/30/2021 lease expiration), is a Catholic faith and culture literature publisher which has been in operation since 1865. Paulist Press’ editorial, business, marketing and distribution offices have been located at the Mahwah Business Park Property since 1985. Paulist Press has been a tenant at the Mahwah Business Park Property since April 1997. The lease does not provide for termination options and there are no renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Flex	Loan #10	Cut-off Date Balance:	$28,500,000
37-73 Ramapo Valley Road	Mahwah Business Park	Cut-off Date LTV:	66.4%
Mahwah, NJ 07430		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	8.8%

The following table presents certain information relating to the tenancy at the Mahwah Business Park Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Extra Space	NR/A2/NR	97,328	25.6%	$3.64	$352,810	12.6%	10/31/2026(3)	5 X 10	N
Acupac	NR/B2/NR	93,241	24.5%	$6.34	$495,877	17.7%	11/30/2026	None	N
Industrial Crating	NR/NR/NR	33,746	8.9%	$3.99	$134,748	4.8%	9/30/2026(4)	None	N
MSN Services	NR/NR/NR	29,475	7.7%	$9.94	$293,027	10.5%	4/30/2023	1 X 5	Y(5)
Paulist Press	NR/NR/NR	18,600	4.9%	$6.12	$113,832	4.1%	6/30/2021	None	N
Total Major Tenants		272,390	71.6%	$5.54	$1,509,217	49.7%

Other Tenant		94,531	29.6%	$14.86	$1,405,061	50.5%

Occupied Collateral		366,921	96.5%	$7.55	$2,782,144	100.0%

Vacant Space		13,425	3.5%

Collateral Total		380,346	100.0%

(1)	Information obtained from the underwritten rent roll.

(2)	Annual U/W Base Rent PSF, Annual U/W Base Rent, and % of Total Annual U/W Base Rent includes rent steps but not include recovery income.

(3)	96,838 SF expire on 10/31/2026 and 490 SF expire on 09/30/2025.

(4)	18,746 SF expire on 9/30/2026 and 15,000 SF expire on 3/31/2030.

(5)	If at any time during the lease term the tenant is required by law to either install a sprinkler system or make improvements to an existing sprinkler system, and landlord does not elect to either reimburse tenant or assume the responsibility and cost of the installation, tenant has the right to terminate the lease.

The following table presents certain information relating to the lease rollover schedule at the Mahwah Business Park Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Annual U/W Base Rent PSF(2)
MTM	2	586	0.2%	586	0.2%	$30,920	1.1%	$52.76
2019	3	4,649	1.2%	5,235	1.4%	$77,781	2.8%	$16.73
2020	8	18,995	5.0%	24,230	6.4%	$227,677	8.2%	$11.99
2021	10	31,428	8.3%	55,658	14.6%	$466,044	16.8%	$14.83
2022	4	3,206	0.8%	58,864	15.5%	$59,558	2.1%	$18.58
2023	11	72,951	19.2%	131,815	34.7%	$708,698	25.5%	$9.71
2024	5	9,963	2.6%	141,778	37.3%	$109,107	3.9%	$10.95
2025	1	490	0.1%	142,268	37.4%	$13,068	0.5%	$26.67
2026	4	208,825	54.9%	351,093	92.3%	$1,029,395	37.0%	$4.93
2027	0	0	0.0%	351,093	92.3%	$0	0.0%	$0.00
2028	0	0	0.0%	351,093	92.3%	$0	0.0%	$0.00
2029	0	0	0.0%	351,093	92.3%	$0	0.0%	$0.00
Thereafter	1	15,000	3.9%	366,093	96.3%	$59,895	2.2%	$3.99
Vacant	6	14,253	3.7%	380,346	100.0%	$0	0.0%	$0.00
Total/Weighted Average	49	380,346	100.0%			$2,782,144	100.0%	$7.60

(1)	Information obtained from the underwritten rent roll.

(2)	Annual U/W Base Rent, % of Total Annual U/W Base Rent, and Annual U/W Base Rent PSF includes rent steps but does not include recovery income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Flex	Loan #10	Cut-off Date Balance:	$28,500,000
37-73 Ramapo Valley Road	Mahwah Business Park	Cut-off Date LTV:	66.4%
Mahwah, NJ 07430		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	8.8%

The following table presents historical occupancy percentages at the Mahwah Business Park Property:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	5/31/2019(1)
NAV	NAV	NAV	88.6%

(1)	The sponsor acquired the Mahwah Business Park Property in May 2018 thus historical occupancy information is not available.

(2)	Information obtained from underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating statements and underwritten net cash flow at the Mahwah Business Park Property:

Cash Flow Analysis

	2016	2017	TTM 5/31/2019	U/W	%(1)	U/W $ per SF
Rents in Place	$1,904,189	$1,945,845	$2,520,353	$2,754,193	70.6%	$7.24
Contractual Rent Steps	0	0	0	27,951	0.7	0.07
Grossed Up Vacant Space	0	0	0	204,482	5.2	0.54
Gross Potential Rent	$1,904,189	$1,945,845	$2,520,353	$2,986,625	76.6%	$7.85
Total Recoveries	558,638	564,118	772,780	914,472	23.4	2.40
Net Rental Income	$2,462,827	$2,509,963	$3,293,134	$3,901,098	100.0%	$10.26
Other Income	115,049	76,513	92,317	0	0.0	0.00
(Vacancy & Credit Loss)	0	0	0	(292,582)(2)	(7.5)	(0.77)
Effective Gross Income	$2,577,876	$2,586,476	$3,385,451	$3,608,515	92.5%	$9.49

Real Estate Taxes	316,104	330,410	340,033	365,590	10.1	0.96
Insurance	155,228	107,339	51,903	120,000	3.3	0.32
Management Fee	76,443	77,610	125,623	108,255	3.0	0.28
Other Operating Expenses	507,775	530,254	558,153	552,553	15.3	1.45
Total Operating Expenses	$1,055,550	$1,045,613	$1,075,711	$1,146,398	31.8%	$3.01

Net Operating Income	$1,522,326	$1,540,863(3)	$2,309,739	$2,462,117(3)	68.2%	$6.47
Replacement Reserves	0	0	0	57,052	1.6	0.15
TI/LC	0	0	3,085	77,442	2.1	0.20
Net Cash Flow	$1,522,326	$1,540,863	$2,306,654	$2,327,624	64.5%	$6.12

NOI DSCR	0.90x	0.92x	1.37x	1.49x(4)
NCF DSCR	0.90x	0.92x	1.37x	1.41x(4)
NOI Debt Yield	5.3%	5.4%	8.1%	8.8%(4)
NCF Debt Yield	5.3%	5.4%	8.1%	8.3%(4)

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	The underwritten vacancy is 7.5%. The Mahwah Business Park Property was 96.2% leased as of July 10, 2019.

(3)	The difference between 2017 and U/W Net Operating Income is primarily due to increase in occupancy and renewal of in place tenants at higher rents. Since sponsor’s acquisition of the Mahwah Business Park Property in May 2018, he executed 57,832 square feet or 15.2% of net rentable area of new and renewal leases.

(4)	U/W DSCR based on NOI/NCF and U/W Debt Yield based on NOI/NCF are calculated net of the $600,000 holdback reserve. U/W DSCR based on NOI/NCF and U/W Debt Yield based on NOI/NCF, without the reserve would be 1.46x/1.38x, 8.6%/8.2%, respectively.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Mahwah Business Park Property of $42,000,000 as of June 13, 2019.

Environmental Matters. According to the Phase I environmental site assessment dated June 20, 2019, identified certain controlled recognized environmental conditions in connection with: (i) a historical fire at a former foundry building at the Mortgaged Property, which resulted in an impact to 695 cubic yards of previously impacted soils, managed under deed restrictions; (ii) the historical use of the Mahwah Business Park Property as a brake shoe manufacturer, foundry and landfill; and (iii) the removal of 21 underground storage tanks from the Mahwah Business Park Property. The related environmental consultant reported that engineering controls are in place with respect to each controlled recognized environmental condition and recommended no further action. The related Mortgage Loan documents require the borrower to comply in all material respects with, among other things, certain deed restrictions and engineering controls. See-”Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus. The implementation of an asbestos O&M plan was also recommended for the Mahwah Business Park Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Flex	Loan #10	Cut-off Date Balance:	$28,500,000
37-73 Ramapo Valley Road	Mahwah Business Park	Cut-off Date LTV:	66.4%
Mahwah, NJ 07430		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	8.8%

Market Overview. The Mahwah Business Park Property is located in the Township of Mahwah in the north-west portion of Bergen County and forms part of the New York-Jersey City-White Plains NY-NJ metro area (“New York MSA”). The Mahwah Business Park Property is approximately 25 miles northwest of New York City and benefits from its proximity to major arterials including, the intersection of I-287, State Route 17, and the New York State Thruway. State Route 17 is a major commercial thoroughfare that traverses northeast-southeast and is improved with various types of retail uses. Public transportation is provided by New Jersey Transit and provides access to most areas in New Jersey as well as New York City. The Newark Liberty International Airport is located approximately 40 miles from the Mahwah Business Park Property.

Within the immediate vicinity of the Mahwah Business Park Property, the predominant uses are industrial and office. Industrial use by the number of properties account for 15% and office properties account for 22%. According to the appraisal, during the last couple of years, development has been limited, consisting predominately of the redevelopment of existing uses with residential infill.

According to the appraisal, the estimated 2018 population within a one-, three-, and five-mile radius of the Mahwah Business Park Property was 11,930, 48,094, and 126,869, respectively; and the estimated 2019 average household income within the same radii was $120,521, $146,941, and $150,253, respectively.

According to the appraisal, the Mahwah Business Park Property is situated within the North Bergen submarket of the Northern New Jersey industrial market. As of the first quarter of 2019, the submarket reported a total inventory of approximately 16.8 million square feet of industrial space with a 5.6% vacancy rate and an average asking rental rate of $9.36 per square foot, on a triple net basis. The appraiser concluded to a market rent for the industrial space at the Mahwah Business Park Property of $7.90 per square foot, on a triple net basis. The appraiser noted a smaller 31,824 square foot industrial building is proposed in the subject market.

According to the appraisal, the Mahwah Business Park Property is situated within the Route 17 submarket of the Northern New Jersey office market. As of the first quarter of 2019, the submarket reported a total inventory of approximately 4.7 million square feet of office space with a 6.1% vacancy rate and an average asking rental rate of $23.39 per square foot, on a gross basis. The appraiser concluded to a market rent for the office space at the Mahwah Business Park Property of $23.49 per square foot, on a gross basis.

The following table presents certain information relating to comparable industrial and office leases for the Mahwah Business Park Property:

Comparable Leases (Industrial)(1)

Property Name/Address	Year Built/ Renovated	NRA	Submarket	Lease Type	Tenant Names	Lease Date	Lease Term	Annual Base Rent PSF
Mahwah Business Park 37-73 Ramapo Valley Mahah, NJ (Subject)	1901/1995(2)	309,542(2)	Bergen Northwest(2)	Triple Net(2)	Various(2)	Various(2)	Various(2)	$7.55(2)
150 Franklin Turnpike 150 Franklin Turnpike, Waldwick, NJ	1953/NAP	64,000	Bergen Northwest	Triple Net	Undisclosed	Feb-19	60	$8.00

50 Railroad Avenue 50 Railroad Avenue, Closter, NJ	1959/NAP	70,000	Bergen Northeast	Triple Net	Homewood Distribution	Oct-18	36	$8.25

Reuten Corporate Park 7 Reuten Drive, Closter, NJ	1985/NAP	48,200	Bergen Northeast	Triple Net	Undisclosed Tenant	Sep-18	60	$7.50

18 Industrial Avenue 18 Industrial Avenue, Mahwah, NJ	1965/NAP	52,000	Bergen Northwest	Triple Net	Li	Feb-18	84	$7.75

60 Whitney Road 60 Whitney Road, Mahwah, NJ	2007/NAP	32,000	Bergen Northeast	Triple Net	Albright Electronic Co.	Feb-17	60	$7.00

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Flex	Loan #10	Cut-off Date Balance:	$28,500,000
37-73 Ramapo Valley Road	Mahwah Business Park	Cut-off Date LTV:	66.4%
Mahwah, NJ 07430		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	8.8%

Comparable Leases (Office)(1)

Property Name/Address	Year Built/ Renovated	NRA	Submarket	Lease Type	Tenant Names	Lease Date	Lease Term (Months)	Annual Base Rent PSF
Mahwah Business Park 37-73 Ramapo Valley Mahwah, NJ (Subject)	1901/1995(2)	56,551(2)	Bergen Northwest (2)	NNN(2)	Various(2)	Various(2)	Various(2)	$13.00(2)
Ramsey Investments 70 Hilltop Road Ramsey, NJ	1984/NAP	47,874	Bergen North	Gross + TE	The Gifted Child Society	Jul-19	60	$20.00
1 Maynard Drive 1 Maynard Drive Park Ridge, NJ	1986/NAP	135,840	Bergen North	Gross + TE	Park Ridge Wealth	Jul-18	72	$24.00
Montvale Office Park 1 Paragon Drive Montvale, NJ	1980/NAP	107,000	Bergen North	Gross + TE	Investment Casting	May-18	92	$22.50
860 Wyckoff Avenue 860 Wyckoff Avenue Mahwah, NJ	1990/NAP	32,589	Bergen North	Gross + TE	Confidential	Sep-17	60	$21.00

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

Escrows.

Real Estate Taxes – The Mahwah Business Park Mortgage Loan documents require an upfront real estate tax reserve in the amount of $76,165, and an ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $30,466).

Insurance – The Mahwah Business Park Mortgage Loan documents require an upfront insurance reserve of $37,565 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable during the next twelve months (initially $12,522).

Replacement Reserve – The Mahwah Business Park Mortgage Loan documents require ongoing monthly replacement reserves in an amount equal to one-twelfth of $0.20 per square foot (currently $6,339).

TI/LC Reserve – The Mahwah Business Park Mortgage Loan documents require an upfront TI/LC reserve totaling $785,000. The Mahwah Business Park Borrower is required to commence ongoing TI/LC monthly deposits of $7,924 if the balance of the reserve drops below $500,000. In addition, the borrower is required to deposit an amount equal to the difference between the then reserve balance and $785,000 if the balance of the reserve is below $785,000 on the payment date occurring in July 2026.

Immediate Repairs Reserve – The Mahwah Business Park Mortgage Loan documents require an upfront reserve of $18,750 for immediate repairs, which is 125% of the amount recommended by the property engineering reports dated June 20, 2019.

Holdback Reserve - The Mahwah Business Park Mortgage Loan documents require an upfront holdback in the amount of $600,000 to be released at any time from and after the payment date occurring in January 2020 once the following conditions are satisfied among other things: (i) a minimum net operating income debt yield of 8.25% for two consecutive calendar calculation dates, based on a loan amount equal to $28,500,000; and (ii) no event of default or cash management period has occurred or is continuing. If the holdback has not been released by July 22, 2022, the lender must apply the unreleased proceeds to pay down the loan, accompanied by the applicable yield maintenance premium to be paid by the borrower.

Lockbox and Cash Management. The Mahwah Business Park Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower was required at origination to deliver tenant payment-direction letters (one for each tenant at the Mahwah Business Park Property) to the lender. Following the occurrence of the initial Cash Management Period (as defined below), (i) the lender will deliver the letters to the tenants at the Mahwah Business Park Property directing them to pay all rents directly into a lender-controlled lockbox account and (ii) all funds received by the borrower or manager are required to be deposited in the lockbox account within one business day following receipt. During the occurrence and continuance of a Cash Management Period (as defined below), all funds are required to be swept on each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Mahwah Business Park Mortgage Loan documents, with all excess cash flow to be deposited to an excess cash reserve to be held as additional security for the Mahwah Business Park Mortgage Loan.

A “Cash Management Period” will commence following the earliest to occur of:

(i)	an event of default under the Mahwah Business Park Mortgage Loan;

(ii)	the debt service coverage ratio falling below 1.20x (on an amortizing basis);

(iii)	the debt yield being below 8.0%;

(iv)	the occupancy falling below 85.0% (excluding the square footage of Building #59); or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Flex	Loan #10	Cut-off Date Balance:	$28,500,000
37-73 Ramapo Valley Road	Mahwah Business Park	Cut-off Date LTV:	66.4%
Mahwah, NJ 07430		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	8.8%

(v)	the commencement of a Lease Sweep Period (as defined below).

A Cash Management Period will end if:

(a)	with respect to clause (i) above, such event of default has been cured and no other event of default has occurred and is continuing;

(b)	with respect to clause (ii) above, the Mahwah Business Park Property has achieved a debt service coverage ratio of at least 1.25x (on an amortizing basis) for two consecutive calendar quarters;

(c)	with respect to clause (iii) above, the Mahwah Business Park Property has achieved a debt yield of at least 8.5%;

(d)	with respect to clause (iv) above, the Mahwah Business Park Property has achieved an occupancy of 85.0% or above for two consecutive calendar quarters except for the last 12 months of the loan term which requires an occupancy of 90.0% (in each case, expressly excluding the square footage of Building #59); or

(e)	with respect to clause (v) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence upon the occurrence of any of the following:

(i)	the commencement of a Major Lease Expiration Period or the occurrence of the date that is 12 months prior to the end of the term of any Combined Tenant Lease(as defined below) (including any renewal terms);

(ii)	the earlier of (a) the date required under a Major Lease or Combined Tenant Lease by which the applicable Major Tenant or Combined Tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or (b) the date the applicable Major Tenant or applicable Combined Tenant gives notice of its intention not to renew or extend;

(iii)	any Major Lease (or any material portion thereof) or any Combined Tenant Lease (or any material portion thereof) is being surrendered, cancelled or terminated prior to its then current expiration date;

(iv)	any Major Tenant discontinuing or giving notice to discontinue its business in its leased premises (i.e., “goes dark”);

(v)	the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Major Lease or any Combined Lease by the applicable Major Tenant or applicable Combined Tenants thereunder; or

(vi)	the occurrence of a Major Tenant insolvency proceeding or Combined Tenant insolvency proceeding.

A Lease Sweep Period will end upon the occurrence of any of the following:

(1)	with respect to clauses (i), (ii), (iii) or (iv) above, the earlier to occur of (A) the date on which the subject Major Tenant or Combined Tenant, as applicable, irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the Mahwah Business Park Borrower and acceptable to the lender) with respect to all of the space demised under its Major Lease or Combined Tenant Lease, as applicable, and in the lender’s judgment, sufficient funds have been accumulated in the special rollover reserve (during the continuance of the subject Lease Sweep Period) to pay for all anticipated approved major leasing expenses as defined in the Mahwah Business Park Mortgage Loan documents for such Major Lease or Combined Tenant Lease, as applicable, and any other anticipated expenses in connection with such renewal or extension, or (B) the date on which all of the space demised under the subject Major Lease (or portion thereof) or Combined Tenant Lease, as applicable, that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and entered into in accordance with Mahwah Business Park Mortgage Loan documents, and all lender approved major leasing expenses (and any other expenses in connection with re-tenanting of such space) have been paid in full;

(2)	with respect to clause (v) above, the subject Major Tenant or Combined Tenant default having been cured, and no other Major Tenant or Combined Tenant default having occurred for a period of 6 consecutive months following such cure; or

(3)	with respect to clause (vi) above, the applicable Major Tenant insolvency proceeding or applicable Combined Tenant insolvency proceeding having terminated and the applicable Major Lease or applicable Combined Tenant Lease having been affirmed, assumed or assigned in a manner satisfactory to the lender.

“Combined Tenant” means, collectively, those tenants under any Combined Tenant Lease.

“Combined Tenant Lease” means leases which in the aggregate and for a period of at least three (3) months (i) cover 15% or more of the rentable square feet of the Improvements, or (ii) have a gross annual rent of 15% or more of the total annual rents of the Mahwah Business Park Property.

“Major Lease” means any lease (A) which covers 10% or more rentable square feet of the improvements, (B) which represents 10% or more of the annual gross revenue from the Mahwah Business Park Property, or (C) which demises at least one full floor of the improvements.

“Major Lease Expiration Period” means a period (A) commencing as of the date that is 12 months prior to the end of the term of any Major Lease (including any renewal terms) and (B) expiring as of the first to occur of (1) the applicable Major Tenant irrevocably exercising its renewal or extension option in writing (or otherwise entering into an extension agreement with the Mahwah Business Park Borrower and acceptable to the lender) with respect to all of the space demised under its Major Lease, (2) the applicable Major Tenant notifying the Mahwah Business Park Borrower that it is not renewing or extending the term of its Major Lease or (3) the applicable Major Lease expiring in accordance with its terms.

“Major Tenant” means any tenant under either a Major Lease or a Combined Tenant Lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Flex	Loan #10	Cut-off Date Balance:	$28,500,000
37-73 Ramapo Valley Road	Mahwah Business Park	Cut-off Date LTV:	66.4%
Mahwah, NJ 07430		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	8.8%

Property Management. The Mahwah Business Park Property is self-managed by Ander Properties LLC, an affiliate of the Mahwah Business Park Borrower Sponsor.

Partial Defeasance and Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Mahwah Business Park Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Mahwah Business Park Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C52	Transaction Contact Information

E.     Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

Barclays Capital Inc.

Daniel Vinson	Tel. (212) 528-8224

Brian Wiele	Tel. (212) 412-5780

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.